UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SPRINT CORPORATION

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Notice of Annual Meeting of Stockholders and Proxy Statement
To be held November 1, 2016

Notice of Annual Meeting and Proxy Statement

It is my pleasure to invite you to attend our 2016 Annual Meeting of Stockholders on Tuesday, November 1, 2016 at 12:00 p.m. Central time. We are very pleased that this year’s annual meeting will again be a completely virtual meeting of stockholders, which will be conducted solely via live webcast. You will be able to attend the 2016 Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/SprintCorp16.

The purpose of the annual meeting is to consider and take action on the following:

1.	Election of the seven directors named in the proxy statement;

2.	Ratification of the selection of the independent registered public accounting firm;

3.	Advisory approval of the Company’s named executive officer compensation;

4.	Approval of the Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan; and

5.	Any other business that properly comes before the meeting as well as any adjournment or postponement of the meeting.

We are taking advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet. Unless you have already requested to receive a printed set of proxy materials, you will receive a Notice Regarding the Availability of Proxy Material, or Notice. The Notice contains instructions on how to access proxy materials and vote your shares via the Internet or, if you prefer, to request a printed set of proxy materials at no additional cost to you. We believe that this approach provides a convenient way for you to access your proxy materials and vote your shares, while lowering our printing and delivery costs and reducing the environmental impact associated with our annual meeting.

Stockholders of record as of September 2, 2016 are eligible to vote at the annual meeting. On or about September 22, 2016, we mailed the Notice or, for stockholders who have already requested to receive a printed set of proxy materials, this proxy statement, the accompanying proxy card, and the Annual Report on Form 10-K for fiscal year 2015.

By order of the Board of Directors, Stefan K. Schnopp Vice President and Corporate Secretary

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET Visit the website listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope

BY TELEPHONE Call the telephone number on your proxy card	BY VIRTUAL MEETING Attend our virtual stockholder meeting online on November 1, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 1, 2016. The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at

www.proxyvote.com.

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Proposal 1 – Election of Directors

Proposal 1 – Election of Directors

Our bylaws currently fix the number of directors at ten. Our board is currently composed of eight directors. Robert Bennett will not be standing for re-election to our board but will serve until the annual stockholders’ meeting and Nikesh Arora has resigned from our board. Seven of our directors are standing for election to serve until the 2017 annual meeting and until a successor has been duly elected and qualified. You may not vote for more than seven nominees, either in person or by proxy.

Unless you direct otherwise, the persons named in the accompanying proxy will vote your shares for the election of the nominees named below. Each nominee has consented to be named and to continue to serve if elected. If any of the nominees becomes unavailable for election for any reason, the proxies will be voted for the other nominees and for any substitutes.

All of our directors bring to our board significant executive leadership experience derived from their service as executives and—in some cases—chief executive officers of large corporations. They also bring extensive board experience and a diversity of views and perspectives derived from their individual experiences working globally in a broad range of industries and occupations. Certain individual experiences, qualifications, and skills of our directors that contribute to our board’s effectiveness as a whole are described under “—Nominees for Director” below. No family relationships exist among any of our directors or executive officers.

Director Nomination Process

On July 10, 2013, SoftBank Corp. (n/k/a Softbank Group Corp.) and certain of its wholly-owned subsidiaries (together, “SoftBank”) completed a merger (the “SoftBank Merger”) with Sprint Nextel Corporation, a Kansas corporation (“Sprint Nextel”), as contemplated by the Agreement and Plan of Merger, dated as of October 15, 2012 (as amended, the “Merger Agreement”). As a result of the SoftBank Merger and subsequent open market securities purchases, SoftBank owned approximately 83% of Sprint Corporation (“Sprint” or the “Company” or “we,” “our,” or “us”) as of September 2, 2016.

For so long as SoftBank remains our controlling stockholder, our governing documents confer upon SoftBank certain rights. For example, SoftBank is able to elect all of the directors on our board. However, until SoftBank owns less than 50% of our outstanding voting power, the board will be required to include at least three independent directors or such greater number as may be required by applicable law or applicable rules of the stock exchange on which our stock is traded.

We consider all directors nominated by SoftBank, except our Chief Executive Officer (CEO), to be “SoftBank Designees.” SoftBank Designees who are not independent are known as “SoftBank Affiliate Directors.” In accordance with our bylaws, our board currently consists of our President and CEO (Marcelo Claure), five independent SoftBank Designees (Robert Bennett, Gordon Bethune, Adm. Michael Mullen, Julius Genachowski, and Sara Martinez Tucker), and two SoftBank Affiliate Directors (Masayoshi Son and Ronald Fisher).

The Nominating and Corporate Governance Committee, or Nominating Committee, takes an active role in evaluating prospective candidates or current board members for nomination, including those candidates nominated by SoftBank. In assessing the needs of our board at any given time, the Nominating Committee considers all factors it deems relevant, including, but not limited to, the candidate’s:

•	character, including reputation for personal integrity and adherence to high ethical standards;
•	judgment;

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Proposal 1 – Election of Directors

•	knowledge and experience in leading a successful company, business unit, or other institution;
•	independence from our Company;
•	ability to contribute diverse views and perspectives;
•	business acumen; and
•	ability and willingness to devote the time and attention necessary to be an effective director.

Consistent with its charter and our Corporate Governance Guidelines, our Nominating Committee places a great deal of importance on identifying candidates who have a variety of views and perspectives arising out of their individual experiences, professional expertise, educational background, and skills. In considering candidates for our board, the Nominating Committee considers the totality of each candidate’s credentials in the context of this standard.

The Nominating Committee considers candidates recommended by our stockholders, using the same key factors described above for purposes of its evaluation. A stockholder who wishes to recommend a prospective nominee for our board should notify the Corporate Secretary in writing with supporting material that the stockholder considers appropriate. The Nominating Committee considers whether to nominate any person nominated by a stockholder pursuant to the provisions of our bylaws relating to stockholder nominations for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver the information as required by our bylaws.

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Proposal 1 – Election of Directors

Nominees for Director

GORDON BETHUNE, 75, Sprint director since 2004; retired Chairman and Chief Executive Officer of Continental Airlines, Inc.

Committees: Compensation (Chair) and Nominating

Former Directorships Held During the Past Five Years: Honeywell International Inc., Prudential Financial, Inc., and Willis Group Holdings, Ltd.

Biography: Mr. Bethune served as Chief Executive Officer of Continental Airlines from 1994 until December 30, 2004 and as Chairman from 1996 until December 30, 2004.

Qualifications: Mr. Bethune has extensive experience serving as a chief executive officer and director of large international corporations, providing our board with the perspective of someone familiar with all facets of an international enterprise. He has extensive experience with developing and implementing strategies and policies for the acquisition and development of employee talent.

MARCELO CLAURE, 45, Sprint director since 2014; President and Chief Executive Officer of Sprint

Biography: Mr. Claure was named President and CEO, effective August 11, 2014, and has served on the Sprint board of directors since January 2014. Prior to this, he was CEO of Brightstar, a company he founded in 1997 and grew from a small Miami-based distributor of mobile device accessories into a global business with more than $10 billion in gross revenue for the year ended 2013. Mr. Claure serves on the board of directors of CTIA-The Wireless Association and was a member of its 2015 Executive Committee. He also is a member of the board of directors of My Brother’s Keeper Alliance.

Qualifications: As our President and Chief Executive Officer, Mr. Claure provides our board with unparalleled insight into our Company’s operations. His experience in the telecommunications industry while making Brightstar one of the largest global distribution, services, and innovation companies in the industry provides a valuable perspective to our board.

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Proposal 1 – Election of Directors

RONALD FISHER, 68, Vice Chairman of the Board and Sprint director since 2013

Committees: Finance (Chair) and Compensation

Public Company Board Directorships: SoftBank Group Corp.

Former Directorships Held During the Past Five Years: E*Trade Financial Corp. and GSI Commerce

Biography: Mr. Fisher has over 30 years of experience of working with high growth and turnaround technology companies. Mr. Fisher joined SoftBank in 1995, overseeing its U.S. operations and other activities outside of Asia and was the founder of SoftBank Capital. He is currently a director of SoftBank. Prior to joining SoftBank, Mr. Fisher was the CEO of Phoenix Technologies Ltd., a leading developer and marketer of system software products for personal computers, from 1990 to 1995. Mr. Fisher joined Phoenix from Interactive Systems Corporation, a UNIX software company that was purchased by the Eastman Kodak Company in 1988. At Interactive Systems he served for five years as President, initially as COO and then CEO. Mr. Fisher’s experience prior to Interactive Systems includes senior executive positions at Visicorp, TRW, and ICL (USA).

Qualifications: Mr. Fisher possesses particular knowledge and experience in technology industries, and with strategic planning and leadership of complex organizations, including at other public companies.

JULIUS GENACHOWSKI, 54, Sprint director since 2015, Managing Director of The Carlyle Group

Committee: Audit

Public Company Board Directorships: Mastercard, Inc.

Biography: Mr. Genachowski is a Managing Director at The Carlyle Group, a private investment company, which he joined in 2014. He served as Chairman of the U.S. Federal Communications Commission (“FCC”) from 2009 to 2013. Prior to the FCC, he held senior executive positions at IAC/InterActiveCorp, an Internet and media company and was engaged with several public and private companies in the technology, media and telecommunications sector as a board member, investor or advisor. He is a senior fellow at the Aspen Institute, and has taught a joint class at Harvard Business and Law Schools. Earlier in his career, he worked in Congress for the Select Committee on the Iran-Contra Affair, for then-Representative Charles Schumer, and he was a law clerk to U.S. Supreme Court Justice David H. Souter. He is currently a member of the President’s Intelligence Advisory Board.

Qualifications: Mr. Genachowski’s experience as a senior executive and director at media and other consumer-facing companies paired with his experience as former Chairman of the FCC provides our

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Proposal 1 – Election of Directors

board with a valuable perspective on the business and regulatory environments in which our Company operates.

ADM. MICHAEL MULLEN, 69, Sprint director since 2013; former 17th Chairman of the Joint Chiefs of Staff

Committee: Compensation

Public Company Board Directorships: General Motors Company

Biography: Adm. Mullen serves on the board of directors as the “Security Director” under the National Security Agreement among Sprint, SoftBank, the Department of Justice, the Department of Homeland Security, and the Department of Defense. Admiral Mullen served as the 17th Chairman of the Joint Chiefs of Staff from October 2007 until his retirement in September 2011. Previously, Admiral Mullen served as the 28th Chief of Naval Operations (“CNO”) from July 2005 to 2007. CNO was one of four different four-star assignments Admiral Mullen held, including Commander, U.S. Naval Forces Europe and Commander, Allied Joint Force Command, and the 32nd Vice Chief of Naval Operations. Since 2012, he has served as President of MGM Consulting LLC and is the Charles and Marie Robertson Visiting Professor at the Woodrow Wilson School of Public and International Affairs at Princeton University. He also sits on the Board of the Bloomberg Family Foundation.

Qualifications: Adm. Mullen brings to our board extensive senior leadership experience gained during his 43-year career in the U.S. military. As Chairman of the Joint Chiefs of Staff, the highest ranking officer in the U.S. military, Adm. Mullen led the armed forces during a critical period of transition, overseeing two active war zones. Adm. Mullen’s experience and relationships within the government allow him to lead our Government Security Committee and provide guidance on national security matters impacting the telecommunications industry. Adm. Mullen’s unique experience leading change in complex organizations, executive development and succession planning, diversity implementation, crisis management, strategic planning, budget policy, risk management, and technical innovation are important to the oversight of Sprint’s business and allows him to make a significant and invaluable contribution to our board.

MASAYOSHI SON, 59, Chairman of the Board, Sprint director since 2013; Chief Executive Officer and Chairman of the Board of SoftBank Group Corp.

Committee: Finance

Public Company Board Directorships: SoftBank Group Corp. and Alibaba Group Holding Limited

Biography: Mr. Son founded SoftBank Corp. (now SoftBank Group Corp.) in September 1981 and has been its Chairman and Chief Executive Officer since February 1986. Mr. Son also served as President of SoftBank Corp. from February 1986 until June 2015. Mr. Son serves in various capacities within SoftBank’s portfolio of companies, including Vodafone K.K. (currently SoftBank

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Proposal 1 – Election of Directors

Mobile Corp.) as Chairman and Chief Executive Officer, which is a position he has held since 2006. In addition, Mr. Son sits on the board of directors of Yahoo! Japan Corporation, which was established as a joint venture between SoftBank and Yahoo! Inc., and served as its Chairman from 1996 until 2015. Mr. Son has also served as Chairman of the Broadband Association in Japan and of The Great East Japan Earthquake Recovery Initiative Foundation.

Qualifications: Mr. Son’s vast experience in the telecommunications industry, including his successes in Japan disrupting telecom duopolies, is valuable to Sprint. As part of the SoftBank Merger, it was determined that Mr. Son, because of his interest as Chairman and Chief Executive Officer of SoftBank, our controlling stockholder, would be appointed to our board. Mr. Son provides expertise, leadership, and strategic direction to the Sprint board.

SARA MARTINEZ TUCKER, 61, Sprint director since 2013; former President and Chief Executive Officer of the National Math and Science Initiative

Committees: Nominating (Chair) and Audit

Public Company Board Directorships: American Electric Power Co., Inc. and Xerox Corp.

Biography: Ms. Tucker served as Chief Executive Officer and President at National Math and Science Initiative, Inc. from March 2013 until February 2015. Ms. Tucker served as the Under Secretary of the U.S. Department of Education from 2006 to December 2008. Her responsibilities included overseeing policies, programs and activities related to postsecondary education, vocational and adult education, and federal student aid. Ms. Tucker served as the Chief Executive Officer and President of the Hispanic Scholarship Fund from 1997 to 2006. Previously, she worked for 16 years at AT&T and served as Regional Vice President of its Global Business Communications Systems. She has been a Trustee of University of Notre Dame since June 2009, and a member of the University of Texas System Board of Regents since May 2015.

Qualifications: Ms. Tucker brings to our board expertise relevant to a large telecommunications company, including her business experience and executive leadership expertise. These skills and experience are the result of her education, experience in the telecommunications industry, service at the U.S. Department of Education, leadership positions at the Hispanic Scholarship Fund, and her service on other public company boards and committees.

Directors Not Standing for Re-election

Robert Bennett, age 58. Managing Director of Hilltop Investments, LLC. On May 3, 2016, Mr. Bennett notified us that he will not be standing for re-election to our Board. Mr. Bennett served as one of our directors since 2006.

Nikesh Arora, age 48. On June 22, 2016, Mr. Arora notified us that he was resigning from our Board effective immediately. Mr. Arora served as one of our SoftBank Affiliate Directors since 2014.

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Proposal 1 – Election of Directors

Summary of Director Qualifications and Expertise

The table below summarizes the key qualifications, skills, or attributes of each of our directors that were most relevant to the decision to nominate him or her to serve on our board. The lack of a mark does not mean the director does not possess that qualification or skill; rather a mark indicates a specific area of focus or expertise on which our board relies most heavily. These qualifications and relevant experience have been discussed in more detail above.

Experience, Expertise or Attribute	Son	Fisher	Bethune	Claure	Genachowski	Mullen	Tucker
Telecom
Technology, Device and Services
Leadership
Global Business
Financial
Mergers & Acquisitions
Public Company Board Service or Governance
Research & Academic
Ethnicity, Gender, National or Other Diversity

Our Board of Directors Recommends That You Vote “FOR” each of the  Directors Nominated In Proposal 1.

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Board Operations

Board Operations

As part of the SoftBank Merger, SoftBank was given certain governance rights, which are detailed in our Certificate of Incorporation, bylaws, and other corporate governance documents available at www.sprint.com/governance.

Corporate Governance Matters

We have elected to be treated as a “controlled company” under New York Stock Exchange, or NYSE, listing standards because SoftBank holds more than 50% of our voting power. Accordingly, we are exempt from certain requirements of the NYSE corporate governance rules, including the requirement that we have a majority of independent directors on our board and the requirement that the compensation and nominating and corporate governance committees of the board have written charters addressing certain specified matters. In addition, the NYSE rules allow for a controlled company to have non-independent directors on the compensation committee and nominating and corporate governance committee.

Governance Highlights

In keeping with good corporate governance practices, we maintain a comprehensive set of corporate governance initiatives that include the following:

✓	maintaining a majority of independent directors;

✓	an Audit Committee comprised solely of independent directors;

✓	a Nominating Committee currently comprised solely of independent directors;

✓	a Compensation Committee chaired by an independent director;

✓	bylaws that provide, for so long as we are a controlled company, at least one member of our Compensation Committee and Nominating Committee will be independent;

✓	maintaining written charters for each of our standing committees;

✓	giving independent directors the ability to propose agenda items, including for executive sessions;

✓	refining our policies and goals with respect to the determination of executive compensation programs, including increasing emphasis on performance-based equity compensation, as further described under “Executive Compensation—Compensation Discussion and Analysis”;

✓	permitting our stockholders to take certain actions by written consent;

✓	adopting stock ownership guidelines for every officer at the level of senior vice president or above and for outside directors; and

✓	maintaining a declassified board.

In addition, we have also adopted the following corporate governance initiatives:

•	requiring outside directors to hold executive sessions without management present no less than two times a year, which may be at or in conjunction with regularly-scheduled board meetings;

•	publishing our Corporate Governance Guidelines and charters for all standing committees of our board, which describe important aspects of our governance policies and practices on our website;

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Board Operations

•	maintaining limits on the number of other public company boards and audit committees on which our directors may serve;

•	adopting a policy that prohibits our independent registered public accounting firm from providing professional services, including tax services, to any employee or board member or any of their immediate family members that would impair the independence of our independent registered public accounting firm; and

•	conducting annual board and committee evaluations for Audit, Compensation, and Nominating Committees.

In the event we cease to be a controlled company within the meaning of the NYSE’s rules, we would then be required to comply with certain governance requirements after the transition periods specified by the NYSE.

Contacting our Board

We value the views of our stakeholders. Consistent with this approach, our board has established a system to receive, track, and respond to communications from stakeholders addressed to our board or to our outside directors. A statement regarding our board communications policy is available at www.sprint.com/governance.

Any stakeholder who wishes to communicate with our board or any director may write to our Senior Vice President, General Counsel, and Chief Ethics Officer or our Corporate Secretary who are our Board Communications Designees, at the following address:

Sprint Corporation

6200 Sprint Parkway

Overland Park, KS 66251

KSOPHF0302-3B424

or email: boardinquiries@sprint.com.

Our board has instructed the Board Communications Designees to examine incoming communications and forward to our board, or individual directors as appropriate, communications deemed relevant to our board’s roles and responsibilities. Our board has requested that certain types of inappropriate communications not be forwarded, and be redirected if appropriate, such as: spam, business solicitations or advertisements, resumes or employment inquiries, service complaints or inquiries, surveys, or any threatening or hostile materials. At least one of the Board Communications Designees will review all appropriate communications and report on the communications to the chair of the Nominating Committee or the full Nominating Committee, the full board, or the outside directors, as appropriate. The Board Communications Designees will take additional action or respond to letters in accordance with instructions from the relevant board source. Communications relating to accounting, internal accounting controls, or auditing matters will be referred promptly to members of the Audit Committee in accordance with our policy on communications with our board.

Board Leadership Structure

Our board has determined that it is in the best interest of the Company to designate Mr. Son as the non-executive chairman and Mr. Fisher as the non-executive vice-chairman. We believe our board leadership structure provides the appropriate balance of directors affiliated with SoftBank, independent directors, and CEO—all working together to represent the interests of our entire stockholder base.

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Board Operations

In part because of the unique qualifications and skills of our non-executive chairman and vice chairman, our board believes that this structure enhances our board’s oversight of, and independence from, management. Further, it fosters the ability of our board to carry out its roles and responsibilities on behalf of the stockholders and benefits the Company’s overall corporate governance.

Independence of Directors

Our board is currently comprised of eight members, five of whom are independent under rules of the NYSE (Messrs. Bethune, Bennett, and Genachowski, Adm. Mullen, and Ms. Tucker). As a matter of practice, our board undertakes an annual review of director independence. During this review, our board considers all transactions and relationships between each director or any member of his immediate family and the companies by which they are employed as an executive officer (if applicable) to determine whether they have any relationships with our Company and its affiliates. The purpose of this review is to determine whether any such relationships or transactions are considered “material relationships” that would be inconsistent with a determination that a director is independent. Our board has not adopted any “categorical standards” for assessing independence; preferring instead to consider and disclose existing relationships with the non-management directors and the Company. Our board observes all criteria for independence established by the NYSE.

Executive Sessions

Sprint’s non-management directors regularly meet in executive sessions without any management participation by officers or employee directors. These executive sessions are currently held either before, after or otherwise in conjunction with our board’s regularly scheduled meetings each year. Additional executive sessions are scheduled at the request of the non-management directors.

The director who presides over the executive sessions of our board is our chairman, Mr. Son. The committee chairperson chairs the executive sessions of his or her committee. If Mr. Son or the committee chairperson is not present, our vice chairman or another director will be chosen to preside. Our board does not have a lead independent director. Our board may select a presiding director for any independent director executive sessions, as needed.

Risk Management

Our board takes an active role in overseeing management of the Company’s risks, both through its own consideration of risks associated with our operations and strategic initiatives and through its committees’ consideration of various risks applicable to that committee’s areas of focus.

The Audit Committee reviews enterprise risks as part of its purpose to assist our board in fulfilling our board’s oversight responsibilities with respect to the Company’s enterprise risk management program. The Audit Committee receives regular reports regarding enterprise risk management matters from members of management who oversee the Company’s Corporate Audit Services, or internal audit, and Legal Department and informs our board of such matters through regular committee reports. In addition to receiving regular reports from the Audit Committee concerning our enterprise risk management program, our board also reviews information concerning other risks through regular reports of its other committees, including information regarding financial risk management from the Finance Committee, compensation-related risk from the Compensation Committee, and governance-related risk from the Nominating Committee.

Our management is responsible for our day-to-day risk management. Our management, internal audit, and internal control areas serve as the primary monitoring and testing functions for

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Board Operations

company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying and evaluating potential risks that may exist at the enterprise, strategic, financial, operational, IT and cybersecurity, compliance, and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach.

Code of Ethics

Our code of ethics, the Sprint Code of Conduct, is available at www.sprint.com/governance or by email at shareholder.relations@sprint.com. It describes the ethical and legal responsibilities of directors and employees of our Company and our subsidiaries, including senior financial officers and executive officers.

All of our directors and employees (including all senior financial officers and executive officers) are required to comply with the Sprint Code of Conduct. In support of the ethics code, we have provided employees with a number of avenues for the reporting of potential ethics violations or similar concerns or to seek guidance on ethics matters, including a 24/7 telephone helpline. The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by our employees of any concerns regarding questionable financial and non-financial matters to the Ethics Helpline at 1-800-788-7844, by mail to the Nominating and Corporate Governance Committee, c/o Sprint Corporation, 6200 Sprint Parkway, Overland Park, KS 66251, KSOPHF0302-3B424, or by email to ethicshelpline@sprint.com. Our Chief Ethics Officer reports regularly on our ethics and compliance program to the Nominating Committee and annually to the entire board.

Compensation Committee Interlocks and Insider Participation

Junichi Miyakawa, our former Technical Chief Operating Officer who was an executive officer during a portion of fiscal year 2015, was a director of certain subsidiaries of SoftBank during fiscal year 2015. Mr. Son served as Chief Executive Officer of these companies as of March 31, 2016.

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Board Operations

Board Committees

Our board has four standing committees: Audit Committee, Finance Committee, Compensation Committee, and Nominating Committee. Each committee is described in the table below and each has a charter that describes such committee’s primary functions and principal responsibilities. A current copy of our Corporate Governance Guidelines and the charters for each standing committee of our board are available at www.sprint.com/governance or by email at shareholder.relations@sprint.com. Our charters and Corporate Governance Guidelines were adopted by our board and are annually reviewed and revised as necessary.

Committee Name and Membership	Primary Functions

Audit Committee

Robert Bennett, Chair (until annual meeting)

Julius Genachowski

Sara Martinez Tucker

Mr. Bethune has agreed to serve as the Audit Committee’s third member until a replacement for Mr. Bennett is elected. Each of Ms. Tucker, Mr. Bethune, and Mr. Bennett is an “audit committee financial expert” as defined in the SEC’s rules. Each of Ms. Tucker and Messrs. Bennett, Bethune, and Genachowski is financially literate and able to devote sufficient time to serving on the Audit Committee.

Include assisting our board in fulfilling its oversight responsibilities with respect to:

•     the integrity of our financial statements and related disclosures, as well as related accounting and financial reporting processes;

•     our compliance with legal and regulatory requirements;

•     our independent registered public accounting firm’s qualifications, independence, audit and review scope, and performance;

•     the audit scope and performance of our internal audit function;

•     related party transactions policy and procedures, including the review of related party transactions;

•     the audit committee report to be included in our annual proxy statement; and

•     our enterprise risk management program.

The Audit Committee also has sole authority for the appointment, retention, termination, compensation, evaluation, and oversight of our independent registered public accounting firm. The committee’s principal responsibilities in serving these functions are described in the Audit Committee Charter.

Finance Committee Ronald Fisher, Chair Robert Bennett (until annual meeting) Masayoshi Son

Include:

•     reviewing and approving our financing activities consistent with the authorization levels set forth in our fiscal policy;

•     reviewing and making recommendations to our board on our capital structure, annual budgets, financial risk management, fiscal policy, investment policy, and other significant financial initiatives; and

•     reviewing and approving proposed acquisitions, dispositions, mergers, joint ventures, and similar transactions consistent with the authorization levels set forth in our fiscal policy.

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Board Operations

Committee Name and Membership	Primary Functions
Compensation Committee Gordon Bethune, Chair Ronald Fisher Adm. Michael Mullen

Include:

•     discharging our board’s responsibilities relating to compensation of our executives in general and our principal senior officers in particular;

•     reporting on executive compensation in our annual proxy statement in accordance with applicable rules and regulations; and

•     reviewing with management plans for the development and orderly succession of senior officers.

Additional information about these processes and procedures can be found below in “Executive Compensation—Compensation Discussion and Analysis.”

Generally, the Compensation Committee’s primary processes for establishing and overseeing outside director compensation and the role of Company personnel and compensation consultants are similar to those regarding executive compensation. Any appropriate changes to outside director compensation are made following recommendation to our board by the Compensation Committee. In accordance with its charter, the Compensation Committee may delegate authority to subcommittees or any committee member when appropriate.

Mr. Fisher is considered a SoftBank Affiliate Director and is not considered an independent director.

Nominating Committee Sara Martinez Tucker, Chair Gordon Bethune

Subject to our certificate of incorporation, bylaws, and Corporate Governance Guidelines, include:

•     ensuring that our Company has effective corporate governance policies and procedures and an effective board and board review process;

•     assisting our board by identifying individuals qualified to become directors;

•     our ethics and compliance program;

•     whistleblower monitoring;

•     recommending to our board for approval the director nominees for the next annual meeting of the stockholders;

•     recommending to our board for approval the chairs and members of each board committee.

•     developing, reviewing, and recommending to our board corporate governance policies and practices designed to benefit our stockholders; and

•     overseeing our corporate responsibility efforts.

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Board Operations

Meetings & Attendance

Fiscal Year 2015 Board and Committee Meetings	Total

Board	8

Audit Committee	14

Compensation Committee	6

Finance Committee	4

Nominating Committee	5

Board and Committee Meetings; Attendance

The Company does not have a policy requiring director attendance at its annual meeting. Seven of our nine directors who were serving at the time of last year’s annual meeting attended the meeting. Directors are expected to devote sufficient time to prepare properly for and attend meetings of our board, its committees, and executive sessions and to attend our annual meeting of stockholders.

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Board Operations

Corporate Responsibility

At Sprint, our corporate social responsibility program is based on the belief that doing good creates good—both for our business and for our community. Our program gives us the opportunity to play a transformative role within the telecommunications industry, as well as within our communities, and for our environment. Our board supports these efforts. To that end, it has delegated the oversight of our corporate responsibility efforts to our Nominating Committee. Our Nominating Committee reviews and reports to our board on a periodic basis those matters relating to the Company’s corporate social responsibility and sustainability objectives.

Focus Area	2015 Achievements
People: We believe we should operate in a socially responsible way. This commitment infuses our day-to-day work and seeks to ensure we are going above and beyond for our customers, employees, and communities.

•     Provided charitable support for 947 unique organizations, including $3.9 million in grants from the Sprint Foundation.

•     Contributed more than 312,000 employee volunteer hours to community organizations across the country, worth an estimated $7.1 million.

•     Continued support of the White House ConnectED initiative, a four year public and private effort where Sprint will provide wireless broadband connectivity for 50,000 low-income K-12 students across the United States.

•     In 2015, Sprint extended its ConnectED offer to eligible Public Housing Authorities (PHA’s). The Sprint ConnectHome program will offer four years of free Internet service to eligible K-12 students who reside in multi-dwelling properties.

•     Named one of the 50 most community-minded companies in the United States by the Civic 50 for our commitment to improving the quality of life in the communities where we do business.

Product: We offer solutions to help customers minimize their environmental footprint, stay safer, and connect with people and technology that improves their lives and the lives of others.

•     Sprint Relay celebrated its 25th anniversary in 2015, marking a tremendous milestone in our commitment to providing functionally equivalent telecommunications services for individuals who are Deaf, have hearing loss or a speech disability.

•     Received a top score of 100 points in the Disability Equality IndexSM (DEISM) survey by the American Association of People with Disabilities (AAPD) and the U.S. Business Leadership Network® (USBLN®). The top score (100 out of 100) was awarded as a result of our long-standing commitment toward ensuring that people with disabilities are included within the workplace, customer base, supply chain practices and the telecommunications industry as a whole. Expanded our product portfolio with new accessible devices, including the Samsung Galaxy S6 and S6 Edge and LG G4, providing customers with hearing and vision impairment a broader selection of phones to best meet their specialized needs.

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Board Operations

Focus Area	2015 Achievements
Planet: Our commitment to the planet means we strive to ensure responsible environmental stewardship in everything we do.

•     Sprint was once again recognized by Carbon Disclosure Project (“CDP”), earning an “A” spot on both the CDP Climate Performance Leadership Index and Supplier Climate Performance Leadership Index for 2015. Sprint was the only North American telecommunication provider to make either list.

•     Sprint was also the only U.S. telecommunication provider to make the Dow Jones Sustainability Index North America for 2015. Sprint scored particularly well in the section for environmental management.

•     We worked with our suppliers and many non-governmental organizations to practice and influence sustainable practices in water conservation, alternative paper sources, and energy management.

Political Contributions

Our Nominating Committee has oversight of Sprint’s political contributions and expenses. Our Nominating Committee also reviews the Company’s annual report on political contributions and discusses this report with our board. The report is available on our website at http://goodworks.sprint.com/our-progress/sprint-good-workssm-approach/governance-and-ethics/public-reporting/. The report not only lists our contributions to political candidates, but it also describes the processes and oversight used in connection with such contributions.

18 | Notice of Annual Meeting and Proxy Statement

Director Compensation

Director Compensation

The compensation of our non-employee directors is partially equity-based and is designed to comply with our Corporate Governance Guidelines, which provide that the guiding principles behind our non-employee director compensation practices are: (1) alignment with stockholder interests; (2) preservation of independence; and (3) preservation of the fiduciary duties owed to all stockholders.

Components of Compensation

The following table summarizes director compensation for the non-employee members of Sprint Corporation’s board, with the exception of Messrs. Fisher and Son, who are discussed further below. Our non-employee directors are also reimbursed for direct expenses relating to their activities as members of our board. Effective August 9, 2016, the Compensation Committee recommended and our directors approved increases to certain compensation elements as set forth below in an effort to ensure we can attract the most qualified candidates to Sprint’s board.

Compensation Element	Compensation Amount
($)
Annual Board Retainer(1)	107,500

Chairman Retainer	N/A

Audit Committee Chair Retainer	30,000

Compensation Committee Chair Retainer	25,000

Security Director Retainer(1)	182,500

Finance Committee Chair Retainer	N/A

Nominating Committee Chair Retainer	20,000

Special Committee Chair Retainer(2)	20,000

Meeting Fees (per meeting):

Board	3,000

Committees	2,000

Restricted Stock Units(3)	Annual grant value of 240,000

(1)	Adm. Mullen receives the Security Director Retainer in lieu of an Annual Retainer.
(2)	Includes any non-standing committee of directors established from time to time, but excludes the Vacancy Resolution Committee.
(3)	Generally, restricted stock units, or “RSUs”, representing the right to receive shares of our common stock, are granted each year on the date of the annual meeting of stockholders. Each grant generally vests in full on the earlier of the date of the subsequent annual stockholders’ meeting or the first anniversary of the date of the grant.

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Director Compensation

Mr. Son does not receive any fees for his service on our board. On August 6, 2013, our board determined Mr. Fisher’s compensation for serving as a member of our board. In recognition of his vice chairman activities and in lieu of the amounts described in the table above, including the annual board retainer, RSUs, and meeting fees, our board adopted a compensation program for Mr. Fisher, to provide as follows:

•	Annual cash retainer of $500,000;
•	Annual grant of $500,000 in RSUs commencing on August 6, 2013 and each year thereafter at the annual stockholders’ meeting and vesting in full on the earlier of the date of the subsequent annual stockholders’ meeting or the first anniversary of the date of the grant; and
•	Other benefits as described below.

Other Benefits

We believe that it serves the interests of our Company and our stockholders to enable our non-employee directors to utilize our communications services. Accordingly, each non-employee director, except Mr. Son, is entitled to receive a reasonable amount of communications services and devices. Non-employee directors may also receive specialized equipment, on an as-needed basis, with equipment valued at greater than $1,000 requiring Compensation Committee approval. In addition to the value of the communications services, the value of any additional services and features and the value of the wireless devices, replacements, and associated accessories are included in the value of the communications benefit. There may be other circumstances in which devices are provided to non-employee directors (such as demonstration, field testing, training units, or devices for use while traveling internationally); these devices must be returned or they will be converted to a consumer account and applicable charges will be applied toward the wireless devices under this communications benefit.

Our non-employee directors, except Mr. Son, are eligible for our charitable matching gifts program. Under this program, the Sprint Foundation matches contributions made to qualifying organizations on a dollar-for-dollar basis, up to the annual donor maximum of $5,000. The annual maximum contribution per donor, per organization, is $2,500.

We do not offer retirement benefits to non-employee directors, except that our communications benefit as described above continues after retirement from board service provided non-employee directors have served on our board for at least three years, and the benefit will continue for such non-employee directors for the period of time our non-employee director served on our board (including service on our predecessor Sprint Nextel board).

Our non-employee directors may also participate in our Directors’ Shares Plan, under which they can elect to use all or part of their annual and additional retainer fees and meeting fees to purchase shares of our common stock in lieu of receiving cash payments. Our non-employee directors can also elect to defer receipt of these shares. During fiscal year 2015, no non-employee directors participated in our Directors’ Shares Plan.

On an annual basis, our non-employee directors are given the opportunity to enroll in or discontinue their participation in this plan. Our non-employee directors are also provided the opportunity to elect before the end of each calendar year to defer the receipt of shares underlying any portion of any RSUs awarded in the following calendar year. Five of our non-employee directors elected to defer the receipt of shares underlying their 2016 RSU awards vesting in 2017.

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Director Compensation

Stock Ownership Guidelines

Our board believes non-employee directors should have a meaningful financial stake in the Company, and therefore has established a desired ownership level for non-employee directors of equity or equity interests. Our director stock ownership guidelines currently require non-employee directors, other than SoftBank Affiliate Directors (Messrs. Son and Fisher), to hold equity or equity interests equal to at least five times the annual board retainer amount (in other words $537,500 while the current $107,500 retainer is in place). To the extent any non-employee director has not met this minimum ownership level, each such non-employee director is expected to retain at least half of his or her shares or share equivalents awarded by us. Our board retains flexibility to grant exceptions to the guidelines based on its consideration of individual circumstances. As of March 31, 2016, each of our non-employee directors with the exception of Adm. Mullen, Mr. Genachowski, and Ms. Tucker met the stock ownership requirements, and Adm. Mullen, Mr. Genachowski, and Ms. Tucker are making progress towards achieving the stock ownership requirements.

Fiscal Year 2015 Director Compensation Table

The table below sets forth the compensation earned by our non-employee directors who served during fiscal year 2015.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Nikesh Arora(4)	115,000	172,500	—	287,500
Robert Bennett	162,000	172,500	—	334,500
Gordon Bethune	151,000	172,500	—	324,500
Ronald Fisher	500,000	500,000	12,989	1,012,989
Julius Genachowski	95,667	172,500	2,500	270,667
Frank Ianna(5)	62,250	—	—	62,250
Adm. Michael Mullen	183,000	172,500	16,992	372,492
Masayoshi Son	—	—	—	—
Sara Martinez Tucker	153,000	172,500	—	325,500

(1)	Consists of annual or special retainer fees, chairman and committee chair fees, and board and committee meeting fees.
(2)	Represents the grant date fair value of RSUs granted to our non-employee directors during fiscal year 2015. The grant date fair value is calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For a discussion of the assumptions used in determining the compensation cost associated with stock awards, see Note 2 of the Notes to the Consolidated Financial Statements on Form 10-K for the fiscal year ended March 31, 2016.

As of March 31, 2016, each of the non-employee directors held a stock award in the form of RSUs in the amount of 51,187, with the exception of Mr. Fisher, who held 148,368 RSUs. All such RSUs are expected to vest at the annual meeting of stockholders.

(3)	Consists solely of communications benefits under the communications benefit program described above, except for Mr. Genachowski, who received a contribution on his behalf in the amount of $2,500 pursuant to our matching gifts program described above. Please see the narrative discussion above for information about the material terms of this matching gifts program.
(4)	On June 22, 2016, Mr. Arora notified us of his resignation.
(5)	Frank Ianna served as an independent director during fiscal year 2015 until the 2015 annual meeting of stockholders.

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Audit Committee Report

Audit Committee Report

The Audit Committee has reviewed and discussed our audited consolidated financial statements with management. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, issued by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

The Audit Committee met with senior management periodically during the past fiscal year to consider the adequacy of our internal controls and discussed these matters with our independent registered public accounting firm and with appropriate financial personnel. The Audit Committee also discussed with senior management our disclosure controls and procedures and the certifications by our Chief Executive Officer and our Chief Financial Officer, which are required for certain of our filings with the SEC. The Audit Committee met privately with the independent registered public accounting firm, our internal auditors and other members of management, each of whom has unrestricted access to the Audit Committee.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board that our audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended March 31, 2016 for filing with the SEC.

The Audit Committee

Robert Bennett, Chair

Julius Genachowski

Sara Martinez Tucker

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Executive Compensation

Executive Compensation

Compensation Discussion and Analysis

This compensation discussion and analysis describes the compensation program for our named executive officers for the fiscal year ended March 31, 2016 (fiscal year 2015), who were as follows:

•	Marcelo Claure, President and CEO;

•	Tarek Robbiati, Chief Financial Officer (CFO), effective August 31, 2015;

•	Jaime Jones, Area President—South;

•	Roger Solé, Chief Marketing Officer, effective December 12, 2015;

•	John Saw, Chief Technology Officer;

•	Kevin Crull, Area President—Central (Chief Marketing Officer until December 12, 2015); and

•	Joseph Euteneuer, former CFO.

Compensation Overview

Philosophy and Objectives of Our Executive Compensation Program

✓	Attract and retain qualified and experienced executives by providing base salaries, target incentives, and benefits that are market competitive;

✓	Hold executives accountable for their performance by requiring that a substantial portion of total compensation is earned over a multi-year period and subject to forfeiture to the extent that vesting requirements and performance objectives are not met;

✓	Pay for performance by tying a substantial portion of our executives’ compensation opportunities directly to, and rewarding them for, our performance through short- and long-term incentive compensation plans that include performance objectives most critical to driving our continued financial and operational improvement and long-term stockholder value; and

✓	Structure our compensation programs to align executive interests with those of our stockholders, mitigate the possibility that our executives undertake excessively risky business strategies, and adhere to corporate governance best practices.

Components of Our Executive Compensation Program

The major components of our executive compensation program for fiscal year 2015 were:

•	Base salary;

•	Short-term incentives under our short-term incentive compensation plan (or STIC); and

•	Long-term incentives under our long-term incentive compensation plan (or LTIC), including performance-based turnaround incentive awards.

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Executive Compensation

Other components of our executive compensation program for fiscal year 2015 include the following benefits:

•	Change in control and severance benefits under employment agreements with our named executive officers and our Change in Control Severance Plan;

•	Retirement benefits under our 401(k) plan and deferred compensation plan;

•	Perquisites and other benefits; and

•	Employee health and welfare benefits and programs.

Fiscal Year 2015 Performance

Fiscal year 2015 marked an inflection point for Sprint, as we generated positive postpaid phone net additions and posted record low churn while at the same time reducing operating expenses, leading to positive operating income. Mr. Claure and other senior management members have exhorted each member of the Sprint team to work towards implementing and achieving the following transformation pillars:

Pillar	Strategy
Build Superior Network	Continue building a best-in-class network that delivers the consistent reliability, capacity, and speed that customers demand
Achieve Lowest Cost Structure	Transform our cost structure to the lowest in our industry across every aspect of the business
Acquire and Retain Customers	Establish deep, meaningful and long-lasting customer relationships through brand building, acquisition, retention, and innovation
Finance our Future	Create an alternative financial structure that leverages our assets to fuel our growth and maximize stockholder value
Develop World-class Team and Partnerships	Attract and retain world-class talent and establish strategic partnerships with the best and brightest to create the optimal, engaged, and winning team.
Create Amazing Customer Experience	Deliver the best wireless experience and become the undisputed loyalty leader so customers stay longer, buy more, and tell their friends

We demonstrated our commitment to repositioning Sprint in the wireless industry by executing on these imperatives in fiscal year 2015, including:

✓	Deploying our LTE Plus Network in more than 204 major markets across the country, including recent launches in New York City, Boston, and Philadelphia with plans for expansion in the coming months. An analysis of Nielsen Mobile Performance crowd-sourced data from January through March 2016 showed that Sprint’s LTE Plus Network continued to outperform Verizon, AT&T and T-Mobile by delivering the fastest LTE download speeds.
✓	Reducing operational costs in fiscal year 2015;
✓	Implementing a simplified organizational structure and creating a new and more engaged culture;

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Executive Compensation

✓	Improving our financial flexibility by executing several financing transactions, including several handset and network related sale and leaseback transactions;
✓	Transforming the senior leadership team by recruiting several leaders in our industry from around the globe; and
✓	Bringing in more than 438,000 postpaid phone customers, which represents an improvement of nearly 2 million such postpaid phone customers from the prior year.

The compensation decisions in the last fiscal year were made to continue to help achieve these transformation pillars, as discussed below, and fiscal year 2015 was a year marked by recruitment of many new members of the leadership team.

Key Fiscal Year 2015 Compensation Decisions

Base Salary

Base salary is designed primarily to attract and retain executives. Our named executive officers’ salaries are based on a number of factors, including the nature, responsibilities and reporting relationships of the position, individual performance of the executive, salary levels for incumbents in comparable positions at peer companies as well as other executives within our organization, and experience and tenure of the executive. For fiscal year 2015, the annual base salaries for each of our incumbent named executive officers remained the same, except that the Compensation Committee approved an increase to Mr. Saw’s annual base salary from $465,000 to $550,000 based on market data and to recognize his increased responsibilities.

Turnaround Incentive Awards

On August 7, 2015, Sprint entered into an amended and restated employment agreement with Mr. Claure extending the initial term from August 18, 2015 until May 31, 2019 (the “Initial Term”). Importantly, the employment agreement specifies that Mr. Claure will receive neither an increase in base salary nor an increase in short-term incentive bonus opportunity during the Initial Term, and will receive no awards under the long-term incentive plans for 2016, 2017 and 2018. Instead, consistent with Sprint’s long-term performance focus, as well as alignment with significant stockholder value creation and the pillars described above, Mr. Claure was granted a special performance-based equity award that can be earned only upon a sustained and significant increase in the price of Sprint stock (referred to as the “Turnaround Incentive Award” or “TIA” as described further below). As a result, the entirety of Mr. Claure’s long-term incentive award for the next three years is tied to challenging stock price performance goals, and none of his awards vest solely on continued employment. Furthermore, if the Company terminates Mr. Claure’s employment with Sprint without cause upon non-renewal of his employment agreement at the end of the Initial Term, he will not be entitled to the severance benefits that were previously provided for in the employment agreement.

Sprint granted TIA awards to each of our other named executive officers, except for Mr. Euteneuer, our former CFO. The TIA awards, granted in the form of performance-based RSUs, can be earned based on the achievement of specified volume-weighted average prices of our common stock during regular trading on the NYSE over any 150-calendar day period (or VWAP Prices) during the four-year period from June 1, 2015 through May 31, 2019 (which period we refer to as the Performance Period). As a result, these awards require a sustained and significant increase in the price of Sprint stock. The Compensation Committee determined to grant the TIA awards in order to recruit and retain executive officers and focus the leadership team on a common set of objectives driven by the six pillars described above. The TIA awards were used as a recruitment tool,

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Executive Compensation

but were also granted to incumbent officers Jones, Saw, and Solé in an effort to align their incentives with those of the CEO and our new executives in order to create a cohesive performance incentive within our senior management team. As mentioned above, Mr. Claure will forgo all long-term incentive awards for 2016 – 2018, and each of the other officers were required to forego a portion of his LTIC opportunity in each of 2016, 2017, and 2018. Payouts for the TIA awards will be determined as follows (with straight-line mathematical interpolation intended for performance between identified VWAP price levels):

Named Executive Officer	Target Number of Shares Under TIA Awards	Highest VWAP Price During Performance Period	Percentage of Earned TIA Awards
Claure	10,000,000	Less than $7.00	0%
Robbiati	1,250,000	7.00	25%
Jones	1,250,000	$7.50	50%
Solé	1,250,000	$8.00	100%
Saw	625,000	Greater than $10.00	120%
Crull	2,500,000
Euteneuer	N/A

If earned, the TIA awards will vest and be settled in shares (the Earned Shares) to the extent of 50% on the fourth anniversary of the grant date and 50% on the fifth anniversary of the grant date, except for Mr. Crull, whose vesting occurs 50% on May 31, 2019 and 50% on May 31, 2020.

2015 STIC Plan

Our STIC plan is our annual cash incentive plan, which is intended to ensure that annual incentives are tied to the successful achievement of critical operating and financial objectives that are the leading drivers of sustainable increases in stockholder value. Participants generally had to be employed on March 31, 2016 in order to earn STIC plan awards for the fiscal year 2015 performance period. However, a prorated payout was available for employees who were terminated during the year as the result of death, disability, retirement, or involuntary termination without cause. Under the STIC plan, our named executive officers are eligible to receive a target bonus opportunity, expressed as a percentage of base salary. The target opportunities for the named executive officers for fiscal 2015 are set forth in the table below.

Named Executive Officer	FY 2015 STIC Plan Target Opportunity (% of Base Salary)	FY 2015 STIC Plan Target Opportunity ($)(1)
Claure	200	3,000,000
Robbiati	125	584,699
Jones	90	360,000
Solé	90	359,410
Saw	75	380,277
Crull	100	800,000
Euteneuer	130	589,085

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Executive Compensation

(1)	Fiscal year 2015 STIC plan target opportunities for Messrs. Robbiati, Solé, and Euteneuer were prorated to reflect their start dates or termination date, as applicable. Mr. Crull’s target opportunity was not prorated pursuant to his employment agreement.

In determining the amount earned under the STIC, each named executive officer’s achievement was measured against corporate objectives (except for Mr. Jones, whose objective was allocated 60% to Postpaid and General Business and 40% to corporate objectives from April 1, 2015 through January 10, 2016, and 100% to corporate objectives from January 11, 2016 through March 31, 2016). This change in Mr. Jones’s allocation was to align his compensation with our “One Sprint” organizational structure. In addition, each named executive officer’s fiscal year 2015 performance was evaluated and the Compensation Committee applied an individual performance factor ranging from 75% to 125% in order to further align incentives between performance and compensation.

To further our goal of tying a significant portion of each named executive officer’s total annual compensation to our business performance, the STIC plan provided on an objective-by-objective basis for a payment equal to the named executive officer’s targeted opportunity (set at a percentage of his base salary) only if our actual results met threshold performance levels. If our actual performance exceeded the targeted objectives, named executive officers were eligible for a payout in excess of their respective targeted opportunities (capped at 200%). Similarly, if our actual performance was below the target objectives, but exceeded the minimum threshold levels, named executive officers were eligible for a payout below their respective targeted opportunities. In addition, an achievement award of an additional 20% payout would have been provided to all STIC eligible employees if Sprint had achieved 1 million Sprint platform handset net additions. As Sprint achieved 437,311 postpaid handset net additions, this additional payout was not earned. If the minimum aggregate threshold level of performance was not attained, no payments would be earned under the STIC. To ensure that the results under the formulaic STIC metrics fully reflected the Company’s overall performance for the year, the Compensation Committee retained discretion to adjust payouts at year-end. Refer to our discussion below under “Tax Deductibility of Compensation” for a discussion of the potential tax deductibility of certain performance-based awards under Section 162(m) of the Internal Revenue Code.

The chart below summarizes the metrics and weightings set for the Corporate 2015 STIC plan in support of the transformational imperatives previously discussed.

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Executive Compensation

Actual results based on the objectives and targets set for the Corporate 2015 STIC plan are outlined in the table below and resulted in a payout of 100% of target opportunity (subject to adjustment by the individual performance factor):

Objective	Fiscal Year 2015 Minimum Thresholds	Fiscal Year 2015 Target	Fiscal Year 2015 Maximum	Actual Results	Earn-out Percentage
Corporate Gross Additions
Postpaid & General Business (60%)	6,296,000	6,896,000	7,696,000	6,379,000	35%
Prepaid (20%)	8,213,000	8,813,000	9,613,000	8,494,000	60%
Wholesale (10%)	5,264,000	5,864,000	6,664,000	6,746,000	76%
Enterprise Solutions (10%)	272,000	362,000	482,000	671,000	103%
Corporate Gross Additions					73%
Adjusted EBITDA less Handset Depreciation	$4,900 million	$5,200 million	$6,200 million	$6,365 million	200%
Improvement in Net Promoter Score	4 point improvement from target date	6 point improvement from target date	10 point improvement from target date	1 point improvement from target date	0%
Corporate Churn					150%
Postpaid & General Business (75%)	1.85%	1.8%	1.6%	1.59%	200%
Prepaid (25%)	4.61%	4.51%	4.11%	5.39%	0%
Corporate Payout Percentage					100%

Accordingly, the named executive officers received STIC payments as follows:

Named Executive Officer	FY 2015 STIC Plan Target Opportunity ($)	Business Payout Percentage (%)	Individual Factor Payout Percentage (%)	Aggregate Payout Percentage (%)	FY 2015 STIC Plan Payout ($)
Claure	3,000,000	100	100	200	3,000,000
Robbiati	584,669	100	100	100	584,699
Jones	360,000	102	100	102	367,199
Solé	359,410	100	100	100	359,410
Saw	380,277	100	112.5	112.5	427,812
Crull	800,000	100	100	100	800,000
Euteneuer	589,085	100	75	75	441,814

LTIC Plan

Our LTIC plan is designed to encourage retention, link payment of performance-based awards to achievement of financial and operational objectives critical to our long-term success, and

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Executive Compensation

create a commonality of interests between our executives and our stockholders. By dovetailing with the STIC plan, our LTIC plan is also intended to create balance between short-term, or annual, performance goals and longer-term objectives that are critical to growing and sustaining stockholder value. Under the 2015 LTIC plan, each of our named executive officers (other than Mr. Claure) is eligible to earn equity-based awards subject to performance-based and/or service-based vesting conditions. For Mr. Claure, on August 18, 2014, he received an initial LTIC opportunity award of $24 million intended to cover all LTIC awards that might otherwise have been granted to Mr. Claure under the 2014 and 2015 LTIC plans (and he is not entitled to LTIC awards for 2016, 2017, or 2018).

2015 LTIC. The participating named executive officers’ fiscal year 2015 LTIC plan awards were granted under our 2007 Omnibus Incentive Plan (except for Mr. Robbiati, whose LTIC plan award was granted under the 2015 Omnibus Incentive Plan) in the form of time-based RSUs, performance-based RSUs, and stock options (as opposed to any cash-settled awards) to emphasize the imperative of achieving long-term growth and alignment with stockholder interests. Stock options only have value if Sprint’s stock price increases after the grant date. Allocations of the three types of awards granted under our 2015 LTIC plan are as follows:

Type of Award	Percent of 2015 LTIC Plan Opportunity	Vesting

Time-based RSUs	20%	Generally cliff vest on May 20, 2018
Performance-based RSUs (pRSUs)	40%

Generally vest on May 20, 2018, with earn-out allocated one-third to each of three annual performance periods (fiscal years 2015, 2016, and 2017) with vesting of each third conditioned on achievement against objectives

Earned pRSUs remain subject to a continued service-vesting requirement until the third anniversary of the grant date, thus ensuring that all earned pRSUs remain fully subject to the Company’s stock price performance for the duration of the vesting period

Time-based stock options	40%	Generally vest ratably on each of May 20, 2016, 2017 and 2018 Only have value if the Company’s stock price increases from the date of grant

For fiscal year 2015, each of our named executive officers (except for Mr. Claure, who was not eligible to receive an LTIC award for 2015 due to the initial LTIC award described above that was granted to him in August 2014) was granted a target opportunity under the LTIC plan, as follows:

Named Executive Officer	2015 LTIC Plan Target Opportunity ($)
Robbiati	1,500,000
Jones	1,200,000
Solé	800,000
Saw	1,150,000
Crull	2,000,000
Euteneuer	3,500,000

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Executive Compensation

The Compensation Committee typically grants equity awards under the LTIC plan in May, following a review of the fiscal year budget and an assessment of the factors critical to driving long-term stockholder value. Grants of awards under the 2015 LTIC plan were made in May 2015, with earn-outs of pRSUs granted under the 2015 LTIC plan for the first annual performance period based on the 12-month performance period ended March 31, 2016 noted above.

Performance-Based RSUs. Similar to our STIC plan, the pRSUs granted under our LTIC plan provided for a payment equal to the named executive officer’s targeted opportunity for such awards (set at a percentage of his total LTIC plan opportunity) only if our actual results meet the targets for each completed performance period. An earn-out of pRSUs in excess of a named executive officer’s targeted opportunity may be made if our actual performance exceeds the targeted objectives (capped at 200%), an earn-out below targeted opportunity may be made if our actual performance is below the target objectives but exceeds the minimum threshold level, and no earn-out would be made if our actual performance does not exceed the minimum threshold level. Earn-outs made under the LTIC plan are subject to the Compensation Committee’s discretion. Refer to our discussion below under “Tax Deductibility of Compensation” for a discussion of the potential tax deductibility of certain performance-based awards under Section 162(m) of the Internal Revenue Code.

Grants of pRSUs under our 2015 LTIC plan were allocated one-third to each of three fiscal year performance periods. Given the focus on profitability, growth, and customer acquisition for this performance period, the Compensation Committee adopted objectives for the pRSUs for the first annual performance period (fiscal year 2015) that were identical to those approved for the corporate objectives and weightings under the 2015 STIC plan:

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Accordingly, based on the total payout percentage of 100% of our corporate objectives (as discussed above under “Key Fiscal Year 2015 Compensation Decisions—2015 STIC Plan”), for the award of pRSUs covering our fiscal year 2015 performance period, results for the 2015 LTIC plan for fiscal year 2015 were as follows, with the earned pRSUs generally scheduled to vest on May 20, 2018:

Named Executive Officer	2015 LTIC Plan Target pRSUs for FY 2015 ($)	2015 LTIC Plan Target pRSUs for FY 2015 (#)	Corporate Factor Earned Percentage (%)	2015 LTIC Plan pRSUs Earned for FY 2015 (#)
Robbiati	243,852	48,192	100	48,192
Jones	148,910	31,683	100	31,683
Solé	99,274	21,122	100	21,122
Saw	142,706	30,363	100	30,363
Crull	245,543	52,805	100	52,805
Euteneuer(1)	434,322	41,660	100	41,660

(1)	Mr. Euteneuer’s 2015 LTIC plan target pRSUs were pro-rated effective October 31, 2015 as a result of his departure from the Company. Of his original grant of 92,409 pRSUs, 50,749 were forfeited as a result of his termination.

The performance objectives for fiscal 2016 were established by the Compensation Committee in May 2016 and the performance objectives for fiscal 2017 performance periods are expected to be established by the Compensation Committee in May 2017.

2014 LTIC. The 2014 LTIC plan also has pRSUs allocated one-third to each of three annual performance periods. The second annual performance period, covering our 2015 fiscal year, had the same targets and objectives as the first annual performance period of the 2015 LTIC plan. Results based on the objectives and targets for these performance periods covering our 2015 fiscal year were the same as reported above for the 2015 STIC Plan. Accordingly, for the fiscal year 2015 performance period under the 2014 LTIC plan, based on the total payout percentage of 100% of our corporate objectives (as discussed above under “Key Fiscal Year 2015 Compensation Decisions—2015 STIC Plan”), for the award of pRSUs covering our fiscal year 2015 performance period, results for the 2014 LTIC plan for fiscal year 2015 were as follows, with the earned pRSUs generally scheduled to vest on May 20, 2017 (August 18, 2017 for Mr. Claure): 465,505, 18,851, 9,835, and 25,864 for Messrs. Claure, Saw, Jones, and Euteneuer, respectively.

2013 LTIC. Earn-out of pRSUs granted under our 2013 LTIC plan were conditioned on achievement of a predetermined performance objective (cumulative Adjusted EBITDA) during a single two-year performance period of calendar years 2014-2015. Adjusted EBITDA for this purpose was Adjusted EBITDA for financial reporting purposes, further adjusted for certain accounting policy changes and for one-time or other significant discretionary items approved by the Compensation Committee. The performance objective was not met after adjusting for certain unbudgeted impacts of handset leasing and installment billing and, therefore, no payouts under the 2013 LTIC Plan were earned in fiscal year 2015.

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Other Components of Executive Compensation

Our named executive officers’ total rewards opportunities consisted of a number of other elements important to our compensation philosophy for fiscal year 2015 of attracting, retaining, and motivating our named executive officers:

Employee Benefit Plans and Programs. Our compensation program includes a comprehensive array of health and welfare benefits in which our eligible employees, including our named executive officers, are eligible to participate on terms and conditions substantially similar to those that apply for our other employees. We pay all of the costs for some of these benefit plans, and participants contribute a portion of the cost for other benefit plans. We also maintain an employee stock purchase plan, in which our eligible employees, including our named executive officers, are eligible to participate.

Retirement Program. Our retirement program consists of the Sprint Corporation 401(k) Plan, which provides participants with a fixed matching contribution on up to 4% of eligible compensation to help build financial security for their future. The amount of any matching contributions made by us to participating named executive officers is included in the “All Other Compensation” column of the Fiscal Year 2015 Summary Compensation Table below.

Deferred Compensation. Certain employees, including our named executive officers, are offered the opportunity to participate in the Sprint Corporation Deferred Compensation Plan, a nonqualified and unfunded plan, under which employees may defer to future years the receipt of certain compensation in addition to that eligible under the 401(k) plan. Participants may elect to defer up to 50% of base salary, up to 75% of STIC plan payments, and up to 75% of cash-based performance unit payouts made under our LTIC plan. We believe this plan helps attract and retain executives by providing them with another tax efficient method to plan for retirement. Participants elect to allocate deferred and any matching contributions among one or more hypothetical investment options, which include one option that tracks our common stock and other options that track broad-based bond and equity indices.

Personal Benefits and Perquisites. The personal benefits and perquisites that we provide to our named executive officers are intended to promote executive retention and to allow our executives to maximize their focus on Sprint. In accordance with the Company’s relocation policy applicable to senior executives, the Company provided relocation benefits to several executives in connection with the hiring of such executives from various locations around the globe. These benefits are summarized in footnote seven to the Fiscal Year 2015 Summary Compensation Table below. Pursuant to his employment agreement, Mr. Claure is permitted to use up to six hours of flight time per month for personal travel on our corporate aircraft. Any unused hours are carried over to the next month, and Mr. Claure is required to pay the full incremental cost (but not the fixed cost) calculated pursuant to federal aviation regulations associated with personal use of the aircraft to the extent he exceeds his monthly allotted flight time (plus carryover hours). Mr. Claure is also permitted to have his family or guests accompany him on the corporate aircraft for business and personal travel. In addition, an employee spends a portion of his time to accomplish personal tasks for Mr. Claure as described in footnote seven to the Fiscal Year 2015 Summary Compensation Table.

Severance Benefits. Pursuant to their employment agreements, our named executive officers are entitled to certain severance benefits upon a qualifying termination of employment that is not in connection with a change in control. We provide these benefits because they are market competitive and assist us in attracting key executives.

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Change in Control. If a transaction that could result in a change in control were under consideration, we expect that our named executive officers would face uncertainties about how the transaction may affect their continued employment with us. We believe it is in our stockholders’ best interest if our named executive officers remain employed and focused on our business through any transition period following a change in control and remain independent and objective when considering possible transactions that may be in stockholders’ best interests but possibly result in the termination of their employment. Our change in control benefits accomplish this goal by providing each eligible named executive officer with a meaningful severance benefit in the event that a change in control occurs and, within a specified time period of the change in control, his employment is involuntarily terminated without “cause” or voluntarily terminated for “good reason.”

The Sprint Corporation Change in Control Severance Plan, which we refer to as the CIC plan, provides severance benefits to a select group of senior executives, including our named executive officers, in the event of a qualified termination of employment in connection with a transaction that results in a change in control. Any of these benefits payable would be reduced to the extent of any severance benefit otherwise available under any other applicable policy, program, agreement, or plan so that there would be no duplication of benefits. The benefits upon termination in connection with a change in control to which our named executive officers are entitled, as described in “Fiscal Year 2015 Potential Payments upon Termination of Employment or Change in Control,” are likewise competitive within our peer group.

Employment Agreements and Other Decisions

Sign-on Bonuses. Pursuant to the terms of their employment agreements, we agreed to pay sign-on bonuses to Messrs. Robbiati, Solé and Crull to replace amounts they forfeited as a result of their resignations from their prior employers or in lieu of other benefits they previously received that Sprint does not provide. In connection with his appointment as our Chief Financial Officer, Mr. Robbiati received a sign-on bonus of $375,000, which is subject to repayment if his employment with us terminates under certain circumstances prior to August 31, 2017. In addition, as compensation for resigning from his former employer, Mr. Robbiati received an amount equal to $659,970, which is subject to repayment if his employment with us terminates under certain circumstances prior to August 31, 2016. In connection with Mr. Solé’s appointment as our Chief Marketing Officer, he received an amount of $56,372 as compensation for forfeiting amounts under his employment agreement with his previous employer, and two payments towards his sign-on bonus of $500,000 (payable in $100,000 installments over the two-years following his start date with us), which is subject to repayment and/or forfeiture if his employment with us terminates under certain circumstances. Pursuant to Mr. Crull’s employment agreement, which was entered into on May 31, 2015, Mr. Crull received a sign-on bonus of $500,000, which amounts are subject to repayment if his employment with us terminates under certain circumstances prior to May 31, 2017.

Departure of Mr. Euteneuer. Mr. Euteneuer’s employment with us terminated on December 9, 2015. Pursuant to the terms of his employment agreement, he was entitled to certain severance payments and benefits, as further described in the tabular and narrative discussion under “Fiscal Year 2015 Potential Payments upon Termination of Employment or Change in Control.”

Organizational Restructuring. In an effort to serve the unique local needs of consumer and business customers, we replaced business line distinctions with a regional organizational model. Although our regional presidents, such as Mr. Crull, are no longer considered executive officers, Mr. Jones was still considered an executive officer due to him retaining some responsibilities from his prior role as an executive officer through the end of fiscal year 2015.

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Discussion of the material terms of our employment agreements with our named executive officers can be found in the tabular and narrative discussion under “Fiscal Year 2015 Potential Payments upon Termination of Employment or Change in Control.”

Setting Executive Compensation

Role of Compensation Consultant and Executive Officers

The Compensation Committee has retained Frederic W. Cook & Co., Inc. (or “Cook”) as its independent compensation consultant. Cook provides no services to us other than advisory services for executive and director compensation and has no other relationships with Sprint. Cook works with management only at the request and under the direction of the Compensation Committee and only on matters for which the Compensation Committee has oversight responsibility. The Compensation Committee has assessed the independence of Cook, as required under NYSE listing rules. The Compensation Committee has also considered and assessed all relevant factors, including those required by the SEC that could give rise to a potential conflict of interest with respect to Cook during fiscal year 2015. Based on this review, the Compensation Committee did not identify any conflict of interest raised by the work performed by any advisors to the Compensation Committee.

Representatives of Cook attend Compensation Committee meetings at the Compensation Committee’s request and provide guidance to the Compensation Committee on a variety of compensation issues. The primary point of contact at Cook frequently communicates with the chair of the Compensation Committee and interacts with all Compensation Committee members without management present.

Cook has reviewed the compensation components and levels for our named executive officers and advised the Compensation Committee on the appropriateness of our compensation programs, including our incentive and equity-based compensation plans, retention incentives, and proposed employment agreements, as these matters arose during fiscal year 2015. The Compensation Committee has directed that Cook provide this advice taking into account our overall executive compensation philosophy as described above. Cook prepares the benchmarking data discussed below, reviews the results with the Compensation Committee, and provides recommendations and guidance on the reasonableness of new compensation plans, programs, and arrangements.

In addition to its ongoing support of the Compensation Committee and continuous advice on compensation design, levels, and emerging market practices, Cook periodically conducts a comprehensive review of our overall executive compensation program, including direct and indirect elements of compensation, to ensure that the program operates in support of our short- and long-term financial and strategic objectives and that it aligns with evolving corporate governance “best practices.”

Our CEO periodically discusses the design of, and makes recommendations with respect to, our compensation programs and the compensation levels of our other named executive officers and certain key personnel with the Compensation Committee. Our CEO does not make recommendations to the Compensation Committee with regard to his own compensation; rather, Cook provides the Compensation Committee with an annual report on CEO compensation and a range of alternatives with regard to potential changes.

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Process for Setting Executive Compensation

The Compensation Committee annually reviews the compensation packages of our named executive officers in the form of “tally sheets.” These tally sheets value each component of compensation and benefits, including a summary of the outstanding equity holdings of each named executive officer as of fiscal year-end and the value of such holdings at various assumed stock prices. The tally sheets also set forth the estimated value that each of our named executive officers would realize upon termination under various scenarios.

The Compensation Committee uses these tally sheets when considering adjustments to base salaries and awards of equity-based or other remuneration and in establishing incentive plan target opportunity levels as follows:

✓	Comparing each named executive officer’s total compensation against a similar position in our peer group;
✓	Understanding the impact of decisions on each individual element of compensation on total compensation for each named executive officer; and
✓	Assuring that equity compensation represents a portion of each named executive officer’s total compensation that is in line with our philosophy of motivating the executives and aligning their interests with those of our stockholders.

Although the Compensation Committee reviews and considers the amounts realizable by our named executive officers under different termination scenarios, including those in connection with a change in control, as well as the current equity-based award holdings, these are not the primary considerations in the assessment and determination of annual compensation for our named executive officers.

Use of Benchmarking Data

To assist in setting total compensation levels that are reasonably competitive, the Compensation Committee annually reviews market trends in executive compensation and a competitive analysis prepared by Cook. This information is derived from the most recent proxy statement data of companies in a peer group of telecommunications and high-technology companies and, where limited in its functional position match to our executives, is supplemented with data on our peer group from a published compensation survey prepared by Towers Watson of approximately 80 participating industry companies all with revenues exceeding $4 billion. The compensation data, and not the identity of the individual companies participating in the surveys for this database, was the most significant factor considered by the Compensation Committee with respect to its fiscal year 2015 executive compensation decisions.

Taking into consideration the recommendations of Cook, the Compensation Committee determines companies for our peer group based on similarity of their business model and product offerings as well as comparability from a size perspective, including annual revenue, market capitalization, net income, enterprise value and number of employees. Accordingly, the Compensation Committee approved the use of the following 15 companies for its fiscal year 2015 executive compensation benchmarking analysis:

AT&T, Inc.; CenturyLink, Inc.; Cisco Systems, Inc.; Comcast Corporation; Computer Sciences Corporation; DIRECTV; EMC Corporation; Intel Corporation; Motorola Solutions, Inc.; Qualcomm Incorporated; Texas Instruments Incorporated; T-Mobile US, Inc.; Time Warner Cable, Inc.; Verizon Communications Inc.; and Xerox Corporation.

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The Compensation Committee does not follow a specific formula in making its pay decisions but rather uses benchmarks as a frame of reference and generally targets total compensation at the median of our peer group to reflect our relative position within it. Based on performance against predetermined goals and changes in total stockholder return over time, this approach results in an opportunity to earn total payouts above median market rates for over-achievement and below median for under-achievement relative to the peer group. The Compensation Committee exercises its judgment by taking into consideration a multitude of other important factors such as experience, individual performance, and internal pay equity in setting target compensation levels, but actual payouts under our variable incentive plans are primarily determined based on formulaic outcomes.

In November 2015, the Compensation Committee found that total targeted compensation amounts for fiscal year 2015 were below median for the peer group for Mr. Robbiati and were above median for Messrs. Claure, Crull, Saw, Solé, and Jones. Mr. Euteneuer was not part of the analysis due to his departure from Sprint.

Corporate Governance Highlights

We endeavor to maintain stockholder-friendly compensation practices, including with respect to our executive compensation practices, which include the following:

Stockholder-Friendly Compensation Practices We Embrace	Unfavorable Compensation Practices We Avoid

•     The majority of the compensation program provided to our senior executives is performance-based compensation

•     80% of our long-term incentive value is delivered in performance-oriented awards (i.e., stock options and performance shares); 40% is delivered in performance-vesting awards (increased from 33% in our latest fiscal year); only 20% of our long-term incentive program is delivered in time-based restricted stock (decreased from 33% in our latest fiscal year)

•     The peer group we use in benchmarking compensation levels and practices appropriately reflects our size and industry of operations

•     We provide few entitlements or elements of non-performance-based compensation

•     We maintain a clawback provision in our incentive compensation programs under which we may recover cash and equity payouts

•     We expect our senior executives to hold significant ownership in Sprint through meaningful stock ownership guidelines

•     Our severance benefits are positioned conservatively relative to market practices, with no benefit in excess of two times base salary plus annual incentive (a majority of senior new hires are receiving one times base salary plus annual incentive)

•     We do not provide excise tax gross-ups

•     We do not employ single-trigger cash severance or equity acceleration

•     We do not provide excessive perquisites to our executives

•     We do not reprice underwater stock options without stockholder approval

Stock Ownership Guidelines

We have stock ownership guidelines for our named executive officers and other members of our senior management team. The board believes ownership by executives of a meaningful financial stake in Sprint serves to align executives’ interests with those of our stockholders. Our guidelines

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encourage our CEO to hold shares of our common stock with a value equal to five times his base salary and encourage the other continuing named executive officers to hold shares of our common stock with a value equal to three times their respective base salaries. Eligible shares and share equivalents counted toward ownership consist of:

•	restricted stock or RSUs, including TIAs;
•	common or preferred stock, including shares purchased through our Employee Stock Purchase Plan;
•	intrinsic value (the excess of the current stock price over a stock option’s exercise price) of vested, in-the-money stock options; and
•	share units held in our 401(k) plan and various deferred compensation plans.

Individuals subject to the stock ownership guidelines have five years beginning on the date on which the person becomes subject to the ownership guidelines to achieve the ownership requirement. For fiscal year 2015, all of our named executive officers who had been with Sprint for at least five years had met the stock ownership guidelines.

2015 Stockholder Say-on-Pay Vote

We provide our stockholders with the opportunity to cast an annual advisory vote on named executive officer compensation (a say-on-pay proposal). At our 2015 annual meeting of stockholders, 95.1% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee considered the voting results at discussions among its members during the remainder of its fiscal year 2015 meetings, and the Compensation Committee believes this vote affirms stockholders’ support of Sprint’s approach to executive compensation. As a result of this consideration, we did not change our approach to named executive officer compensation in fiscal year 2015 solely in response to the say-on-pay proposal results. The Compensation Committee expects to continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the named executive officers.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (or “Section 162(m)”), limits to $1 million the amount of non-performance-based remuneration that we may deduct from our taxable income in any tax year with respect to our CEO and the three other most highly compensated executive officers, other than the CFO, at the end of the year. Section 162(m) provides, however, that we may deduct from our taxable income without regard to the $1 million limit the full value of all “qualified performance-based compensation.” Our base salary and perquisites and other personal benefits are not considered “qualified performance-based compensation” and therefore are subject to the limit on deductibility. Our STIC plan, certain of our LTIC plan awards, and TIA awards may be able to qualify as “qualified performance-based compensation” if certain requirements are met, including among other things if the maximum number of stock option or full value share awards and the maximum amount of other cash performance-based remuneration that may be payable to any one executive officer has been disclosed to and approved by stockholders prior to the award or payment.

The Compensation Committee generally considers Section 162(m) deductibility in designing our compensation program and incentive-based compensation plans. In general, we may design our STIC plans and certain portions of our LTIC plans and other incentives to be compliant with the performance-based compensation rules of Section 162(m) in order to maximize deductibility. In certain circumstances, however, the Compensation Committee may determine it is necessary or

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advisable, including to retain executives or attract candidates for senior level positions, to offer compensation packages in which the non-performance-based elements exceed the $1 million Section 162(m) deductibility limit. The Compensation Committee makes no assurance that such compensation will be fully deductible for federal income tax purposes. Moreover, even if the Compensation Committee intends to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m), Sprint cannot guarantee that such compensation will so qualify or ultimately will be deductible.

The awards under our 2015 STIC plan, pRSUs under the LTIC, and TIAs are designed so that they may be able to qualify as “qualified performance—based compensation” under Section 162(m), except that of Mr. Claure’s 10 million shares granted under his TIA award, 1,666,667 were not intended to be qualified performance-based compensation under Section 162(m).

For the 2015 STIC plan, a sub-committee of the Compensation Committee comprised of Messrs. Bethune and Mullen (the “Section 16 Sub-Committee”) established Section 162(m) objectives for the named executive officers potentially subject to Section 162(m) at a small fraction of a percentage of our adjusted operating income for the performance cycle. The Section 16 Sub-Committee is precluded from exercising upward discretion to the payout achieved under the Section 162(m) objectives. The Section 16 Sub-Committee then exercised its negative discretion to make payments under the 2015 STIC plan at levels below the payout achieved under the Section 162(m) objectives for the fiscal year 2015 performance period, as guided by the performance metrics discussed under “Key Fiscal Year 2015 Compensation Decisions—2015 STIC Plan.”

For the first annual performance period under the 2015 LTIC plan and the second annual performance period under the 2014 LTIC plan, the Section 16 Sub-Committee established a Section 162(m) objective for the pRSUs for the named executive officers potentially subject to Section 162(m) based on cumulative adjusted operating income during the performance cycle. The Section 16 Sub-Committee is precluded from exercising upward discretion to the payout achieved under the Section 162(m) objective. The Section 16 Sub-Committee then exercised its negative discretion to set the performance adjustment for the first annual performance period of the 2015 LTIC plan and the second annual performance period under the 2014 LTIC plan at levels below the earn-out achieved under the Section 162(m) objective for the performance period, as guided by the performance metrics discussed under “Key Fiscal Year 2015 Compensation Decisions—LTIC Plan.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed Sprint’s Compensation Discussion and Analysis with management. Based on these reviews and discussions, the Compensation Committee recommended to the board that Sprint’s Compensation Discussion and Analysis be included in this proxy statement and Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

The Compensation Committee

Gordon Bethune, Chair

Ronald Fisher

Adm. Michael Mullen

Relationship of Compensation Practices to Risk Management

We have assessed whether there are any risks arising from our compensation policies and practices for our employees and factors that may affect the likelihood of excessive risk taking. Based

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on that review, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee’s independent consultant, Cook, considered risk in all aspects of the plans in which our executives participate and advised the Compensation Committee accordingly. Cook confirmed its view that there are no aspects of the programs described in the preceding Compensation Discussion and Analysis that create an incentive to take risks that are reasonably likely to have a material adverse effect on the Company.

Fiscal Year 2015 Summary Compensation Table

The table below summarizes the compensation of our named executive officers for fiscal years 2015, 2014, 2013 and a transitional period, as applicable. The named executive officers for fiscal year 2015 are Marcelo Claure, our President and CEO; Tarek Robbiati, our CFO; Jaime Jones, our Area President—South; Roger Solé, our Chief Marketing Officer; John Saw, our Chief Technology Officer; Kevin Crull, our Area President—Central (Chief Marketing Officer until December 12, 2015); and Joseph Euteneuer, our former CFO. Mr. Euteneuer’s employment with us ended on December 9, 2015.

Name and Principal Position	Fiscal Year(1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Comp. ($)(7)	Total ($)
Marcelo Claure President and Chief Executive Officer	2015	1,500,000	—	22,062,521	—	3,000,000	—	402,483	26,965,004
	2014	923,077	2,420,330	10,571,397	7,746,242	—	—	137,417	21,798,463

Tarek Robbiati Chief Financial Officer	2015	446,153	1,034,970	8,815,834	793,000	584,699	—	68,443	11,743,099
Jaime Jones Area President—South	2015	394,423	—	6,136,805	449,346	367,199	2,231	36,945	7,384,717
Roger Solé Chief Marketing Officer	2015	309,519	213,153	5,248,184	299,564	359,410	—	90,839	6,520,669

John Saw Chief Technology Officer	2015	493,461	—	3,312,739	430,623	427,812	—	124,981	4,789,616
Kevin Crull Chief Marketing Officer until December 12, 2015	2015	627,692	500,000	5,513,860	771,340	800,000	—	526,843	8,739,735
Joseph Euteneuer Former Chief Financial Officer	2015	500,769	—	1,389,301	1,310,593	441,814	—	6,292,338	9,934,815
	2014	775,000	—	1,881,164	3,595,708	1,946,683	—	10,400	8,208,955
	Transition Period	193,750	—	—	—	—	—	19,708	213,458
	2013	775,000	—	4,776,628	—	3,531,887	—	10,200	9,093,355

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(1)	Transition Period refers to the three-month period ended March 31, 2014 as Sprint transitioned from a calendar year-end to a fiscal year-end.

(2)	For Mr. Robbiati, consists of a sign-on bonus of $375,000 and a cash payment equal to $659,970 as compensation for him resigning from his prior employer. For Mr. Solé, consists of two payments in fiscal 2015 toward his sign-on bonus of $500,000, which is payable over time, and a cash payment equal to $56,372 as compensation for him resigning from his prior employer. For Mr. Crull, consists of the portion of his sign-on bonus earned in fiscal year 2015 pursuant to his employment agreement.

(3)	For 2015, represents the aggregate value of four types of awards, as applicable, consisting of (i) pRSUs allocable to the fiscal year 2015 performance period under the 2014 LTIC plan, (ii) time-based RSUs under the 2015 LTIC plan, (iii) pRSUs allocable to the fiscal year 2015 performance period under the 2015 LTIC plan, and (iv) Turnaround Incentive Awards of RSUs (tiRSUs).

Name	2014 pRSUs ($)	2015 RSUs ($)	2015 pRSUs ($)	2015 tiRSUs ($)	Total ($)
Claure	2,462,521	—	—	19,600,000	22,062,521
Robbiati	—	2,996,982	243,852	5,575,000	8,815,834
Jones	52,027	223,368	148,910	5,712,500	6,136,805
Solé	—	148,910	99,274	5,000,000	5,248,184
Saw	99,722	214,061	142,706	2,856,250	3,312,739
Crull	—	368,317	245,543	4,900,000	5,513,860
Euteneuer	303,493	651,486	434,322	—	1,389,301

For the 2015 time-based RSU awards, the value represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The time-based RSUs generally vest on May 20, 2018, except for Mr. Robbiati, who has 520,000 time-based RSUs that vest on August 31, 2017, and 72,289 time-based RSUs that vest on May 20, 2018.

Amounts for the fiscal year 2015 portion of the pRSUs granted represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The pRSUs granted under the 2014 LTIC plan are reported based on target opportunity (in other words, probable outcome of the performance conditions) and vest on May 20, 2017, subject to achievement of the applicable performance conditions. Assuming maximum levels of performance are achieved, the aggregate grant date fair value would be $4,925,042, $104,054, $199,444, and $606,986 for Messrs. Claure, Jones, Saw and Euteneuer, respectively, for the 2014 LTIC plan pRSUs. The pRSUs granted under the 2015 LTIC plan are reported based on target opportunity (in other words, probable outcome of the performance conditions) and vest on May 20, 2018, subject to achievement of the applicable performance conditions. Assuming maximum levels of performance are achieved, the aggregate grant date fair value would be $487,704, $297,820, $198,546, $285,412, $491,086, and $868,644 for Messrs. Robbiati, Jones, Solé, Saw, Crull and Euteneuer, respectively, for the 2015 LTIC plan pRSUs. For more information regarding the 2015 LTIC plan, see “Executive Compensation—Key Fiscal Year 2015 Compensation Decisions—LTIC Plan.”

For the 2015 TIA awards, the value represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The 2015 tiRSUs are reported based on the probable outcome of achieving the volume-weighted average price target over any consecutive 150-calendar days during the June 1, 2015—May 31, 2019 performance period. Sprint has retained

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AON Consulting to analyze the accounting impact of the TIA awards. Aon utilizes 500,000 simulations under a Monte Carlo simulation, which is a generally accepted statistical technique used, in this instance, to simulate a range of possible future stock prices for Sprint and the probability of the award being achieved at each level.

As discussed above, in exchange for his TIA award, Mr. Claure will receive neither an increase in base salary nor an increase in short-term incentive bonus opportunity during the Initial Term, and will receive no awards under the long-term incentive plans for 2016, 2017 and 2018.

See “—Note 2—Summary of Significant Accounting Policies” in Sprint’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016, for more information regarding the assumptions upon which the above amounts are based.

(4)	For 2015, represents the values for option awards granted in connection with the 2015 LTIC plan. The values for the 2015 LTIC plan option awards represent the grant date fair value of the options computed in accordance with FASB ASC Topic 718. See “—Note 2—Summary of Significant Accounting Policies” in Sprint’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 for more information regarding the assumptions upon which these amounts are based.

(5)	The values shown for 2015 are the final payouts under the 2015 STIC plan.

2015 STIC Plan ($)
Claure	3,000,000
Robbiati	584,699
Jones	367,199
Solé	359,410
Saw	427,812
Crull	800,000
Euteneuer	441,814

Messrs. Robbiati’s and Solé’s payouts were prorated for the number of days they were employed during the 2015 fiscal year. Mr. Saw’s payout was prorated to account for the increase in his salary. For more information regarding our STIC plan, see “Executive Compensation—Key Fiscal Year 2015 Compensation Decisions—2015 STIC Plan.”

(6)	2015 amount represents change in actuarial present value of pension benefits between 2014 and 2015 as follows:

Change in Pension Value ($)
Claure	—
Robbiati	—
Jones Sprint Retirement Pension Plan Sprint Supplemental Executive Retirement Plan	— 1,876 355
Solé	—
Saw	—
Crull	—
Euteneuer	—

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(7)	For 2015, consists of perquisites and other personal benefits and tax gross-ups during fiscal year 2015 as follows:

Name	Non-Business Use of Corporate Aircraft ($)(i)	Relocation Costs ($)(ii)	Tax Gross-Ups ($)(iii)	Other Fees ($)(iv)	Company Contributions to 401(k) Plan ($)
Claure	379,428	—	—	12,455	10,600
Robbiati	—	63,478	4,965	—	—
Jones	—	17,567	8,777	—	10,600
Solé	—	67,153	16,366	—	7,320
Saw	—	72,144	42,237	—	10,600
Crull	—	396,659	130,184	—	10,600
Euteneuer	—	10,554	9,155	6,272,630	10,600

(i)	The incremental cost of non-business use of our aircraft is calculated by dividing the total variable costs (such as fuel, aircraft maintenance, engine warranty expense, contract labor expense and other trip expenses) by the total flight hours for the past twelve months and multiplying such amount by the individual’s total number of flight hours for non-business use for the year. Pursuant to his employment agreement, Mr. Claure is permitted to use up to six hours of flight time per month for personal travel on our corporate aircraft. Any unused hours are carried over to the next month. He is required to pay the full incremental cost (but not the fixed cost) in accordance with federal aviation regulations associated with personal use of the aircraft to the extent he exceeds his monthly allotted flight time (plus carryover hours). Mr. Claure is also permitted to have his family or guests accompany him on the corporate aircraft for business and personal travel.

(ii)	For Messrs. Robbiati and Solé, consists of relocation costs incurred in connection with relocation of their principal residences to the Overland Park, Kansas area in accordance with the Company’s relocation policy applicable to senior executives.

For Mr. Jones, consists of relocation costs in connection with the relocation of his principal residence to the Atlanta, Georgia area in connection with his responsibility of overseeing Sprint’s South Area.

For Mr. Saw, consists of relocation costs incurred in connection with relocation of his principal residence to the Overland Park, Kansas area and a tax protected monthly living stipend of $5,420 until October 2017.

For Mr. Crull, consists of (a) relocation expenses and (b) tax protected reimbursements related to reimbursable home selling expenses and direct reimbursements under the Company’s relocation program, the eligibility for which is set forth in Mr. Crull’s employment agreement.

(iii)	Consists of tax gross-ups in connection with relocation of the executives’ principal residences to the Overland Park, Kansas area, or the Atlanta, Georgia area, in the case of Mr. Jones.

For Mr. Saw, consists of tax gross-ups in connection with his interim living stipend. See footnote (ii) to this footnote seven to the Fiscal Year 2015 Summary Compensation Table.

For Mr. Crull, consists of tax gross-ups in connection with his home selling expenses. See footnote (ii) to this footnote seven to the Fiscal Year 2015 Summary Compensation Table.

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(iv)	The amount disclosed for Mr. Euteneuer consists of severance payments and other amounts accrued as a result termination of his employment. For more information regarding these severance payments, see “Fiscal Year 2015 Potential Payments upon Termination of Employment or Change in Control.”

For Mr. Claure, includes $12,455 for a portion of the time of an employee spent to accomplish personal tasks for Mr. Claure.

Fiscal Year 2015 Grants of Plan-Based Awards

The table below summarizes awards under our 2015 STIC and LTIC incentive plans to our named executive officers for the fiscal year ended March 31, 2016, plus additional plan-based awards granted during fiscal year 2015. These awards consisted of the following:

•	Awards granted pursuant to our 2015 STIC plan;
•	Stock options, time-based RSUs and pRSUs granted pursuant to our 2015 LTIC plan; and
•	Turnaround Incentive Awards granted to certain of our named executive officers.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Comm- ittee Action Date	Award Type	Threshold ($)	Target ($)	Maximum ($)(8)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Claure	5/05	5/05	STI(1)	750,000	3,000,000	6,000,000
	5/05	5/05	pRSU(2)	—	—	—	116,376	465,505	931,010	—	—	—	2,462,521
	8/07	8/07	tiRSU(3)	—	—	—	0	10,000,000	12,000,000	—	—	—	19,600,000
Robbiati	5/05	5/05	STI(1)	146,175	584,699	1,169,398	—	—	—	—	—	—	—
	5/05	5/05	pRSU(4)	—	—	—	12,048	48,192	96,384	—	—	—	243,852
	8/31	8/25	tiRSU(3)	—	—	—	0	1,250,000	1,500,000	—	—	—	5,575,000
	8/31	8/25	RSU(5)	—	—	—	—	—	—	592,289	—	—	2,996,982
	8/31	8/25	SO(6)	—	—	—	—	—	—	—	300,000	5.06	793,000
Jones	5/05	5/05	STI(1)	90,000	360,000	720,000	—	—	—	—	—	—	—
	5/05	5/05	pRSU(2)	—	—	—	2,459	9,835	19,670	—	—	—	52,057
	8/28	8/25	tiRSU(3)	—	—	—	0	1,250,000	1,500,000	—	—	—	5,712,500
	5/05	5/05	pRSU(4)	—	—	—	7,921	31,683	63,366	—	—	—	148,910
	5/20	5/20	RSU(5)	—	—	—	—	—	—	47,525	—	—	223,368
	5/20	5/20	SO(6)	—	—	—	—	—	—	—	224,299	4.70	449,346
Solé	5/05	5/05	STI(1)	89,853	359,410	718,820	—	—	—	—	—	—	—
	9/11	8/25	tiRSU(3)	—	—	—	0	1,250,000	1,500,000	—	—	—	5,000,000
	5/05	5/05	pRSU(4)	—	—	—	5,281	21,122	42,244	—	—	—	99,274
	5/20	5/20	RSU(5)	—	—	—	—	—	—	31,683	—	—	148,910
	5/20	5/20	SO(6)	—	—	—	—	—	—	—	149,533	4.70	299,564
Saw	5/05	5/05	STI(1)	95,069	380,277	760,554	—	—	—	—	—	—	—
	5/05	5/05	pRSU(2)	—	—	—	4,713	18,851	37,702	—	—	—	99,722
	8/28	8/25	tiRSU(3)	—	—	—	0	625,000	750,000	—	—	—	2,856,250
	5/05	5/05	pRSU(4)	—	—	—	7,591	30,363	60,726	—	—	—	142,706
	5/20	5/20	RSU(5)	—	—	—	—	—	—	45,545	—	—	214,061
	5/20	5/20	SO(6)	—	—	—	—	—	—	—	214,953	4.70	430,623
Crull	5/05	5/05	STI(1)	200,000	800,000	1,600,000	—	—	—	—	—	—	—
	8/07	8/07	tiRSU(3)	—	—	—	0	2,500,000	3,000,000	—	—	—	4,900,000
	5/05	5/05	pRSU(4)	—	—	—	13,201	52,805	105,610	—	—	—	245,543
	5/31	5/20	RSU(5)	—	—	—	—	—	—	79,208	—	—	368,317
	5/31	5/20	SO(6)	—	—	—	—	—	—	—	373,832	4.65	771,340
Euteneuer(7)	5/05	5/05	STI(1)	147,271	589,085	1,178,170	—	—	—	—	—	—	—
	5/05	5/05	pRSU(2)	—	—	—	14,343	57,371	114,742	—	—	—	303,493
	5/05	5/05	pRSU(4)	—	—	—	23,102	92,409	184,818	—	—	—	434,322
	5/20	5/20	RSU(5)	—	—	—	—	—	—	138,614	—	—	651,486
	5/20	5/20	SO(6)	—	—	—	—	—	—	—	654,206	4.70	1,310,593

(1)	STI—Represents the threshold, target and maximum estimated possible payouts for fiscal year 2015 under our 2015 STIC plan.

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(2)	pRSU—Represents the fiscal year 2015 portion of a performance-based RSU award granted under our 2014 LTIC plan, which is subject to adjustment in accordance with the performance objectives. Vesting of any earned pRSUs generally occurs 100%, depending on achievement in the one-year performance period ending on March 31, 2016, on May 20, 2017 (August 18, 2017 for Mr. Claure). For Mr. Euteneuer, 31,507 of such pRSUs were forfeited as a result of his termination.

(3)	TIA —Represents the estimated possible payouts for TIA awards. If the volume-weighted average price over any consecutive 150-calendar days during the June 1, 2015 through May 31, 2019 performance period is achieved, the earned tiRSUs vest 50% on the fourth anniversary of the grant date and 50% on the fifth anniversary of the grant date (May 31, 2019 and May 31, 2020 for Mr. Crull). As discussed above, in exchange for his TIA award, Mr. Claure will receive neither an increase in base salary nor an increase in short-term incentive bonus opportunity during the Initial Term, and will receive no awards under the long-term incentive plans for 2016, 2017 and 2018.

(4)	pRSU—Represents the fiscal year 2015 portion of a performance-based RSU award granted under our 2015 LTIC plan, which is subject to adjustment in accordance with the performance objectives. Vesting of any earned pRSUs generally occurs 100%, depending on achievement in the one-year performance period ending on March 31, 2016, on May 20, 2018. For Mr. Euteneuer, 50,749 of such pRSUs were forfeited as a result of his termination.

(5)	RSU—Represents a time-based RSU award granted under our 2015 LTIC plan. Vesting generally occurs 100% on May 20, 2018 (August 31, 2017 for 520,000 shares for Mr. Robbiati). For Mr. Euteneuer, 117,765 of such RSUs were forfeited as a result of his termination.

(6)	SO—Represents stock options granted under our 2015 LTIC plan. Vesting generally occurs 33 1⁄3% on each of May 20, 2016, May 20, 2017 and May 20, 2018. For Mr. Euteneuer, 654,206 of such stock options were forfeited as a result of his termination.

(7)	Amounts reflect the grant date fair value, and, for awards subject to performance-based vesting conditions, based on the probable outcome of the performance conditions as of the grant date, calculated in accordance with FASB ASC Topic 718. For tiRSU awards, a Monte Carlo simulation was used, which is a generally accepted statistical technique used, in this instance, to simulate a range of possible future stock prices for Sprint and the probability of the award being achieved at each level.

(8)	Does not reflect additional 20% achievement milestone as discussed above under “Key Fiscal Year 2015 Compensation Decisions—2015 STIC Plan”.

Employment Agreements

We had employment agreements with each of our named executive officers during fiscal year 2015. For information regarding the material terms of such employment agreements, see the tabular and narrative disclosure under “—Compensation Discussion and Analysis” and “—Fiscal Year 2015 Potential Payments upon Termination of Employment or Change in Control.”

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Outstanding Equity Awards at 2015 Fiscal Year-End

The table below summarizes option awards and stock awards outstanding as of March 31, 2016 held by each of our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(1)
Claure	983,025 (2)	1,966,052 (2)	5.62	8/18/2024	2,742,339 (7)	9,543,340	10,465,506 (8)	36,419,961
Robbiati	—	300,000 (3)	5.06	8/31/2025	640,481 (7)	2,228,874	1,346,386 (8)	4,685,423
Jones	19,681 (4)	39,362 (4)	8.99	5/20/2024	137,147 (7)	477,272	1,323,202 (8)	4,604,743
	61,439 (5)	122,878 (5)	4.75	12/8/2024	—	—	—	—
		224,299 (3)	4.70	5/20/2025	—	—	—	—
Solé	—	149,533 (3)	4.70	5/20/2025	52,805 (7)	183,761	1,292,244 (8)	4,497,009
Saw	37,721 (4)	75,444 (4)	8.99	5/20/2024	186,957 (7)	650,610	704,577 (8)	2,451,928
	88,318 (5)	176,638 (5)	4.75	12/8/2024	—	—	—	—
	—	214,953 (3)	4.70	5/20/2025	—	—	—	—
Crull	—	373,832 (3)	4.65	5/31/2025	132,013 (7)	459,405	2,605,611 (8)	9,067,526
Euteneuer	381,671 (6)	—	4.14	3/9/2018	—	—	—	—
	680,371 (6)	—	2.00	3/9/2018	—	—	—	—

(1)	Market value is based on the closing price of a share of our common stock of $3.48 on March 31, 2016.

(2)	Stock options generally vest/vested 33 1⁄3% on each of August 18, 2015, August 18, 2016 and August 18, 2017.

(3)	Stock options generally vest/vested 33 1⁄3% on each of May 20, 2016, May 20, 2017 and May 20, 2018.

(4)	Stock options generally vest/vested 33 1⁄3% on each of May 20, 2015, May 20, 2016 and May 20, 2017.

(5)	Stock options generally vest/vested 33 1⁄3% on each of December 8, 2015, December 8, 2016 and December 8, 2017.

(6)	Stock options are fully vested.

(7)	For Mr. Claure, consists of 2,742,339 time-based RSUs that generally vest on August 18, 2017.

For Mr. Robbiati, includes 520,000 time-based RSUs that generally vest on August 31, 2017.

For the following named executive officers, consists of time-based RSUs that generally vest on May 20, 2017:

Amount
Jones	57,939
Saw	111,049

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For the following named executive officers, consists of time-based RSUs that generally vest on May 20, 2018:

Amount
Robbiati	120,481
Jones	79,208
Solé	52,805
Saw	75,908
Crull	132,013

(8)	For the following named executive officers, consists of pRSUs that generally vest on May 20, 2017 and with respect to which the applicable performance periods have not been completed:

Amount
Jones	9,835
Saw	18,851

For Mr. Claure, consists of 465,506 pRSUs that generally vest on August 18, 2017 and with respect to which the applicable performance periods have not been completed.

For the following named executive officers, consists of pRSUs that generally vest on May 20, 2018 and with respect to which the applicable performance periods have not been completed:

Amount
Robbiati	96,386
Jones	63,367
Solé	42,244
Saw	60,726
Crull	105,611

For the following named executive officers, consists of tiRSUs that generally become eligible to vest, subject to the attainment of the VWAP targets during the four-year period from June 1, 2015 through May 31, 2019, in two installments, with 50% of the earned tiRSUs generally vesting on the fourth anniversary of the grant date and the remaining 50% of the earned tiRSUs vesting on the fifth anniversary of the grant date, as follows:

Name	Amount	Vesting Date
Claure	10,000,000	50% on August 7, 2019 and August 7, 2020
Robbiati	1,250,000	50% on August 31, 2019 and August 31, 2020
Jones	1,250,000	50% on August 28, 2019 and August 28, 2020
Solé	1,250,000	50% on September 11, 2019 and September 11, 2020
Saw	625,000	50% on August 28, 2019 and August 28, 2020
Crull	2,500,000	50% on May 31, 2019 and May 31, 2020

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Fiscal Year 2015 Option Exercises and Stock Vested

The table below summarizes option awards that were exercised and stock awards that vested during fiscal year 2015 with respect to each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Claure	—	—	—	—
Robbiati	—	—	—	—
Jones(3)	38,879	96,809	59,792(3)	191,932
Solé	—	—	—	—
Saw	—	—	—	—
Crull	—	—	—	—
Euteneuer	—	—	—	—

(1)	Calculated based on the difference between the market price of the underlying common stock at exercise (based on the average high and low common stock price as reported on the NYSE composite on the date of exercise) and the exercise price of the stock options.

(2)	Amounts reflect the average high and low common stock price as reported on the NYSE composite of the underlying common stock on the day the stock award vested multiplied by the number of shares that vested.

(3)	Mr. Jones surrendered 19,387 shares of common stock receivable upon the vesting of his stock awards to satisfy tax withholding obligations, resulting in Mr. Jones receiving 40,405 shares of our common stock.

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Fiscal Year 2015 Pension Benefits

The table below summarizes the pension benefits to which our named executive officers were entitled as of March 31, 2016, which include the following:

•	Sprint Retirement Pension Plan (“Qualified Plan”) designed to provide funded, tax-qualified defined benefits up to the limits on compensation and benefits under the Internal Revenue Code; and
•	Sprint Supplemental Executive Retirement Plan (“SERP”), which provides unfunded, non-qualified benefits in excess of the limits applicable to the Qualified Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year
Claure	—	—	—	—
Robbiati	—	—	—	—
Jones	Qualified Plan	11	239,165	—
	SERP	11	45,328	—
Solé	—	—	—	—
Saw	—	—	—	—
Crull	—	—	—	—
Euteneuer	—	—	—	—

(1)	Amounts have been measured as of March 31, 2016 and are based on a number of assumptions, including (a) a discount rate of 4.3%; (b) mortality rates based on standard actuarial tables; (c) no retirements prior to normal retirement age or withdrawals for disability or otherwise prior to retirement; and (d) a normal retirement age of 65 for all benefits.

Sprint Retirement Pension Plan

The Qualified Plan is a tax-qualified defined benefit pension plan. Only individuals who were employed with us prior to August 12, 2005, the date of the Sprint-Nextel merger, are eligible to participate in the Qualified Plan. Mr. Jones was the only named executive officer eligible to participate in the Qualified Plan for fiscal year 2015.

Benefits under the Qualified Plan are based on each participant’s number of years of credited service and his or her eligible compensation. Benefit accruals under the Qualified Plan were frozen on December 31, 2005 for all Qualified Plan participants. Eligible compensation under the Qualified Plan is equal to the sum of base salary, certain annual short term incentive compensation, sales commissions and sales bonus compensation, including any amounts deferred under applicable deferred compensation plans, subject to annual compensation limits under the Internal Revenue Code.

The benefit amount, expressed as a single life annuity beginning at age 65, is equal to:

•	the product of 1.5% and the average annual compensation for the 60 months ending on December 31, 1993, multiplied by the number of years of credited service through December 31, 1993, plus

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•	the product of 1.5% and eligible compensation earned from January 1, 1994 through December 31, 2005.

Benefits are limited by the Internal Revenue Code. The limit for 2015 was $210,000, expressed as a single life annuity beginning at normal retirement age. Benefits under the Qualified Plan are payable in the form of an annuity with monthly benefit payments. No lump sum is available for Mr. Jones. Benefits under this plan are funded by an irrevocable tax-exempt trust.

Participants who are at least age 55 and have at least 10 years of service when they separate from service are eligible to elect a reduced early retirement benefit. The benefit is reduced by 5% for each year the benefit commences before age 65. Mr. Jones was eligible for early retirement benefits under the Qualified Plan as of March 31, 2016 if he were to separate from service.

Sprint Supplemental Executive Retirement Plan

Our SERP is an unfunded, non-qualified defined benefit pension plan designed to restore a participant’s overall retirement benefit to the level that would have been payable under the Qualified Plan absent certain Internal Revenue Code limitations. Mr. Jones was the only named executive officer eligible to participate in the SERP for fiscal year 2015.

Benefits under the SERP are based on each participant’s number of years of credited service and the participant’s eligible compensation. Benefit accruals under the SERP were frozen on December 31, 2005 for all SERP participants. The years of credited service for Mr. Jones are based only on his service while eligible for participation in the Qualified Plan.

Eligible compensation under the SERP is equal to the sum of base salary, certain annual short term incentive compensation, sales commissions, and sales bonus compensation, inclusive of any amounts deferred under applicable deferred compensation plans. The amount of such compensation is not limited by the Internal Revenue Code annual compensation limits.

The benefit amount, expressed as a single life annuity beginning at age 65, is equal to:

•	the product of 1.5% and the average annual compensation for the 60 months ending on December 31, 1993, multiplied by the number of years of credited service through December 31, 1993, plus
•	the product of 1.5% and eligible compensation earned from January 1, 1994 through December 31, 2005.

This benefit amount is reduced by the benefit amount provided by the Qualified Plan.

Benefits under the SERP are payable in the form of an annuity with monthly benefit payments. No lump sum is available for Mr. Jones. The SERP is unfunded; thus, participants are general creditors of ours with respect to their SERP benefit payments.

Participants who are at least age 55 and have at least 10 years of service when they separate from service are eligible to elect a reduced early retirement benefit. The benefit is reduced by 5% for each year the benefit commences before age 65. Mr. Jones was eligible for early retirement benefits under the SERP as of March 31, 2016 if he were to separate from service.

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Fiscal Year 2015 Nonqualified Deferred Compensation

As described in the narrative following the table, the following table sets forth information concerning nonqualified deferred compensation for the named executive officers for the fiscal year ended March 31, 2016.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings In Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Claure	Deferred Compensation Plan	—	—	—	—	—
Robbiati	Deferred Compensation Plan	—	—	—	—	—
Jones	Deferred Compensation Plan	—	—	1,826	—	326,848
Solé	Deferred Compensation Plan	—	—	—	—	—
Saw	Deferred Compensation Plan	—	—	2,520	—	407,623
Crull	Deferred Compensation Plan	—	—	—	—	—
Euteneuer	Deferred Compensation Plan	—	—	—	—	—
	RSU and pRSU awards	—	—	—	—	2,205,180

Deferred Compensation Plan

Certain employees, including our named executive officers, are entitled to participate in the Sprint Corporation Deferred Compensation Plan, a nonqualified and unfunded plan under which participants may defer to future years the receipt of certain compensation. For fiscal year 2015, the plan permitted participants to defer up to 50% of base salary, up to 75% of their STIC plan payout, and up to 75% of cash-based performance unit payouts made under the LTIC plan. We discontinued the matching program for the 2015 plan year.

Compensation deferred by participants is credited to a bookkeeping account that represents our unsecured obligation to repay the participant in the future. Participants elect to allocate deferred contributions among one or more hypothetical investment options, which include one option that tracks our common stock and other options that track broad-based bond and equity indices. Participants may change hypothetical investment elections only four times a year and at least three months must elapse between each change. Under the plan, the amount of our unfunded obligation is determined by tracking the value in the bookkeeping account according to the performance of the hypothetical investments.

RSU and pRSU Awards

On December 9, 2015, Mr. Euteneuer vested in 414,672 time-based RSUs, 109,005 pRSUs allocable to the 2014 performance period under the 2014 LTIC, 25,864 pRSUs allocable to the 2015 performance period under the 2014 LTIC, and 41,660 pRSUs allocable to the 2015 performance period under the 2015 LTIC. These RSUs and pRSUs will be delivered to him in fiscal year 2016. The original grant date value of the 2013 time-based RSUs, the 2014 time-based RSUs, and the pRSUs under the 2014 LTIC were previously reported.

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Fiscal Year 2015 Potential Payments upon Termination of Employment or Change in Control

Upon a termination of employment at the end of the fiscal year ended March 31, 2016, due to a resignation without good reason or termination by us with cause, our named executive officers would be entitled to only those payments and benefits provided to all of our salaried employees on a non-discriminatory basis (accrued benefits), including:

•	accrued salary and vacation pay; and
•	payment of any vested balances or accrued benefits under our 401(k) Plan, Sprint Corporation Deferred Compensation Plan, Qualified Plan, and SERP.

In addition, if any of our named executive officers satisfied the age and service requirements as of the end of the fiscal year ended March 31, 2016, and had their termination been at their normal retirement, they would be entitled to receive (consistent with benefits provided to all our salaried employees) accelerated vesting on options outstanding for one year and pro-rata vesting on RSUs outstanding for two years. Unvested RSUs will be forfeited as of the separation from service date. For more information on the retirement and deferred compensation benefits available to our named executive officers, see “—Setting Executive Compensation—Other Components of Executive Compensation.”

Pursuant to the terms of our named executive officers’ respective employment agreements, equity award agreements and/or our Change in Control Severance Plan (CIC Severance Plan), upon an involuntary termination without cause or resignation for good reason (in connection with a change in control or not) or a termination in connection with their disability or death, our named executive officers would be entitled to not only their accrued benefits noted above, but other payments and benefits as set forth in more detail below.

While each of the applicable employment agreements and the CIC Severance Plan set forth relevant definitions in full, generally:

“Change in control” generally means: (1) the acquisition by a person or group, excluding SoftBank or its controlled affiliates, of 30% or more of Sprint’s voting stock; (2) a change in the composition of a majority of our directors; (3) the close of a merger, reorganization, business combination or similar transaction after which: (a) Sprint’s stockholders do not hold more than 50% of the combined entity, (b) the members of Sprint’s board do not constitute a majority of the directors of the combined entity, or (c) a person or group holds 30% or more of the voting securities of the combined entity; (4) Sprint ceasing to have equity securities trading on a national securities exchange; or (5) the liquidation or dissolution of Sprint.

We generally have “cause” to terminate the employment of a named executive officer involuntarily if that officer (1) materially breaches his employment agreement, (2) fails to perform his duties, (3) intentionally acts in a manner that is injurious to us, (4) is convicted of (or pleads no contest to) any felony, (4) commits any intentional or knowing violation of any material antifraud provision of federal or state securities laws, (5) committed any willful misconduct or criminal activity, (6) is abusing alcohol or prescription drugs in a manner that affects work performance, (7) uses illegal drugs, or (8) violates our code of conduct.

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“Good reason” generally means the occurrence of any of the following without the named executive officer’s consent:

•	our material breach of his employment agreement; a reduction in salary or short-term incentive compensation target opportunity, except for across-the-board reductions; certain relocations; or, for Mr. Euteneuer only, if we had required him to stop reporting directly to the CEO, or, for Mr. Claure, a material diminution in responsibilities or authorities or a material adverse change in his position or title, and for Mr. Solé, a material reduction in his duties and responsibilities; or
•	in connection with a change in control:
¡	a significant and adverse reduction of a named executive officer’s duties or responsibilities or organizational status;
¡	the failure to provide a long-term incentive compensation opportunity comparable to other senior executives or a greater than 10% across-the-board reduction to any of base salary or short- or long-term incentive compensation opportunities;
¡	reduction in the aggregate employee benefits, except for across the board reductions; or
¡	our failure to obtain an agreement from a successor to assume the employment agreement or the CIC Severance Plan.

As a condition to a named executive officers’ entitlement to receive the amounts below, except for vested retirement or death benefits, such officer would have been:

•	required to execute a release in favor of us;
•	subject to confidentiality and non-disparagement provisions on a permanent basis following the termination of their employment; and
•	for the duration of their respective payment periods, prohibited from:
¡	engaging in certain employment activities with a competitor of ours;
¡	soliciting our employees and certain other parties doing business with us to terminate their relationship with us; and
¡	soliciting or assisting any party to undertake any action that would be reasonably likely to, or is intended to, result in a change in control or seek to control our board.

If the named executive officer breached any of these obligations, he would have no rights in, and we would have no obligation to provide, any severance benefits yet to be paid or provided under his employment agreement and any outstanding equity-based award granted under his employment agreement would have terminated immediately.

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The following table and footnotes, along with the narrative below, describe the potential payments and benefits that would be provided to our named executive officers other than Mr. Euteneuer (whose employment terminated on December 9, 2015) upon each respective hypothetical March 31, 2016 termination of employment scenario, based on the closing price of a share of our common stock of $3.48 on that date. The Non-CIC column shows the amounts due to each named executive officer (other than Mr. Euteneuer) in the event of his involuntary termination without cause or resignation with good reason on March 31, 2016. Amounts in the CIC column assume a qualifying termination in connection with a change in control occurring on March 31, 2016.

Without Cause or for Good Reason(1)
			Non-CIC ($)	CIC ($)	Disability ($)	Death ($)
Claure	Salary-based		3,393,000	3,000,000	—	—
	STIC-based		9,000,000	9,000,000	3,000,000	3,000,000
	Equity-based(2)		27,122,094	45,963,161	27,122,094	27,122,094
	Benefits		50,609	55,779	10,389	—

		Total	39,565,703	58,018,940	30,132,483	30,122,094
Robbiati	Salary-based		1,600,000	1,600,000	—	—
	STIC-based		2,584,699	2,584,699	584,699	584,699
	Equity-based(2)		3,114,304	6,914,297	3,651,052	3,651,052
	Benefits		48,008	52,212	8,606	—

		Total	7,347,011	11,151,208	4,244,358	4,235,751
Jones	Salary-based		675,000	675,000	—	—
	STIC-based		974,000	974,699	367,199	367,199
	Equity-based(2)		1,388,356	5,082,015	1,818,770	1,818,770
	Benefits		46,661	46,661	7,774	—

		Total	3,084,716	6,778,374	2,193,743	2,185,969
Solé	Salary-based		652,500	652,500	—	—
	STIC-based		946,660	946,660	359,410	359,410
	Equity-based(2)		1,182,278	4,680,771	1,417,526	1,417,526
	Benefits		48,527	48,527	9,018	—

		Total	2,829,965	6,328,458	1,785,954	1,776,936
Saw	Salary-based		825,000	825,000	—	—
	STIC-based		1,046,562	1,046,562	427,812	427,812
	Equity-based(2)		984,134	3,102,538	1,470,916	1,470,916
	Benefits		52,265	52,265	11,510	—

		Total	2,907,960	5,026,365	1,910,237	1,898,728
Crull	Salary-based		1,600,000	1,600,000	—	—
	STIC-based		2,400,000	2,400,000	800,000	800,000
	Equity-based(2)		2,412,322	9,526,932	3,000,442	3,000,442
	Benefits		46,957	50,916	7,958	—

		Total	6,459,279	13,577,848	3,808,400	3,800,442

(1)	The CIC Severance Plan provides that if the payments and benefits provided to an executive under the CIC Severance Plan or any other plan or agreement would constitute an “excess

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parachute payment” for purposes of Section 280G of the Internal Revenue Code, the executive would either have his or her payments and benefits reduced to the highest amount that could be paid without triggering excise taxes under Section 4999 of the Internal Revenue Code; or, if greater, receive the after-tax amount of his or her payment and benefits taking into account the excise taxes and any other applicable federal, state and local taxes. Amounts do not take into account any possible reduction due to the effects of Section 280G of the Internal Revenue Code.

(2)	Includes stock options, RSUs, and pRSUs. The value of options is based on the intrinsic value of the options, which is the difference between the exercise price of the option and the market price of our shares on March 31, 2016, multiplied by the number of options, and the value of RSUs and pRSUs is based on the market value of our stock on March 31, 2016, multiplied by the number of RSUs or pRSUs, as applicable.

Generally, if an involuntary not for cause termination occurs during the CIC protection period (which generally covers the 6-month period before a change in control through the 18-month period ending following a change in control), then RSUs and pRSUs vest in full as of termination date. Stock options granted after 2014 vest in full on termination date and vested stock options remain exercisable for 90 days. Stock options granted 2012 and prior continue to vest during severance and vested stock options remain exercisable for 90 days after severance ends. If an involuntary not for cause termination occurs outside of the CIC protection period, then RSUs or pRSUs are prorated as of termination date. Unvested stock options granted after 2014 are forfeited on termination date. Vested stock options remain exercisable for 90 days. Stock options granted 2012 and prior continue to vest during severance and vested stock options remain exercisable for 90 days after severance ends.

For a termination due to disability, generally, outstanding options vest immediately and remain exercisable until the earlier of five years and the expiration date of the options, and RSUs and pRSUs vest immediately, with pRSUs deemed vested at target levels, subject to performance adjustment for pRSUs allocated to a performance period ending on or before the separation date.

For a termination due to death, generally, outstanding options vest immediately and remain exercisable until the earlier of 12 months and the expiration of the term of the option, and outstanding RSUs and pRSUs vest in full, with pRSUs deemed vested at target levels, subject to performance adjustment for pRSUs allocated to a performance period ending on or before the separation date.

Mr. Euteneuer

Mr. Euteneuer terminated employment with us on December 9, 2015. He accrued, as a result of his involuntary termination without cause, payments and benefits of $1,550,000 in salary-based, $2,456,814 in STI-based, $2,211,091 in equity-based (as described in footnote 2 above) compensation, $19,827 in benefits, and $35,000 in outplacement services, for a total of $6,272,630 to be paid over the course of his 24 month payment period.

Resignation for Good Reason or Involuntary Termination without Cause

Mr. Claure: If Mr. Claure’s employment had been terminated either by him for good reason or by us without cause, he generally would have been entitled to the following payments and benefits:

•	Salary-based: for a termination outside the CIC protection period, a lump sum amount of $3,393,000, and for a termination during the CIC protection period, an amount equal to 2 times his then-current base salary;

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•	STIC-based: for a termination outside of the CIC protection period, (i) a payment equal to his STIC award for fiscal year 2015, (ii) a “capped bonus award” (as defined in his employment agreement) for the first fiscal year following termination, and (iii) a pro-rata (based on days of service) capped bonus award for the second fiscal year following termination, in each case, payable in the calendar year in which such bonus award or capped bonus award is determined; and for a termination during the CIC protection period, (i) a pro-rata payment equal to his target STIC award for fiscal year 2015, and (ii) a payment equal to 2 times his target STIC award;
•	Equity-based: (i) immediate vesting of his initial LTIP award, subject to adjustment for achievement of applicable performance goals, as applicable, (ii) pro-rated vesting of any earned shares subject to his TIA award, based on the portion of the vesting period worked prior to termination (or, if the termination occurs during the CIC protection period, earned shares in respect of the TIA award, if any, will vest in full), and (iii) with respect to future LTIP awards, pro rata acceleration based on the portion of the vesting period worked prior to termination, subject to adjustment for achievement of applicable performance goals; and
•	Benefits: for a termination outside of the CIC protection period, (i) continued participation at employee rates in our group health plans for the duration of the COBRA continuation period (and following such period, reimbursement for the amount of premiums in excess of employee rates for continued participation in our group health plans for the remainder of the 2 year payment period following the COBRA continuation period, if any), (ii) continued participation in our life insurance plans at employee rates for the 2 year payment period; and (iii) outplacement services in an amount not to exceed $35,000, through the period ending December 31 of the second calendar year following the year of termination; and for a termination during the CIC protection period, (i) continued participation in our group health and life plans at employee rates for the 2 year payment period, and (ii) outplacement services for the 2 year payment period in an amount not to exceed $35,000.

Other Named Executive Officers: If the employment of our named executive officers (other than Mr. Euteneuer, whose employment terminated on December 9, 2015, and Mr. Claure, whose payments are described above) had been terminated either by them for good reason or by us without cause, they would have been entitled to:

•	Salary-based: An amount equal to 2 times (or 1.5 times for Messrs. Solé, Jones, and Saw) their then current base salary (payable over 2 years or 18 months, as applicable, or in a lump sum if the termination occurs during the CIC protection period);
•	STIC-based: for a termination outside of the CIC protection period, (i) a payment equal to the STIC award for fiscal year 2015, prorated to the termination date for a March 31, 2016 termination, (ii) a “capped bonus award” (as defined in the applicable employment agreement) for the first fiscal year following termination, and (iii) a pro-rata (based on days of service) capped bonus award for the second fiscal year following termination, in each case, payable in the calendar year in which such bonus award or capped bonus award is determined; and for a termination during the CIC protection period, a pro-rata payment equal to the target STIC award for fiscal year 2015, and a payment equal to 2 times (or 1.5 times, for Messrs. Solé, Jones, and Saw) their target STIC award;
•	Equity-based: a payment of (i) outstanding options with exercisability of such options vested through the 90th day (except for Mr. Jones, whose options would be exercisable for five years subject to the original option expiration term due to his eligibility for early retirement); and (ii) RSUs prorated to their termination date and pRSUs adjusted for performance; and

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•	Benefits: for a termination outside of the CIC protection period, (i) continued participation at employee rates in our group health plans for the duration of the COBRA continuation period, (ii) continued participation in our life insurance plans at employee rates for 2 years (or 1.5 years for Messrs. Solé, Jones, and Saw) following termination; and (iii) outplacement services in an amount not to exceed $35,000, through the period ending December 31 of the second calendar year following the year of termination; and for a termination during the CIC protection period, (i) continued participation for the applicable 2-year of 18-month payment period at employee rates in our group health and life plans, and (ii) outplacement services in an amount not to exceed $35,000, each for the duration of the 2-year of 18-month payment period.

Termination Disability Plan Benefits

If our named executive officers’ employment had terminated as a result of their disability, they would have been entitled to:

•	Salary-based: for all named executive officers except for Mr. Claure, continuation of their base salary for 12 months, less any benefits paid under our Long-term Disability Plan, through periodic payment with the same frequency as our payroll schedule;
•	STIC-based: a payment of their 2015 STIC plan award prorated to the termination date and payable based on actual performance;
•	Equity-based: outstanding options would vest in full and remain exercisable until the earlier of five years following termination and the expiration of the term of the option, outstanding RSUs and pRSUs would vest in full, with performance-based RSUs deemed vested at target levels, subject to performance adjustment for pRSUs allocated to a performance period ending on or before the separation date; and
•	Benefits: continued participation at employee rates in our group health and life plans for 12 months.

Termination as a Result of Death

Had our named executive officers’ employment terminated as a result of their death, their estates would have been entitled, as with respect to our employees generally, to a payment of their 2015 STIC plan award prorated to the termination date and payable based on actual performance; and immediate vesting of outstanding options, which would remain exercisable until the earlier of 12 months and the expiration of the term of the option, and immediate vesting of outstanding RSUs and pRSUs, with pRSUs deemed vested at target levels, subject to performance adjustment for pRSUs allocated to a performance period ending on or before the separation date.

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Certain Relationships and Related Party Transactions

Certain Relationships and Related Party Transactions

SoftBank, through its wholly-owned subsidiaries, is the controlling stockholder of Sprint. Mr. Son is SoftBank’s controlling stockholder, chairman of the board and chief executive officer. Mr. Fisher is the founder of SoftBank Capital, a director and president of SoftBank Holdings, Inc., and a member of the board of directors of SoftBank and Brightstar, which became a controlled affiliate of SoftBank on January 29, 2014. Mr. Arora was the Vice Chairman, President, and Chief Operating Officer of SoftBank. In this section, we refer to SoftBank, its controlled affiliates (other than Sprint), and Messrs. Son, Fisher, and Arora as SoftBank Parties or each a SoftBank Party. We consider SoftBank Parties, as well as our other directors and executive officers, to be “related parties.”

Policy on Oversight of Related Party Transactions

Our board has adopted, and the Audit Committee has maintained, a written policy on the review and approval of transactions with related parties. The policy generally groups these transactions into two categories: (1) transactions requiring the approval by the Audit Committee; and (2) certain ordinary course transactions that are deemed pre-approved by the Audit Committee after being reviewed and approved as appropriate by our related party transaction committee, which is comprised of members of management. This related party transaction committee also acts as a gatekeeper by reviewing and analyzing related party transactions prior to submission to the Audit Committee for review.

Generally, the Audit Committee deems pre-approved any transaction or series of transactions with a SoftBank Party that is entered into in the ordinary course of business and has substantially the same terms and conditions offered to or by third parties, or where the rates or charges involved are determined by competitive bid, as well as certain tri-party agreements. All ordinary course transactions deemed pre-approved by our board must first be approved by the related party transaction committee.

Related Party Transactions During Fiscal Year 2015

Transactions with Sprint’s Officers and Directors

We have entered into indemnity agreements with our officers and directors that provide, among other things, that we will indemnify each such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Sprint or its subsidiaries.

Transactions with SoftBank Parties Outside the Ordinary Course of Business

Transactions with SoftBank Parties outside the ordinary course of business are reviewed by the Audit Committee. Unless otherwise noted, the transactions described in this section were reviewed and approved by the Audit Committee.

Sprint developed, owns, and operates a content delivery and device configuration platform known as Mobile ID. Sprint and a SoftBank subsidiary entered into a wholesale agreement providing for Sprint to enable the Mobile ID platform for use by SoftBank and license those capabilities to SoftBank. Sprint received approximately $900,000 in fees from SoftBank during fiscal year 2015 pursuant to this agreement.

Wholly-owned subsidiaries of Sprint and a SoftBank Party revised their International Roaming Agreement effective June 1, 2013, which was originally entered into prior to SoftBank becoming a beneficial owner. The amendment provided lower rates to Sprint for Sprint subscribers roaming on SoftBank’s network. Effective January 1, 2014, Sprint and a SoftBank subsidiary entered into a

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second amendment to the International Roaming Agreement. This amendment allows Sprint the ability to roam free of charge on SoftBank’s network. The board has also authorized the parties to enter into other amendments to the International Roaming Agreement, under which Sprint would not charge SoftBank for SoftBank subscribers roaming on Sprint’s CDMA network. The total value of this agreement for Sprint during fiscal year 2015 was approximately $2.3 million and the total value of this agreement for SoftBank was $3.5 million during fiscal year 2015.

Effective February 28, 2014, Sprint entered into an assignment agreement with a SoftBank Party and an unrelated third-party software vendor. The agreement resulted in: (1) a one-time payment by a SoftBank Party to a Sprint subsidiary of approximately $900,000 in 2014, and (2) SoftBank’s agreement to pay the corresponding ongoing annual support services fees for the transferred licenses, which are approximately $300,000 per year (including fiscal year 2015), thereby relieving Sprint of such corresponding ongoing support services fees into perpetuity due to the perpetual terms of the licenses.

Effective June 16, 2014, Sprint and a SoftBank Party entered into an agreement whereby Sprint would provide information technology and other services to SoftBank at its facilities in San Carlos, California. Sprint received approximately $214,000 in revenues from SoftBank pursuant to this agreement during fiscal year 2015.

Effective May 14, 2014, Sprint and a SoftBank Party entered into a five-year Joint Provisioning Capacity Agreement to make available to each other network resources in the Asia Pacific region and the United States. The total transaction value of this agreement is approximately $8.8 million during the five-year term, with SoftBank contributing approximately $5.3 million and Sprint contributing approximately $3.5 million over five years. In fiscal year 2015, Sprint provided SoftBank with services with a market value equal to $827,000. Sprint’s cost to provide these services was $370,000. In fiscal year 2015, SoftBank provided Sprint with services with a market value equal to $865,000.

Effective February 3, 2015, Sprint and a SoftBank Party entered into an agreement whereby Sprint would perform certain tests related to wireless network performance for the SoftBank Party. The SoftBank Party would then reimburse Sprint for its costs associated with such testing. The project was not renewed beyond fiscal year 2015. Sprint accrued reimbursements of approximately $296,000 from SoftBank during fiscal year 2015.

Sprint has engaged a SoftBank Party to provide certain network testing services to assist Sprint’s network team in evaluating network performance. Sprint incurred expenses of approximately $3.6 million pursuant to this engagement during fiscal year 2015.

Sprint and SoftBank agreed to create a unified test environment for mobile device testing and certification in Overland Park, KS. Sprint has incurred expenses of approximately $5.5 million during fiscal year 2015 pursuant to this agreement. In addition, Sprint received reimbursement of approximately $1.7 million in costs from SoftBank and will receive annual lab usage fees and expenses of approximately $700,000 per year from SoftBank.

On November 5, 2014, our board approved a transaction whereby a SoftBank Party would provide engineers to Sprint to provide assistance with various network efforts. Effective January 1, 2015, the parties entered into a Secondment Agreement and a Cost Arrangement Agreement relating to such engineers. Sprint and a SoftBank Party also entered into an Agreement for Labor Cost Payment whereby the SoftBank affiliate would reimburse Sprint for the costs incurred under

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the Secondment Agreement and the Cost Arrangement Agreement during the period from January 1, 2015 until December 31, 2016. Sprint received approximately $10 million under the Agreement for Labor Cost Payment during fiscal year 2015. Sprint did not incur expenses payable to SoftBank under the Secondment Agreement and the Cost Arrangement Agreement during fiscal year 2015.

Effective August 17, 2015, Sprint and a SoftBank Party entered into a Master Purchase Agreement pursuant to which Sprint would purchase certain network equipment and related products. Sprint paid SoftBank approximately $3.86 million pursuant to the Master Purchase Agreement during fiscal year 2015.

Financing Transactions Involving Softbank

In November 2015, certain wholly-owned subsidiaries of Sprint entered into a series of agreements with Mobile Leasing Solutions, LLC, a company formed by a group of equity investors (“MLS”), including Softbank, to sell and lease-back certain leased devices in exchange for proceeds totaling approximately $1.1 billion and a cash deferred purchase price receivable of approximately $126 million. Subject to a cap of 20% of the aggregate cash purchase price, Sprint has guaranteed the rental payments and any termination payment owed to MLS. Monthly rental payments made to MLS totaled $60 million during the year ended March 31, 2016. As of March 31, 2016, the minimum estimated amounts due to MLS, acting for itself and on behalf of Series 1 thereof, for Tranche 1 were $673 million for fiscal year 2016 and $113 million for fiscal year 2017.

On April 28, 2016, certain wholly-owned subsidiaries of Sprint entered into a series of agreements with MLS to sell and lease-back certain leased devices in exchange for proceeds totaling approximately $1.1 billion and a cash deferred purchase price receivable of approximately $186.3 million. Subject to a cap of 20% of the aggregate cash purchase price, Sprint has guaranteed the rental payments and any termination payment owed to MLS. As of March 31, 2016, the minimum estimated amounts due to MLS, acting for itself and on behalf of Series 2 thereof, for Tranche 2 were $636.7 million for fiscal year 2016 and $227.9 million for fiscal year 2017.

On April 5, 2016, certain wholly-owned subsidiaries of Sprint entered into a series of agreements to sell, for an aggregate purchase price of approximately $3.4 billion, certain network equipment to unrelated bankruptcy-remote special purpose entities (collectively, “LeaseCo”), which equipment was simultaneously leased back to the Sprint subsidiaries. SoftBank is a junior lender of LeaseCo. Sprint has guaranteed the rental payments and termination payments owed to the special purpose entities. As of March 31, 2016, the minimum estimated amounts due to the LeaseCo were $375.3 million for fiscal year 2016 and $1.971 billion for fiscal year 2017. We expect that SoftBank will receive approximately $250 million in principal payments and approximately $33 million in interest by January 2018.

Transactions with SoftBank Parties in the Ordinary Course of Business and Certain Tri-Party Agreements

Sprint or its affiliates have also entered into various commercial arrangements with SoftBank Parties, including for international wireless roaming, wireless and wireline call termination, and potential joint procurement activities (collectively, the “Commercial Agreements”). These Commercial Agreements, which include interconnection agreements, sale of data telecommunication services, master services agreements, international roaming agreements, traffic termination agreements, port charge waivers, and other commercial agreements, were entered into in arms-length transactions in the ordinary course of business and are typical for Sprint’s contractual

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arrangements with other U.S. carriers and in third-party dealings. The Commercial Agreements and related contract orders between Sprint or its affiliates and SoftBank Parties covered an aggregate of less than $1.7 million in net payments for services, fees and expenses among the parties during fiscal year 2015. Such transactions are generally deemed pre-approved under our related party transactions policy.

Since January 1, 2014, Sprint and SoftBank have jointly entered into various roaming agreements with unrelated third parties. During the fiscal year 2015, the aggregate value of such transactions to SoftBank is approximately $23.1 million and the aggregate value of such transactions to Sprint is approximately $6.7 million. These transactions are deemed pre-approved under Sprint’s related party transaction policy.

Transactions with Brightstar

Sprint or its affiliates entered into various commercial agreements with Brightstar prior to Brightstar becoming a controlled affiliate of SoftBank in January 2014. These agreements were entered into in arms-length transactions in the ordinary course of business and are typical for Sprint’s contractual arrangements with unrelated third-parties. These transactions were valued at approximately $22.8 million during fiscal year 2015.

Effective May 7, 2014, Sprint consented to an assignment of a Master Services Agreement (“MSA”) and Statement of Work from an existing third party vendor to Brightstar. Pursuant to the MSA, Brightstar provides device buyback, trade-in technology, and related services to Sprint. Effective August 1, 2015, the parties entered into a new Statement of Work (“Postpaid Buyback SOW”) to replace the previous MSA and Statement of Work. For fiscal year 2015, Sprint incurred expenses payable to Brightstar of approximately $22.4 million and Brightstar incurred expenses payable to Sprint of approximately $160 million pursuant to the Postpaid Buyback SOW, the MSA, and the prior Statement of Work.

Effective July 9, 2014, Sprint and Brightstar entered into a Master Services and Product Agreement and thereafter entered into Statements of Work whereby Brightstar on behalf of Sprint (1) provides various services and equipment related to accessories management, and (2) provides device distribution services related to Sprint’s mobile virtual network operator distribution services. Sprint incurs no costs pursuant to both SOW 1 and SOW 2 as the costs are incurred directly by our dealers or MVNOs. Sprint earned a net revenue share of approximately $1 million during fiscal year 2015 pursuant to SOW 1 and earned no net revenues pursuant to SOW 2.

Effective July 23, 2014, Sprint and eSecuritel (n/k/a Brightstar) entered into a Master Services Agreement whereby eSecuritel provides insurance and extended warranty phone replacement services for Sprint’s Prepaid subscribers including the Boost and Virgin brands (“Brightstar Prepaid Agreement”). Sprint is responsible for billing and collecting the monthly premium, while Brightstar assumes the financial risk of the program. Premiums collected monthly are transferred to Brightstar minus Sprint’s billing and commission fee equal to 32% of the monthly premium amount per subscriber. Sprint incurred costs of less than $200,000 in fiscal year 2015 pursuant to this agreement. In accordance with a statement of work under the Brightstar Prepaid Agreement, the parties also entered into a transaction, which was not pre-approved by the Audit Committee or our board in accordance with written policy, by which Sprint used Brightstar to provide related insurance services for Sprint’s tablet device protection program (“Brightstar Tablet SOW”). Sprint incurred costs of approximately $200,000 pursuant to the Brightstar Tablet SOW during fiscal year 2015. Sprint earned billing commissions of approximately $73 million pursuant to both arrangements during fiscal year 2015. Brightstar retained approximately $39 million in revenues

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pursuant to both arrangements during fiscal year 2015. On April 12, 2016, the Audit Committee approved an extension of the Brightstar Prepaid Agreement and the Brightstar Tablet SOW until July 2017 in exchange for a $10 million cost reduction from Brightstar.

Effective March 20, 2015, Sprint and Brightstar entered into a Consulting Services Agreement whereby Brightstar provided the services of certain of its employees to Sprint on a full time basis for the 2015 calendar year, which was not pre-approved by the Audit Committee or our board in accordance with written policy due to a misunderstanding of the consultants’ employment status at Sprint. Sprint incurred expenses payable to Brightstar of approximately $2.5 million under the Consulting Services Agreement during fiscal year 2015. This agreement terminated on December 31, 2015.

In July 2014, Sprint and Brightstar entered into a term sheet whereby Brightstar provides fourth-party logistics services to Sprint and charges Sprint a per-device fee. Primarily, these services include end-to-end supply chain services. In addition, Brightstar is to purchase handsets from manufacturers, which it is then to sell directly to Sprint’s retailers and dealers. During fiscal year 2015, Sprint incurred approximately $102 million in fees payable to Brightstar and reimbursed Brightstar for approximately $23.9 million in pass through costs. To facilitate this arrangement with Brightstar, Sprint has extended a $1 billion credit line to Brightstar to assist with the purchasing and distribution by Brightstar of devices and under the credit line. No interest is payable under the credit line and no interest was paid during fiscal year 2015. The maximum amount that has been outstanding on the credit line was $890 million on December 15, 2014 and the amount outstanding as of March 31, 2016 was $167 million. In addition, Sprint has guaranteed, on behalf of Brightstar, approximately $25 million in increases to credit lines and payment plans between Brightstar and various dealers and national retailers as requested by Sprint. Brightstar is to provide financing to dealers and customers consistent with Sprint past practices; additional credit may be extended based on Sprint’s financial assurance as to repayment, subject to a $25 million limit. Sprint and Brightstar entered into a final Statement of Work regarding Brightstar’s provision of fourth-party logistics services effective as of April 1, 2016. In addition, Sprint and Brightstar entered into an amendment to the arrangement in July 2016, pursuant to which (1) Brightstar sources devices through Sprint, and (2) the credit line described above was reduced from $1 billion to $700 million.

On January 20, 2015, we entered into a series of ordinary course transactions between Sprint and Brightstar whereby Sprint would purchase handsets from Brightstar pursuant to the fourth-party logistics services arrangement described above. These purchases resulted from repurchasing product previously sold to Brightstar in order to fulfill Sprint’s inventory needs and third-party channel returns pursuant to the agreement. We incurred expenses payable to Brightstar of approximately $31 million pursuant to this arrangement during fiscal year 2015.

Effective August 1, 2015, Sprint and Brightstar entered into two Statements of Work whereby Brightstar performs services related to (1) device buy back and trade-in (“Buyback SOW”), and (2) reverse logistics repair and triage (“Triage SOW”). We incurred expenses payable to Brightstar of approximately $604,000 in aggregate pursuant to the Buyback SOW and Triage SOW during fiscal year 2015.

We have entered into various ordinary course transactions between Sprint and Brightstar whereby Sprint agreed to (1) sell device cases and other accessories, and lease certain office space to Brightstar, and (2) purchase excess handsets, certain consulting services, tablet devices, and a retail software solution from Brightstar. Sprint incurred expenses of approximately $3.1 million and received payments of approximately $494,000 pursuant to these arrangements during fiscal year

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2015. In addition, we have entered into an accessory sale with Brightstar, pursuant to which we expect to receive payments of approximately $571,000.

Effective November 21, 2014, Sprint and Brightstar entered into a Sublease Agreement whereby Brightstar leases approximately 7,500 square feet at Sprint’s campus in Overland Park, Kansas. Sprint is expected to receive $800,000 in base rent during the five-year and three month term. Brightstar will also pay for certain operating costs and property taxes.

On November 5, 2015, the Audit Committee approved a transaction pursuant to which Sprint hired a former Brightstar employee who agreed to forgo his Brightstar severance package if Sprint paid him a signing bonus of $450,000. Brightstar agreed to reimburse Sprint for its $450,000 bonus cost. Accordingly, Sprint incurred expenses payable to such officer of approximately $450,000 pursuant to the transaction and Sprint received $450,000 in reimbursements from Brightstar as a result during fiscal year 2015.

Transactions with SoftBank Product Group (a Subsidiary of Brightstar)

Effective March 1, 2014, Sprint and SoftBank Parties entered into agreements with SoftBank Product Group (“SBPG”), a former subsidiary of Brightstar. Under these agreements, SBPG procured mobile devices and accessories on behalf of such parties. In connection with the transactions, Sprint paid SBPG an initial annual service fee of approximately $7.5 million for device services. For accessory services, Sprint compensated SBPG by paying a percentage markup above SBPG’s cost of acquiring accessories. The markup varied based on the accessory type, and could be increased or decreased so that the total amount paid to SBPG for accessory services was equal to one half of the estimated net savings attributable to SBPG’s efforts. The total accessory fees paid to SBPG were further limited to not more than certain costs related to the operation of SBPG’s accessories business unit, plus an agreed upon percentage of overhead. Other than these service fees, the estimated value of the transactions to SBPG is nominal as the agreements are primarily structured to enable SBPG to deliver savings and benefits to the Company and other participants in the arrangement (including SoftBank and Brightstar). Prior to entering into these agreements, these services were generally provided to Sprint without charge for setup and testing purposes. We incurred no expenses payable to SBPG under the device services agreement and Sprint incurred $2.2 million in expenses payable under the accessories agreement during fiscal year 2015.

Forward-Looking Statements

We include certain estimates, projections and other forward-looking statements in the transactions described above. Statements regarding expectations, including expected expenditures, revenues, and other amounts, as well as other statements that are not historical facts, are forward-looking statements. These statements reflect management’s judgments based on currently available information and involve a number of assumptions that could cause actual amounts to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, subscriber and network usage, subscriber growth and retention, pricing, operating costs, the timing of various events, and the economic and regulatory environment. Readers are cautioned that other factors, although not listed above, could also materially affect our future performance. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this proxy statement, including unforeseen events. For additional factors that could cause the results of the Company to differ materially from those indicated above, please refer to Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended March 31, 2016.

62 | Notice of Annual Meeting and Proxy Statement

Security Ownership

Security Ownership of Certain Beneficial Owners

The following table provides information about the only known beneficial owner of five percent or more of our common stock. For purposes of the table below, beneficial ownership is determined based on Rule 13d-3 of the Securities Exchange Act of 1934, which states that a beneficial owner is any person who directly or indirectly has or shares voting and/or investment or dispositive power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
SoftBank Group Corp.
1-9-1 Higashi-Shimbashi, Minato-ku,	3,346,443,454(2)	83%
Tokyo, 105-7303 Japan

(1)	The ownership percentages set forth in this column are based on Sprint’s outstanding shares on September 2, 2016 plus shares of Sprint common stock issuable upon exercise of a warrant to SoftBank, dated July 10, 2013, and assumes that SoftBank continued to own the number of shares reflected in the table above on September 2, 2016.

(2)	According to Schedule 13D filed with the SEC on September 28, 2015, by SoftBank Group Corp. SoftBank is the beneficial owner of, and has sole voting power and sole dispositive power with respect to, all of the shares.

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Security Ownership

Security Ownership of Directors and Executive Officers

The following table states the number of shares of our common stock beneficially owned as of September 2, 2016 by each current director, named executive officer, and all current directors and executive officers as a group. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the shares owned.

Name of Beneficial Owner	Shares Owned	Shares Covered by Exercisable Options and RSUs to be Delivered (1)	Percentage of Common Stock
Robert Bennett	133,164	8,937	*
Gordon Bethune	186,051	—	*
Marcelo Claure(2)	5,093,480	1,966,051	*
Kevin Crull	—	124,610	*
Joseph Euteneuer	615,064	1,062,042	*
Ronald Fisher	716,228	—	*
Julius Genachowski	51,187	—	*
Jaime Jones	101,655	175,567	*
Adm. Michael Mullen	92,393	—	*
Tarek Robbiati	—	100,000	*
John Saw	—	75,443
Masayoshi Son	—	—	*
Roger Solé	—	49,844	*
Sara Martinez Tucker	93,825	—	*
Current Directors and Executive Officers as a group (19 persons)	7,083,277	3,764,332	*

*Indicates ownership of less than 1%.

(1)	Represents shares that may be acquired upon the exercise of stock options exercisable, and shares of stock that underlie restricted stock units to be delivered, on or within 60 days after September 2, 2016 under our equity-based incentive plans.

(2)	According to a Form 4 filed February 27, 2015, in an open market purchase, Mr. Claure acquired 5,080,000 shares of Sprint stock, all of which are currently pledged as security for a line of credit with an unrelated third-party bank.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE initial reports of beneficial ownership and reports of changes in beneficial ownership of our shares and other equity securities. These people are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file, and we make these reports available at http://investors.sprint.com/financials/default.aspx.

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Security Ownership

To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations that no other reports were required, during fiscal year 2015, all Section 16(a) filing requirements applicable to our directors, executive officers and beneficial owners of more than 10% of our equity securities were met.

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Proposal 2 – Ratification of the Selection of the Independent Registered Public Accounting Firm

Proposal 2. Ratification of the Selection of the Independent Registered Public Accounting Firm

(Item 2 on Proxy Card)

Our Audit Committee has voted to appoint Deloitte & Touche LLP as our independent registered public accounting firm to audit the consolidated financial statements and the effectiveness of internal control over financial reporting for our Company and our subsidiaries for the fiscal year ending March 31, 2017. Our stockholders are asked to ratify that appointment at the annual meeting. In keeping with good corporate governance, the Audit Committee will periodically assess the suitability of our incumbent independent registered public accounting firm taking into account all relevant facts and circumstances, including the possible consideration of the qualifications of other accounting firms.

Deloitte has served as the independent registered accounting firm of Sprint Corporation (formerly known as Starburst II, Inc.) since its formation in 2012. Prior to the completion of the SoftBank Merger on July 10, 2013, KPMG LLP served as the independent registered accounting firm of Sprint Nextel.

Representatives of Deloitte are expected to be present at the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of Deloitte is not ratified at the meeting, the Audit Committee will consider the selection of another accounting firm.

The Audit Committee has adopted policies and procedures concerning our independent registered public accounting firm, including the pre-approval of services to be provided. Our Audit Committee pre-approved all of the services described above. The Audit Committee is responsible for the pre-approval of all audit, audit-related, tax and non-audit services; however, pre-approval authority may be delegated to one or more members of the Audit Committee. The details of any services approved under this delegation must be reported to the full Audit Committee at its next regular meeting. Our independent registered public accounting firm is generally prohibited from providing certain non-audit services under our policy, which is more restrictive than the SEC rules related to non-audit services. Any permissible non-audit service engagement must be specifically approved in advance by the Audit Committee. We provide quarterly reporting to the Audit Committee regarding all audit, audit-related, tax and non-audit services provided by our independent registered public accounting firm.

Our Board of Directors recommends that you vote “FOR” Proposal 2.

66 | Notice of Annual Meeting and Proxy Statement

Principal Accounting Fees and Services

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017. As described above, stockholders are being asked to ratify the appointment of Deloitte at the annual meeting pursuant to Proposal No. 2. Representatives of Deloitte are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The following table provides the fees billed for professional services rendered by Deloitte for fiscal years 2014 and 2015. The Audit Committee determined that the non-audit services rendered by Deloitte in fiscal year 2015 were compatible with maintaining its independence as our auditors.

The most significant engagement giving rise to the non-audit related services is in connection with a FCC order (the “FCC Order”) for which a Deloitte affiliate serves as a subcontractor of the FCC. This FCC Order provides for an independent Transition Administrator (“TA”) to oversee the band reconfiguration process on behalf of the FCC. In 2009, Deloitte Consulting LLP, one of Deloitte’s affiliates (“Deloitte Consulting”), entered into a subcontractor agreement with the TA to provide certain services to the TA on behalf of the FCC and not Sprint. Sprint is obligated to fund implementation of the FCC Order and, therefore, pays the fees of the TA and Deloitte Consulting. Accordingly, the Audit Committee did not engage the Deloitte affiliate or otherwise approve those services. The interaction between Deloitte Consulting and Sprint under the subcontractor agreement is limited to routine interactions of exchanging factual information relevant to Deloitte Consulting’s or Sprint’s obligations under the FCC Order. Deloitte Consulting has no obligation to provide services to or for Sprint. In addition, the FCC is the only entity that can compel any obligation. Sprint does not supervise, direct, manage, or otherwise have any responsibility or accountability for Deloitte Consulting’s products or services under the subcontractor agreement with the TA, other than to pay the costs associated with the FCC Order. Given the nature of this relationship with Deloitte and Deloitte Consulting, the Audit Committee concluded that payments made pursuant to the FCC Order do not affect the independence of Deloitte with respect to its audits.

	Fiscal Year ended March 31, 2016	Fiscal Year ended March 31, 2015

Audit Fees(1)	$12.4 million	$12.6 million

Audit-Related Fees(2)	$0.2 million	$0.7 million

Tax Fees	$0.1 million	$0.2 million

All Other Fees	$14.6 million(3)	$22.2 million(4)

(1)	For professional services rendered for the audit of our consolidated financial statements, the audit of the effectiveness of internal control over financial reporting, the review of the consolidated financial statements, and the audits of certain subsidiaries for statutory reporting purposes.

(2)	For professional audit-related services rendered to us, generally related to other attestation services including registration statements and other offering-related services.

(3)	Included approximately $2.8 million for management advisory services and $11.8 million for amounts paid by Sprint directly related to Deloitte for work performed on behalf of the FCC

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Principal Accounting Fees and Services

pursuant to the FCC Order during fiscal year 2015. When excluding the $11.8 million of fees required to be paid to Deloitte Consulting pursuant to the arrangement described above, the non-audit fees are approximately 18 percent of the total fees received by Deloitte.

(4)	Included approximately $7.7 million for management advisory services and $14.5 million for amounts paid by Sprint directly related to Deloitte for work performed on behalf of the FCC pursuant to the FCC Order during fiscal year 2014. When excluding the $14.5 million of fees required to be paid to Deloitte Consulting pursuant to the arrangement described above, the non-audit fees are approximately 36 percent of the total fees received by Deloitte in fiscal year 2014.

68 | Notice of Annual Meeting and Proxy Statement

Proposal 3 – Advisory Approval of the Company’s Named Executive Officer Compensation

Proposal 3. Advisory Approval of the Company’s Named Executive Officer Compensation

(Item 3 on Proxy Card)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act require that we permit our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in “Executive Compensation—Compensation Discussion and Analysis” and the accompanying Executive Compensation Tables and related narrative and footnote disclosures. At our 2011 Annual Meeting, Sprint Nextel stockholders approved, on an advisory basis, that an advisory vote on named executive officer compensation should be held annually. Based on such result, our board determined that the advisory vote on named executive officer compensation will be held every year until the next advisory vote on the frequency of future advisory votes on named executive officer compensation, which will be no later than the Company’s 2017 annual meeting of stockholders. The next stockholder advisory vote on named executive officer compensation will be held in connection with the 2017 annual meeting of stockholders.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who can contribute to our success. We believe our incentive compensation must strike a balance between rewarding achievement of our short-term objectives and rewarding long-term stockholder return and must be highly sensitive to the degree to which those results are realized. Please read “Executive Compensation—Compensation Discussion and Analysis” for additional details about our executive compensation programs.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Our board recommends a vote FOR the approval of the compensation of our named executive officers, including as described in the Compensation Discussion and Analysis, the compensation tables and narrative discussion following such compensation tables, and the other related disclosures in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on Sprint, the Compensation Committee, or our board of directors. Our board of directors and our Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future named executive officer compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Our Board of Directors recommends that you vote “FOR” Proposal 3.

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Proposal 4 – Approval of the Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan

Proposal 4. Approval of the Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan

(Item 4 on Proxy Card)

The Compensation Committee has recommended, and the Board has unanimously approved, an amendment and restatement of the Company’s 2015 Omnibus Incentive Plan (as so amended and restated, the “Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan,” or “Amended 2015 Plan”), which would in general (1) increase the authorized number of shares available for grant under the Amended 2015 Plan by 137 million new shares, (2) amend clause (iii) of the definition of Change in Control to provide that a Change in Control will occur if, during any consecutive 18-month period, more than 50% of the board ceases to be comprised of incumbent directors (rather than 30%), (3) extend the term of the Amended 2015 Plan until November 1, 2026, (4) implement a cash aspect to the annual director limit and increase the annual director limit accordingly; and (5) make certain other non-substantive, clarifying or conforming changes to the original plan document. The Amended 2015 Plan would become effective on November 1, 2016, if approved by stockholders at our 2016 annual meeting. If the Amended 2015 Plan is not approved by stockholders, the Company’s 2015 Omnibus Incentive Plan (the “2015 Plan”) would continue in effect in accordance with its existing terms.

At the 2015 annual meeting, stockholders approved the 2015 Plan. We did not request additional shares last year in connection with the adoption of the 2015 Plan; the entire initial authorization for the 2015 Plan was previously approved by stockholders and rolled over from the expiring 2007 Omnibus Incentive Plan (the “2007 Plan”). A full summary of the plan proposal for the Amended 2015 Plan is attached hereto as Annex A and the full terms of the Amended 2015 Plan are included as Annex B.

Adoption of this proposal requires the affirmative vote of the majority of the votes cast in person or by proxy by holders of our common stock entitled to vote at the annual meeting.

Our Board of Directors recommends that you vote “FOR” Proposal 4.

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General Information

General Information

Information Regarding Solicitation

Mailing Date: On or about September 22, 2016, we mailed to our stockholders entitled to vote at the meeting the Notice or, for stockholders who have already requested to receive printed materials, this proxy statement, the accompanying proxy card, and the Form 10-K for fiscal year 2015.

Address of Principal Executive Offices: 6200 Sprint Parkway, Overland Park, Kansas 66251.

Solicitation: These proxy materials are delivered in connection with the solicitation by our board of directors of proxies to be voted at our annual meeting of stockholders.

Purpose of the Annual Meeting

At the virtual annual meeting, you will be asked to:

•	elect each of the seven directors named herein (Item 1 on the proxy card);
•	ratify the selection of the independent registered public accounting firm (Item 2 on the proxy card);
•	approve, on an advisory basis, our named executive officer compensation (Item 3 on the proxy card);
•	approve the Amended 2015 Omnibus Incentive Plan (Item 4 on the proxy card); and
•	take action on any other business that properly comes before the meeting and any adjournment or postponement of the meeting.

Record Date; Stockholders Entitled to Vote

The close of business on September 2, 2016 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2016 annual meeting or any adjournments or postponements of the 2016 annual meeting.

As of the record date, we had 3,979,270,096 shares of our common stock outstanding of which 181,992 are not entitled to vote. These shares represent shares originally issued by Sprint Nextel that have not been exchanged for Sprint Corporation shares. Each share of our common stock entitles the record holder to one vote on each matter presented at the 2016 annual meeting.

A complete list of stockholders entitled to vote at the 2016 annual meeting will be available for examination by any stockholder at our Principal Executive Offices for purposes pertaining to the 2016 annual meeting during normal business hours for a period of ten days before the annual meeting and at www.virtualshareholdermeeting.com/SprintCorp16 during the annual meeting.

“Street Name” and Broker Non-Votes

You are a “record holder” if you hold our shares directly in your name through our transfer agent, Computershare Trust Company, N.A., as a stockholder of record. If you hold our shares through a broker, bank, financial institution, trust, or other nominee, then you are a holder of our shares in “street name.” If you hold your shares in “street name,” you must instruct the broker or other nominee about how to vote your shares.

A broker “non-vote” occurs when a stockholder holding in “street name” fails to provide voting instructions to his or her broker or other nominee. Under the rules of the NYSE, if you do not provide such instructions, the firm that holds your shares will have discretionary authority to vote your shares with respect to “routine” matters. Of the four items to be considered at our annual meeting, only the appointment of Deloitte (Item 2) is considered “routine.” Those non-routine items for which a stockholder’s broker or other nominee does not have discretion to vote are treated as broker “non-votes.”

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General Information

Voting Standards

	Election of Directors	Auditor Ratification	Advisory Approval of Executive Compensation	Approval of Amended 2015 Omnibus Incentive Plan
Voting Standard	Plurality, which means directors receiving the highest number of votes “FOR” will be elected	Majority of shares present and entitled to vote	Majority of shares present and entitled to vote	Majority of shares present and entitled to vote
Broker Non-Votes	Not counted as entitled to vote and therefore no effect	Not applicable	Not counted as entitled to vote and therefore no effect	Not counted as entitled to vote and therefore no effect
Treatment of Abstentions	Not applicable	Will be treated as a vote “AGAINST”	Will be treated as a vote “AGAINST”	Will be treated as a vote “AGAINST”
Uninstructed Proxy	Will be voted “FOR” this item.	Will be voted “FOR” this item.	Will be voted “FOR” this item.	Will be voted “FOR” this item.
Board Recommendation	“FOR”	“FOR”	“FOR”	“FOR”

We do not intend to bring any other matters before the meeting, and we do not know of any matters to be brought before the meeting by others. Should any matter not described above be properly presented at the meeting, the persons named in the proxy card will vote in accordance with their judgment as permitted.

Quorum

In order to carry on the business of the meeting, we must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting. We count abstentions and broker “non-votes” as present and entitled to vote for purposes of determining a quorum.

Voting of Proxies

“Giving a proxy” means that you authorize the persons named in the proxy card to vote your shares at the 2016 annual meeting in the manner directed. You may vote by proxy or, if you attend the annual meeting via the Internet, by following the instructions at www.virtualshareholdermeeting.com/SprintCorp16. To vote by proxy, you may use one of the following methods if you are a record holder:

•	By Internet—You can vote over the Internet at www.proxyvote.com by entering the control number found on your Notice or proxy card;

•	By Telephone—You can vote by telephone by calling 1-800-690-6903 and entering the control number found on your Notice or proxy card; or

•	By Mail—If you received your proxy materials by mail, you can vote by signing, dating, and mailing the proxy card in the pre-paid enclosed envelope. Your proxy card must be received before the voting polls close at the annual meeting.

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General Information

We request that you vote as soon as possible. When the proxy is properly submitted, the shares of stock represented by the proxy will be voted at the 2016 annual meeting in accordance with the instructions contained in the proxy.

If your shares are held in “street name” by a broker or other nominee, you should review the voting form used by that firm to determine whether you may provide voting instructions to the broker or other nominee by telephone or the Internet.

The deadline for voting by phone or via the Internet, except with respect to shares acquired through participation in our 401(k) plan, is 11:59 p.m. Eastern on October 31, 2016.

Your vote is important. Accordingly, you should vote via the Internet or by telephone; sign, date and return the enclosed proxy card if you received it by mail; or provide instructions to your broker or other nominee whether or not you plan to attend the annual meeting online.

Revocability of Proxies and Changes to a Stockholder’s Vote

You have the power to revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting. You can revoke your proxy or change your vote in one of four ways:

•	by sending a signed notice of revocation to our corporate secretary to revoke your proxy;

•	by sending to our corporate secretary a completed proxy card bearing a later date than your original proxy indicating the change in your vote;

•	by logging on to www.proxyvote.com in the same manner you would to submit your proxy electronically or calling 1-800-690-6903, and, in each case, following the instructions to revoke or change your vote; or

•	by attending the annual meeting online and voting, which will automatically cancel any proxy previously given. Attendance alone will not revoke any proxy that you have given previously.

If you choose any of the first three methods, you must take the described action no later than the beginning of the 2016 annual meeting. Once voting on a particular matter is completed at the annual meeting, you will not be able to revoke your proxy or change your vote. If your shares are held in street name by a broker or other nominee, you must contact that institution to change your vote.

Solicitation of Proxies

This solicitation is made on behalf of our board, and we will pay the cost and expenses of printing and mailing this proxy statement and soliciting and obtaining the proxies, including the cost of reimbursing brokers, banks, and other financial institutions for forwarding proxy materials to their customers. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, email, personal interviews or other methods of communication.

Voting by Our Employees Participating in Sprint’s 401(k) Plan

If you are an employee of Sprint who has a right to vote shares acquired through your participation in our 401(k) plan, you are entitled to instruct the trustee, Fidelity Management Trust Company, how to vote the shares allocated to your account. The trustee will vote those shares as you instruct. You will receive voting information for any shares held in your 401(k) plan account, as well as any other shares registered in your own name.

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General Information

If you do not instruct the trustee how to vote your shares, the 401(k) plan provides for the trustee to vote those shares in the same proportion as the shares for which it receives instructions from all other participants. To allow sufficient time for the trustee to vote, your voting instructions must be received by the trustee by 11:59 p.m. Eastern on October 29, 2016.

Delivery of Proxy Materials to Households Where Two or More Stockholders Reside

SEC rules allow us to deliver multiple Notices in a single envelope or a single copy of an annual report and proxy statement to any household where two or more stockholders reside if we believe the stockholders are members of the same family. This rule benefits stockholders by reducing the volume of duplicate information they receive at their households. It also benefits us by reducing our printing and mailing costs and reducing the environmental impact associated with our annual meeting.

We mailed Notices in a single envelope, or a single set of proxy materials, as applicable, to each household this year unless the stockholders in these households provided instructions to the contrary in response to a notice previously mailed to them. However, for stockholders who previously requested a printed set of the proxy materials, we mailed each stockholder in a single household a separate proxy card or voting instruction form. If you prefer to receive your own copy of the proxy materials for this or future annual meetings and you are a record holder, you may request a duplicate set by writing to shareholder relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B424, Overland Park, Kansas 66251, by email at shareholder.relations@sprint.com, or by calling 913-794-1091, and we will promptly furnish such materials. If a broker or other nominee holds your shares, you may instruct your broker to send duplicate mailings by following the instructions on your voting instruction form or by contacting your broker.

If you share a household address with another stockholder, and you receive duplicate mailings of the proxy materials this year, you may request that your household receive a single set of proxy materials in the future. If you are a record holder, please contact Sprint Shareholder Relations using one of the contact methods described above. If a broker or other nominee holds your shares, you should follow the instructions on your voting instruction form or contact your broker.

If you hold some shares as a record holder or through our 401(k) plan, and other shares in the name of a broker or other nominee, we must send you proxy materials for each account. To avoid receiving duplicate sets of proxy materials, you may consolidate accounts or consent to electronic delivery as described in the following section.

Internet Availability of the Proxy Materials

We are able to distribute the annual report and proxy statement to stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address, eliminates the cost of sending these documents by mail and reduces the environmental impact associated with our annual meeting. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. Alternatively, you may elect to receive all future annual reports and proxy statements by mail instead of viewing them via the Internet. To make an election, please log on to www.proxyvote.com and enter your control number.

If you have enrolled for electronic delivery, you will receive an email notice of stockholder meetings. The email will provide links to our annual report and our proxy statement. These documents are in PDF format so you will need Adobe Acrobat® Reader to view these documents online, which you can download for free by visiting www.adobe.com. The email will also provide a link to a voting web site and a control number to use to vote via the Internet.

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General Information

Attending the Annual Meeting Online

We are having a completely virtual meeting of stockholders. Anyone can view the annual meeting live via the internet at www.virtualshareholdermeeting.com/SprintCorp16.

We encourage you to access the meeting prior to the start time.

Webcast starts at 12:00 p.m. Central time.

Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted on the meeting website. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call (855) 499-0991.

Stockholders may vote and submit questions while attending the meeting on the Internet.

The webcast will be available for replay until midnight on November 13, 2016.

Proposals Submitted Pursuant to Rule 14a-8

You may submit proposals for consideration at future stockholder meetings. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. We expect that the 2017 Annual Meeting of Stockholders will occur on or about August 3, 2017. Based on such date, and because the date of the 2017 Annual Meeting of Shareholders will be changed by more than 30 days from the anniversary date of the 2016 Annual Meeting of Shareholders, the date by which the Company must receive shareholder proposals to be considered for inclusion in the proxy materials for the 2017 Annual Meeting of Stockholders is March 3, 2017, which we believe is a reasonable time before we begin to print and send the proxy materials for the 2017 Annual Meeting of Stockholders. If you intend to submit a proposal, it must be received by our Corporate Secretary at 6200 Sprint Parkway, Overland Park, KS 66251, KSOPHF0302-3B424, no later than that date.

Proposals or Nominations Not Submitted Pursuant to Rule 14a-8

For a stockholders proposal or nomination that is not intended to be included in our proxy statement for the 2017 annual meeting under Rule 14a-8, the stockholder must provide the information required by our bylaws and give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary not earlier than the close of business on April 5, 2017; and no later than the close of business on May 5, 2017. If the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of this year’s meeting, notice will be timely if received, no earlier than the close of business 120 days and no later than the close of business 90 days in advance of such annual meeting or 10 days following the date on which public announcement of the date of the meeting is first made.

Availability of Sprint’s Bylaws

Our bylaws, which contain provisions regarding the requirements for making stockholder proposals and nominating director candidates, are available on our website at www.sprint.com/governance.

Form 10-K

Upon written request to the Corporate Secretary at Sprint Corporation at 6200 Sprint Parkway, Overland Park, KS 66251, KSOPHF0302-3B424, we will provide without charge a copy of

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General Information

our annual report on Form 10-K, including the financial statements and financial statement schedules, filed with the SEC for the fiscal year ended March 31, 2016.

Litigation

Five stockholder derivative suits related to the Bennett v. Sprint Nextel Corp. stockholder case (now settled) were filed against Sprint Communications, Inc. (f/k/a Sprint Nextel Corporation) and certain of its present and/or former officers and directors. The first, Murphy v. Forsee, was filed in state court in Kansas on April 8, 2009, was removed to federal court, and was stayed by the court pending resolution of the motion to dismiss the Bennett case; the second, Randolph v. Forsee, was filed on July 15, 2010 in state court in Kansas, was removed to federal court, and was remanded back to state court; the third, Ross-Williams v. Bennett, et al., was filed in state court in Kansas on February 1, 2011; the fourth, Price v. Forsee, et al., was filed in state court in Kansas on April 15, 2011; and the fifth, Hartleib v. Forsee, et. al., was filed in federal court in Kansas on July 14, 2011. These cases were essentially stayed while the Bennett case was pending, and we have reached an agreement in principle to settle the matters, by agreeing to some governance provisions and by paying plaintiffs’ attorneys fees in an immaterial amount. We are awaiting final approval by the court.

Sprint Communications, Inc. is also a defendant in a complaint filed by stockholders of Clearwire Corporation, asserting claims for breach of fiduciary duty by Sprint Communications, and related claims and otherwise challenging the Clearwire Acquisition. ACP Master, LTD, et al. v. Sprint Nextel Corp., et al., was filed April 26, 2013 in Chancery Court in Delaware. Our motion to dismiss the suit was denied, discovery is substantially complete and our motion for summary judgment is pending. Plaintiffs in the ACP Master, LTD suit have also filed suit requesting an appraisal of the fair value of their Clearwire stock. Discovery in that case was consolidated with the breach of fiduciary duty case and is substantially complete. Trial is scheduled to begin in October 2016. Sprint Communications intends to defend the ACP Master, LTD cases vigorously. We do not expect the resolution of these matters to have a material adverse effect on our financial position or results of operations.

76 | Notice of Annual Meeting and Proxy Statement

Annex A: Additional Information Regarding Proposal 4

Why We Believe You Should Vote for Proposal 4

On May 17, 2016, our board unanimously approved the Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan, or the Amended 2015 Plan, subject to your approval at the annual meeting. The Amended 2015 Plan will replace the Sprint Corporation 2015 Omnibus Incentive Plan, or the 2015 Plan, which originally was approved by our stockholders on August 7, 2015.

The Amended 2015 Plan will allow us to continue to offer our employees performance-based compensation and equity awards, which the board believes is necessary for us to retain, motivate and attract experienced and highly qualified employees who will contribute to our financial success. We would be at a distinct competitive disadvantage if we could not use equity-based awards to recruit, motivate, and retain our officers and other employees. The use of our common stock as part of our compensation program fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates employees to appropriately focus on actions that enhance stockholder value because they will share in that value enhancement through improved share price performance. Our equity compensation also effectively retains our officers and other employees and promotes a focus on sustained enhancement through improved share price performance. Some of the key features of the Amended 2015 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.

The Amended 2015 Plan provides for the grant of stock options, stock appreciation rights (or SARs), restricted stock, restricted stock units (or RSUs), performance shares, performance units, and other equity-based and cash awards (collectively referred to as awards) to our employees, outside directors and certain other service providers.

Our principal reason for seeking approval of the Amended 2015 Plan is to obtain stockholder approval of the additional shares available for awards under the Amended 2015 Plan. Stockholder approval of the Amended 2015 Plan is also intended to constitute approval of the material terms for “qualified performance-based compensation” under the Amended 2015 Plan for purposes of Section 162(m) of the IRC. Section 162(m) of the IRC generally disallows a deduction for certain compensation paid to our Chief Executive Officer and certain other executive officers in a taxable year to the extent that compensation to a covered employee exceeds $1 million for such year. However, some types of compensation, including “qualified performance-based compensation” under Section 162(m) of the IRC, are not subject to the deduction limit if the compensation satisfies the requirements of Section 162(m) of the IRC. The deduction limit does not apply to compensation paid under a stockholder approved plan that meets certain requirements for “qualified performance-based compensation” under Section 162(m) of the IRC. While we believe it is in the best interests of Sprint and our stockholders to have the ability to potentially grant “qualified performance-based compensation” under Section 162(m) of the IRC under the Amended 2015 Plan, we may decide to grant compensation to covered employees that will not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the IRC. Moreover, even if we intend to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the IRC under the Amended 2015 Plan, we cannot guarantee that such compensation will so qualify or ultimately will be deductible by us.

Generally, compensation attributable to stock options, appreciation rights and other performance-based awards may be deemed to qualify as “qualified performance-based compensation” under Section 162(m) of the IRC if: (1) the grant is made by a committee of outside directors for purposes of Section 162(m) of the IRC; (2) the plan under which the award is granted states the maximum number of shares and the maximum amount of cash awards that may be

Annex A: Additional Information Regarding Proposal 4

granted to any individual during a specified period of time; and (3) the amount of compensation an individual may receive under the awards is based solely on the achievement of one or more pre-established performance goals which incorporate business criteria approved by stockholders (or, in the case of stock options or appreciation rights, the increase in the value of the shares after the date of grant). Stockholder approval of Proposal 4 is intended to satisfy the stockholder approval requirements under Section 162(m) of the IRC.

We are seeking stockholder approval of the material terms for “qualified performance-based compensation” under the Amended 2015 Plan, including the performance measures and applicable individual grant limits under the Amended 2015 Plan, as well as the individuals eligible to receive such awards under the Amended 2015 Plan, to have the flexibility to potentially grant awards under the Amended 2015 Plan that may be fully deductible for federal income tax purposes. If our stockholders approve the material terms for “qualified performance-based compensation” under the Amended 2015 Plan, assuming that all other Section 162(m) requirements are met, we may be able to obtain tax deductions with respect to awards issued under the Amended 2015 Plan to our Section 162(m) executive officers without regard to the limitations of Section 162(m) through the 2021 annual meeting of our stockholders (or, in other words, for five years).

Historical Annual Share Usage

While the use of equity is an important part of our compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in the granting of equity awards.

In connection with the adoption and approval of our 2015 Plan, we did not request stockholders to approve any additional shares; rather, the entire initial authorization of shares reserved for issuance under the 2015 Plan consisted solely of shares rolled over from our 2007 Omnibus Incentive Plan. We are requesting stockholder approval of an additional 137,247,553 new shares to be issued as awards under the Amended 2015 Plan.

Share Usage. The annual share usage under the Company’s equity compensation program for the last three fiscal years is described in the table below:

	Fiscal Year 2016 (as of 9/2/16)	Fiscal Year 2015	Fiscal Year 2014 and Transition Period	Fiscal year 2013

	All share counts in millions
Weighted-Average Common Shares Outstanding	3,976	3,969	3,953	3,475
Options:
Granted	11	12	23	2
Forfeited	(3)	10	14	4
Exercised	(4)	1	17	21
Outstanding at period end	45	41	40	48
Full value awards
Granted	14	31	9	18
Forfeited	(2)	9	5	3
Vested	(1)	5	18	3
Outstanding at period end	47	36	19	33

Annex A: Additional Information Regarding Proposal 4

As of September 2, 2016, there were 45 million unexercised stock options outstanding with a weighted average exercise price of $4.49 and a weighted average remaining term of 7.43 years. In addition, as of this date, there were 47 million unvested full value share awards outstanding. As of September 2, 2016, 39,752,447 shares remained available for issuance under the 2015 Plan, and the Company had a total of 3,979,270,096 shares outstanding.

Overhang. We calculate overhang by dividing (1) the sum of total shares available (39,752,447) and awards outstanding (92,328,078) by (2) the sum of total shares available, awards outstanding, and basic common shares outstanding. As of September 2, 2016, the overhang from the 2015 Plan was 3.21%.

The principal features of the Amended 2015 Plan are summarized below. The full text of the Amended 2015 Plan is attached as Annex B to this proxy statement, and the following summary is qualified in its entirety by reference to the Amended 2015 Plan itself.

Shares Available Under the Amended 2015 Plan

Share Reserve. Subject to adjustment as described below, the maximum number of shares which may be issued or delivered under the Amended 2015 Plan after stockholder approval is the sum of (i) 137,247,553 shares (representing the incremental new shares of common stock being authorized under the Amended 2015 Plan); and (ii) the number of shares available for grant under the Amended 2015 Plan as of the date of stockholder approval.

Share Recycling. If any stock option, SAR, restricted stock, RSU or other award (other than an award that can be paid only in cash) granted under the Amended 2015 Plan, or outstanding under the predecessor plans, expires, is forfeited or otherwise terminates without being fully exercised, or is settled in cash, the shares subject to such award will again be available for grant under the Amended 2015 Plan, and will be credited to the number of shares available for grants under the Amended 2015 Plan on a 1-to-1 ratio. For example, if 100 RSUs are forfeited, 100 shares will become available under the Amended 2015 Plan.

The Amended 2015 Plan does not permit liberal share recycling. Shares tendered or withheld for the payment of the exercise price or purchase price of an award, or for taxes upon exercise, vesting or earning of an award, will not again be available for issuance under the Amended 2015 Plan. In addition, when a SAR is exercised and settled in shares, all of the shares underlying the SAR will be counted against the Amended 2015 Plan limit regardless of the number of shares used to settle the SAR.

Life-of-Plan Limits. Subject to adjustment as described in the Amended 2015 Plan, the aggregate number of shares of common stock actually issued or transferred by us upon the exercise of incentive stock options, or ISOs, intended to qualify under Section 422 of the IRC, will not exceed 150,000,000.

Individual Participant Limits. Subject to adjustment as described in the Amended 2015 Plan, the following limits apply:

•	No individual may be granted stock options or SARs (or other awards with rights which are substantially similar to stock options or SARs) for more than 5,000,000 shares of our common stock in any fiscal year;

Annex A: Additional Information Regarding Proposal 4

•	For awards intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code that are full-value awards (restricted stock, RSUs, performance shares, or other awards with rights that are substantially similar to performance shares), no individual may be granted such awards of more than 10,000,000 shares of our common stock in the aggregate in any fiscal year; and
•	For awards intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, no individual may be granted performance units, other awards with rights which are substantially similar to performance units, or cash-denominated awards in the aggregate, for more than $20,000,000 during any fiscal year.

Non-Employee Director Limits. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee director during any single fiscal year, taken together with any cash fees paid to such non-employee director during such fiscal year shall not exceed $750,000 ($1,500,000 for the Chairman or Vice-Chairman).

Other Amended 2015 Plan Highlights

Administration. The Amended 2015 Plan will be administered by the Compensation Committee.

Clawbacks. All awards granted under the Amended 2015 Plan will be subject to deduction, forfeiture, recoupment or similar requirement in accordance with any clawback policy that may be implemented by the Company from time to time, including such policies that may be implemented after the date an award is granted, pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, or other agreement or arrangement with a participant

No Repricing Without Shareholder Approval. Subject to adjustment as described under “Adjustment” below, the Amended 2015 Plan does not permit, without the approval of our stockholders, what is commonly known as the “repricing” of stock options or SARs, including:

•	An amendment to reduce the exercise price of any outstanding stock option or base price of any outstanding SAR;
•	The cancellation of an outstanding stock option or SAR and replacement with a stock option having a lower exercise price or with a SAR having a lower base price; and
•	The cancellation of an underwater outstanding stock option or SAR and replacement with another award under the Amended 2015 Plan or cash.

Further, no stock option or SAR will provide for the payment, at the time of exercise, of a cash bonus or grant of stock options, SARs, performance shares, performance units, or grant or sale of restricted stock, RSUs or other awards under the Amended 2015 Plan, without further approval of our stockholders.

Change in Control. The 2015 Plan includes a definition of “change in control,” which is set forth below.

Recoupment of Awards. Any evidence of award may provide that if the board or the Compensation Committee determines a participant has engaged in any detrimental activity (as

Annex A: Additional Information Regarding Proposal 4

defined in the Amended 2015 Plan), either during service with us or a subsidiary or within a specified period after termination of such service, then, promptly upon receiving notice of the board’s finding, the participant will:

•	forfeit that award to the extent then held by the participant;
•	in exchange for payment by us or the subsidiary of any amount actually paid for such award by the participant, return to us or the subsidiary, all shares of common stock that the participant has not disposed of that had been acquired pursuant to that award;
•	with respect to any shares of common stock acquired pursuant to that award that were disposed of, pay to us or the subsidiary, in cash, the difference between:
¡	any amount actually paid by the participant, and
¡	the market value per share of our common stock on the date acquired; and
•	pay to us or the subsidiary in cash the spread of the market value of our common stock over the applicable exercise price, with respect to any stock options or SARs exercised, where no shares of common stock were retained by the participant upon such exercise.

To the extent that such amounts are not paid to us or the subsidiary, we may seek other remedies, including a set off of the amounts so payable to us against any amounts that may be owing from time to time by us or a subsidiary to the participant for any reason, including, without limitation, wages, deferred compensation, or vacation pay. To the extent that any set off under these provisions of the Amended 2015 Plan causes the participant to become subject to taxes under Section 409A of the IRC, the responsibility for payment of such taxes lies solely with the participant.

Other Features.

The Amended 2015 Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of our common stock on the date of grant.

The Amended 2015 Plan is designed to allow awards made under the Amended 2015 Plan to potentially qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code).

Substitute awards may be granted under the Amended 2015 Plan for grants or awards held by employees of a company or entity who become employees of us or a subsidiary as a result of the acquisition, merger or consolidation of the employer company by or with us or a subsidiary. Except as otherwise provided by applicable law and notwithstanding anything in the Amended 2015 Plan to the contrary, the terms, provisions and benefits of such substitute awards may vary from those set forth in or required or authorized by the Amended 2015 Plan to such extent as the Compensation Committee at the time of the grant deems appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted. Such substitute awards will not reduce the shares of common stock available for awards under the Amended 2015 Plan or count towards the individual participant award limits under the Amended 2015 Plan.

Administration and Term of the Amended 2015 Plan

The Amended 2015 Plan will be administered by the Compensation Committee. Our board or the Compensation Committee may delegate all or any part of its authority under the Amended 2015 Plan to any other committee of the board or a subcommittee consisting exclusively of at least two members of the board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (Exchange Act), an “outside director” within

Annex A: Additional Information Regarding Proposal 4

the meaning of Section 162(m) of the Code and an “independent director” within the meaning of the NYSE rules. Any interpretation, construction and determination by the Compensation Committee of any provision of the Amended 2015 Plan, or of any agreement, notification or document evidencing the grant of awards under the Amended 2015 Plan, will be final and conclusive. To the maximum extent permitted by applicable law, the board or the Compensation Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors, such administrative duties or powers as it deems advisable, and the board, the Compensation Committee, or any person to whom duties or powers have been delegated may employ one or more persons to render advice with respect to any responsibility the board, the Compensation Committee or such person may have under the Amended 2015 Plan. In addition, the Compensation Committee may by resolution, subject to certain restrictions set forth in the Amended 2015 Plan, authorize one or more of our officers to (1) designate participants to be recipients of awards under the Amended 2015 Plan, and (2) determine the size of such awards. However, the Compensation Committee may not delegate such responsibilities to officers for awards granted to certain individuals who are subject to the reporting requirements of Section 16 of the Exchange Act or subject to Section 162(m) of the Code.

Our full board will make participation and compensation determinations as to outside directors. The Compensation Committee will have the authority to, among other things, interpret the Amended 2015 Plan, to establish and revise rules and regulations relating to the Amended 2015 Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Amended 2015 Plan.

No new awards may be granted under the Amended 2015 Plan after ten years following the effective date of the Amended 2015 Plan, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of such awards and the Amended 2015 Plan. The Amended 2015 Plan may be terminated earlier by our board.

Eligibility

From time to time, the Compensation Committee, or as to outside directors the full board, will determine who will be granted awards, the number of shares or performance units subject to such grants, and the terms of awards. Under the Amended 2015 Plan, awards may be granted to our and our subsidiaries’ employees, our outside directors, and other individuals providing services to us or our subsidiaries (provided that such persons satisfy the Form S-8 definition of “employee”), including but not limited to consultants, advisors, and independent contractors. As of September 2, 2016, approximately 31,161 people would have been eligible to receive awards under the Amended 2015 Plan, which includes active employees and those on both paid and unpaid leave.

Stock Options

A stock option is a right to purchase shares of common stock upon the exercise of the stock option. Stock options granted under the Amended 2015 Plan may consist of either an incentive stock option (ISO), a non-qualified stock option that does not comply with the requirements for ISOs, or a combination of both. However, ISOs may only be granted to employees of us or certain subsidiaries. Each grant of stock options will be evidenced by an evidence of award which specifies the applicable terms and conditions of such award. The Compensation Committee determines the terms of each stock option grant at the time of the grant. The exercise price of any stock option granted may not be less than the market value of our common stock (i.e., the closing price on the NYSE) on the date the option is granted. However, in the case of ISOs granted to certain 10% stockholders, the exercise price may not be less than 110% of the market value of our common stock on the date of grant. The

Annex A: Additional Information Regarding Proposal 4

exercise price is payable in cash or by check or wire transfer of immediately available funds, by delivery of shares of our common stock (or other consideration authorized under the Amended 2015 Plan) having a value at the time of exercise equal to the exercise price, by a combination of such methods, or by other methods approved by the Compensation Committee. No stock option will authorize the payment of dividend equivalents or be exercisable for a period of more than ten years from the date of grant (or five years, in the case of ISOs granted to certain 10% stockholders).

Each grant of stock options will specify the period or periods of continuous service by the optionee that is necessary before the stock options become exercisable. Any grant of stock options may specify management objectives that must be achieved as a condition to the exercise of the stock options. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. In addition, any grant of stock options may provide for the earlier exercise of such stock options or other modifications in the event of termination without cause (as defined in the Amended 2015 Plan), resignation for good reason (as defined in the Amended 2015 Plan), normal retirement (as defined in the Amended 2015 Plan), termination due to death or disability (as defined in the Amended 2015 Plan), a change in control (as defined in the Amended 2015 Plan), or the grant of certain substitute awards.

Except as provided in an evidence of award, in the event of an optionee’s termination of employment or service, any stock options that have not vested as of the optionee’s date of termination will be cancelled and immediately forfeited, without further action on the part of us or the Compensation Committee, and the optionee will have no further rights with respect to such stock options.

Stock Appreciation Rights

SARs may be granted as tandem SARs or freestanding SARs. A tandem SAR is a SAR that is granted in tandem with a stock option or similar right. A freestanding SAR is a SAR that is not granted in tandem with a stock option or similar right. A SAR is a right, exercisable by the surrender of a related stock option (if a tandem SAR) or by itself (if a freestanding SAR), to receive from us an amount equal to 100%, or such lesser percentage as the Compensation Committee may determine, of the spread between the base price (or option exercise price if a tandem SAR) and the value of our common stock on the date of exercise.

The Compensation Committee determines the terms of each SAR at the time of the grant.

Each grant of a SAR will be evidenced by evidence of award, which specifies the applicable terms and conditions of such award. Any grant of SARs may specify waiting periods before exercise and permissible exercise dates or periods. Any grant of SARs may specify management objectives that must be achieved as a condition of the exercise of such SARs. A SAR may be paid in cash, shares of our common stock, or any combination thereof. Any grant of SARs may provide for the earlier exercise of such SARs or other modifications in the event of termination without cause, resignation for good reason, normal retirement, termination due to death or disability of the participant, a change in control, or the grant of certain substitute awards. Except as provided in an evidence of award, in the event of a participant’s termination of employment or service, any of the participant’s SARs that have not vested as of the participant’s date of termination will be cancelled and immediately forfeited, without further action on the part of us or the Compensation Committee, and the participant will have no further rights in respect of such SARs. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of appreciation rights

Annex A: Additional Information Regarding Proposal 4

held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a share of our common stock on the date of grant.

Tandem SARs may be exercised only at a time when the related stock options are also exercisable and the spread (generally, the excess of the fair market value of a share of common stock over the exercise price) is positive, by surrender of the related stock option for cancellation. No freestanding SAR may be granted at less than the market value of our common stock on the date that the SAR is granted nor have a term of longer than ten years. Distributions to a holder of a SAR may be made in shares of our common stock, in cash or in a combination of both. No SAR will authorize the payment of dividend equivalents. Generally, no freestanding SAR may be exercised more than 10 years from the grant date.

Restricted Stock

Restricted stock awarded under the Amended 2015 Plan will consist of an award of shares of our common stock in consideration for the performance of services, which shares are subject to a substantial risk of forfeiture for a period of time determined by the Compensation Committee or until certain management objectives specified by the Compensation Committee are achieved. Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the restricted stock. Restricted stock may not be disposed of by the participant until certain restrictions established by the Compensation Committee lapse. Any grant of restricted stock may require that any or all dividends or distributions paid on restricted stock that remains subject to a substantial risk of forfeiture be automatically deferred and reinvested in additional shares of restricted stock, which may be subject to the same restrictions as the underlying restricted stock, or be paid in cash on a deferred or contingent basis. Each grant of restricted stock will be evidenced by an evidence of award which specifies the applicable terms and conditions of such award.

Restricted stock may be issued for such consideration as the Compensation Committee determines, including no consideration other than the rendering of services. The holder of restricted stock has all of the rights of a stockholder, including the right to vote shares and the right to receive cash dividends.

Any grant of restricted stock may provide for the earlier lapse or other modification in the event of termination without cause, resignation for good reason, normal retirement, termination due to death or disability, change in control, or the grant of certain substitute awards.

Restricted Stock Units

An RSU represents the right for the participant to receive one share of our common stock or cash from us at a particular date in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Compensation Committee or an authorized officer may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of our common stock on the date of grant. Unlike the holder of restricted stock, the holder of an RSU will have none of the rights of a holder of any shares of our common stock underlying the RSU until the shares are delivered, but the Compensation Committee may authorize the payment of dividend equivalents on RSUs on either a current, deferred or contingent basis, either in cash or in additional shares of common stock.

Annex A: Additional Information Regarding Proposal 4

Each grant of an RSU award will be evidenced by an evidence of award, which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions. If the restriction period applicable to an RSU award lapses only by the passage of time, each such grant or sale will be subject to a restriction period (which may include pro-rata, graded or cliff vesting over such period), as determined by the Compensation Committee or an authorized officer on the date of grant. Each such grant or sale of RSUs may provide for the earlier lapse or other modification of such restriction period in the event of termination without cause, resignation for good reason, normal retirement, termination due to death or disability, a change in control, or the grant of certain substitute awards. Each grant or sale of RSUs will specify the time and manner of payment of such RSUs, and may specify that the amount payable with respect thereto may be paid by us in cash, in shares of our common stock or in any combination of the two. Each grant or sale of RSUs will provide that during the period for which such restriction period is to continue, the transferability of the RSUs will be prohibited in the manner and to the extent prescribed by the Compensation Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal in us or provisions subjecting the RSUs to a continuing substantial risk of forfeiture in the hands of any transferee).

Except as provided in an evidence of award, in the event of a participant’s termination of employment or service, any of the participant’s RSUs that remain subject to the restriction period on the date of termination will be cancelled and immediately forfeited without further action on the part of us or the Compensation Committee, and the participant will have no further rights in respect of such RSUs.

Performance Shares and Performance Units

A performance share is the equivalent of one share of our common stock, and a performance unit is the equivalent of $1.00 (or such other value as is determined by the Compensation Committee). Performance shares and performance units may be paid in cash, shares of our common stock, restricted stock, RSUs, or any combination thereof. Performance shares and performance units will be subject to terms and conditions that the Compensation Committee deems advisable or appropriate, consistent with the provisions of the Amended 2015 Plan. The management objectives and performance levels to be achieved for each performance period and the amount of the award to be distributed will be determined by the Compensation Committee.

Each grant will specify the number or amount of performance shares or performance units, which number or amount may be subject to adjustment to reflect changes in compensation or other factors. However, no such adjustment will be made in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code (other than in connection with the death or disability of the participant or a change in control of us) where it would result in the loss of the otherwise available exemption under Section 162(m) of the Code. These awards, when granted under the Amended 2015 Plan, become payable to participants upon of the achievement of specified management objectives. Each grant may specify with respect to the management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of performance shares or performance units that will be earned if performance is at or above the minimum or threshold level, or is at or above the target level but falls short of maximum achievement. Each grant will specify the time and manner of payment of cash incentive awards, performance shares or performance units that have been earned. Any grant of performance shares may provide for the payment of dividend equivalents on either a current, deferred or contingent basis, in cash or in additional shares of common stock. Each grant of performance shares or performance units will be evidenced by an evidence of award which specifies the applicable terms and conditions of such award.

Annex A: Additional Information Regarding Proposal 4

Any grant of performance shares or performance units may provide for the earlier lapse or other modification of restrictions in the event of termination without cause, resignation for good reason, normal retirement, termination due to death or disability, a change in control, or the grant of certain substitute awards. Except as provided in an evidence of award, in the event of a participant’s termination of employment or service, any of the participant’s performance shares and performance units that remain subject to a performance period on the participant’s termination date will be cancelled and immediately forfeited, without further action on the part of us or the Compensation Committee, and the participant will have no further rights in respect of such performance share or performance units.

Awards to Non-Employee Directors; Payment of Non-Employee Directors’ Fees in Common Stock or other Awards

The board may, upon such conditions as it determines, authorize the granting to non-employee directors of stock options, SARs or other awards contemplated under the Amended 2015 Plan, and may also authorize the grant or sale of shares of our common stock, restricted stock or RSUs to non- employee directors. Such awards will be subject to substantially the same terms as apply under the Amended 2015 Plan to comparable awards granted to employees and other service providers. If a non- employee director subsequently becomes an employee of us or a subsidiary while remaining a member of the board, any award held under the Amended 2015 Plan by such individual at the time of such commencement of employment will not be affected thereby.

The Amended 2015 Plan provides that, in lieu of cash payments, outside directors may elect to receive all or part of their annual retainer and their meeting and committee meeting fees in shares of our common stock, restricted stock, RSUs or other awards under the Amended 2015 Plan, subject to Section 409A of the Code. The price at which outside directors may acquire shares of stock is the market value of our common stock on the last trading day of the quarter in which the fees are earned.

Other Awards

The Amended 2015 Plan also permits grants of awards valued in whole or in part by reference to, or otherwise based on or related to, (1) shares of our common stock or factors that may influence the value of such shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, purchase rights for shares of common stock, awards with value and payment contingent upon performance of our Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of shares of our common stock or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of, ours, (2) cash, or (3) any combination of the foregoing. The Compensation Committee or an authorized officer will determine the terms and conditions of such awards, which may include the achievement of management objectives. Shares of common stock delivered pursuant to an award in the nature of a purchase right will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including cash, shares of common stock, other awards, notes or other property, as the Compensation Committee will determine.

Each grant may specify the period or periods of continuous service, if any, by the participant with us or any subsidiary that are necessary before such awards or installments thereof will become fully transferable, as determined by the Compensation Committee or an authorized officer on the date of grant.

Annex A: Additional Information Regarding Proposal 4

Each grant may provide for the earlier termination of the period or periods of continuous service or other modifications in the event of termination without cause, resignation for good reason, normal retirement, termination due to death or disability of the participant, a change in control, or the grant of certain substitute awards. The Compensation Committee may also grant shares of our common stock as a bonus, or may grant other awards in lieu of obligations of us or a subsidiary to pay cash or deliver other property under the Amended 2015 Plan or under other plans or compensatory arrangements, subject to terms determined by the Compensation Committee. Each grant or sale of such other awards may be made without additional consideration or in consideration of a payment by the participant that is less than the market value of our common stock (except with respect to awards that are substantially similar to option rights).

Change in Control

Unless otherwise provided in an award agreement or by the Compensation Committee, if there is a change in control of us (as defined in the Amended 2015 Plan) and the resulting entity assumes, converts or replaces the outstanding awards under the Amended 2015 Plan, the awards will become fully vested only upon the participant’s involuntary termination of employment without cause, or resignation with good reason for certain executives, in either case, within 18 months following the change in control (or prior to the change in control in certain circumstances). On the other hand, if the resulting entity does not assume, convert or replace awards outstanding under the Amended 2015 Plan, the awards will become fully vested and no longer be subject to any restrictions, and any management objectives will be deemed to have been satisfied at target levels of performance.

In the event of a change in control, the board in its discretion may provide for the cancellation of each outstanding and unexercised stock option or SAR in exchange for a cash payment to be made within 60 days of the change in control in an amount equal to the amount by which the highest price per share of common stock paid for a share of common stock in the change in control exceeds the exercise price or base price, as applicable, multiplied by the number of shares of common stock granted under the stock option or SAR.

If the acceleration of vesting of outstanding awards, together with all other payments or benefits contingent on the change in control within the meaning of section 280G of the Code, results in any portion of the payment or benefits not being deductible by us as a result of the application of section 280G of the Code, the benefits will be reduced until the entire amount of the benefits is deductible, unless a participant’s employment agreement or other arrangement with us provides otherwise.

The Amended 2015 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Compensation Committee in any evidence of award, a change of control will be deemed to have occurred if:

•	any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), except Softbank Corp. or any other entity that “controls,” is “controlled by” or is “under common control” with us or Softbank Corp. within the meaning of Rule 405 of Regulation C under the Securities Act, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the combined voting power of our securities entitled to vote generally in the election of our directors, or Voting Stock (excluding certain purchases from us or by us, our subsidiaries or our benefit plans, certain purchases that do not involve a substantial change in ownership or leadership, and certain inadvertent purchases); or

Annex A: Additional Information Regarding Proposal 4

•	we consummate a reorganization, merger or consolidation, or one of certain other transactions, in each case, resulting in a substantial change in our ownership or leadership, as further described in the Amended 2015 Plan; or
•	during any consecutive 18-month period, more than 50% of the board ceases to be comprised of incumbent directors (as defined in the Amended 2015 Plan);
•	we consummate a transaction that implements in whole or in part a resolution of our stockholders authorizing a sale of all or substantially all of our assets or a complete liquidation or dissolution of us, other than pursuant to a transaction that does not result in a substantial change in ownership or leadership, as further described in the Amended 2015 Plan.

Adjustments

In the event of any stock dividend, stock split, combination of shares, recapitalization or other change in our capital structure, or any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having a similar effect, the board will make or provide for such adjustments:

•	In the number and kind of shares for which awards may be granted, both in the aggregate and the individual limitations each fiscal year;
•	In the number and kind of shares subject to, and in the other terms of, outstanding awards; and
•	In the exercise price of a stock option or base price of a SAR;

as is equitably required to prevent dilution or enlargement of the rights of participants that otherwise would result from such transaction or event, subject to Section 409A of the Code. Such adjustments will be made automatically, without the necessity of board action, on the customary arithmetical basis in the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in shares of our common stock. However, any adjustment shall be in compliance with or maintain exemption from Section 409A of the Code. Moreover, in the event of any such transaction or event specified above, the board, in its discretion, and subject to ensuring compliance with or exemption from Section 409A of the Code may provide in substitution for any or all outstanding awards under the Amended 2015 Plan such alternative consideration (including cash), if any, as it may determine, in good faith, to be equitable in the circumstances and may require the surrender of all awards so replaced. In addition, for each stock option or SAR with an exercise price or base price greater than the consideration offered in connection with such transaction or event, the Compensation Committee may in its discretion elect to cancel such stock option or SAR without any payment therefor. The board also will provide for such adjustments in the share limits under the Amended 2015 Plan as is appropriate to reflect any transaction or event described above. However, any such adjustment to the number of ISOs that may be issued or transferred under the Amended 2015 Plan will be made only if and to the extent that such adjustment would not cause any stock option intended to qualify as an ISO to fail so to qualify. Except as otherwise provided in an Evidence of Award or by the Compensation Committee, if any Person acquires beneficial ownership of the entirety (i.e., 100%) of the Voting Stock of the Corporation, such acquisition shall be treated as a transaction that is governed by this Section 13 with respect to Awards granted after the Restatement Effective Date.

Annex A: Additional Information Regarding Proposal 4

Transferability

Except as otherwise determined by the board or the Compensation Committee pursuant to the terms of the Amended 2015 Plan, awards made under the Amended 2015 Plan are generally not transferable by participants except by will or the laws of descent and distribution, or otherwise in a manner that protects our interests as the board or the Compensation Committee may determine. Further, the Compensation Committee or an authorized officer may specify at the date of grant that part or all of the shares of common stock that are subject to outstanding awards will be subject to further restrictions on transfer.

Our board or the Compensation Committee may permit transfers of awards to certain family members, as further described in the Amended 2015 Plan.

Withholding

If we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant under the Amended 2015 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or benefit that the participant make arrangements satisfactory to us for payment of the balance of such taxes required to be withheld. Such arrangements, in the discretion of the Compensation Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of shares of common stock, and such participant fails to make arrangements for the payment of tax, we will withhold such shares of common stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a participant is required to pay us an amount required to be withheld, the participant may satisfy such obligation by electing to have withheld, from the shares required to be delivered to the participant, shares of common stock having a value equal to the amount required to be withheld (except in the case of restricted stock where an election under Section 83(b) of the Code has been made) or by delivering to us other shares of common stock held by such participant. In no event will the market value per share of the shares of common stock to be withheld to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact. Participants must also make such arrangements as we may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of common stock acquired upon the exercise of option rights.

Effective Date

The Amended 2015 Plan will be effective as of November 1, 2016, subject to approval by stockholders.

New Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended 2015 Plan because the grant and actual settlement of awards under the Amended 2015 Plan are subject to the discretion of the plan administrator. However, current benefits granted to our non-employee directors, named executive officers, and all other employees would not have been increased if they had been made under the proposed Amended 2015 Plan. Grants of stock options, RSUs and performance units in fiscal year 2015 to our named executive officers are shown in the Grants of Plan-Based Awards table in this proxy statement.

As of September 2, 2016, the closing price of our common stock traded on the NYSE was $6.42 per share.

Annex A: Additional Information Regarding Proposal 4

Tax Aspects of the Amended 2015 Plan

Under present law, the following are the federal income tax consequences generally arising with respect to awards to be granted under the Amended 2015 Plan.

Tax Consequences to Participants

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.

Nonqualified Stock Options. In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;
•	at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and
•	at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Annex A: Additional Information Regarding Proposal 4

SARs. No income will be recognized by a participant in connection with the grant of a tandem SAR or a freestanding SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to Us

To the extent that a participant recognizes ordinary income in the circumstances described above, we are entitled to a corresponding deduction provided that, among other things, the income:

•	Meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Code; and
•	Is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Section 162(m) of the Code provides an exception to this limitation for qualified performance-based compensation, as discussed above.

Management Objectives

Under the Amended 2015 Plan, management objectives are defined as the measurable performance objective or objectives established pursuant to the Amended 2015 Plan for participants who have received grants of performance shares, performance units or, when so determined by the Compensation Committee or an authorized officer, stock options, SARs, restricted stock, RSUs, dividend equivalents, or other awards. Management objectives may be described in terms of company-wide objectives or objectives that are related to the performance of one or more joint ventures, subsidiaries, business units, divisions, departments, business segments, regions or functions and/or that are related to the performance of the individual participant. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions, or other organizational units within such other companies, or an index covering multiple companies.

The Compensation Committee may grant awards to covered employees (within the meaning of Section 162(m) of the Code) subject to management objectives that are either qualified performance-based awards or are not qualified performance-based awards. The management objectives applicable to any award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code will be based on one or more, or a combination of the following criteria:

•	net sales;
•	revenue;
•	revenue growth or product revenue growth;
•	operating income (before or after taxes, including operating income before depreciation and amortization);

Annex A: Additional Information Regarding Proposal 4

•	income (before or after taxes and before or after allocation of corporate overhead and bonus);
•	net earnings;
•	earnings per share;
•	net income (before or after taxes);
•	return on equity;
•	total stockholder return;
•	return on assets or net assets;
•	appreciation in and/or maintenance of share price;
•	market share;
•	gross profits;
•	earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);
•	economic value-added models or equivalent metrics;
•	reductions in costs;
•	cash flow or cash flow per share (before or after dividends);
•	return on capital (including return on total capital or return on invested capital);
•	cash flow return on investment;
•	improvement in or attainment of expense levels or working capital levels;
•	operating, gross, or cash margins;
•	year-end cash;
•	debt reductions;
•	stockholder equity;
•	regulatory achievements;
•	operating performance;
•	market expansion;
•	customer acquisition;
•	customer satisfaction;
•	employee satisfaction;
•	implementation, completion, or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel; or
•	a published or a special index deemed applicable by the Compensation Committee or any of the above criteria as compared to the performance of any such index, including, but not limited to, the Dow Jones U.S. Telecom Index.

Any management objectives that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (GAAP) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. In the case of qualified performance-based awards, each management objective will be objectively determined to the extent required under Section 162(m) of the Code.

In connection with the establishment of management objectives, or with respect to the measurement of achievement with respect to a management objective, the Compensation Committee may exclude the impact on performance of extraordinary, unusual, or infrequently occurring items, including charges for restructurings; other non-operating items; acquisitions, divestitures, discontinued operations; and other unusual or non-recurring items and the cumulative effects of changes in tax law or accounting principles, as such are defined by generally accepted accounting principles or the SEC and as identified in our audited financial statements, notes to such financial statements or management’s discussion and analysis in our annual report or other filings

Annex A: Additional Information Regarding Proposal 4

with the SEC. With respect to any grant under the Amended 2015 Plan, if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of us, or the manner in which we conduct our business, or other events or circumstances render the management objectives unsuitable, the Compensation Committee may in its discretion modify such management objectives or the related minimum acceptable level or levels of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code when such action would result in the loss of the otherwise available exemption of such award under Section 162(m) of the Code. In such case, the Compensation Committee will not make any modification of the management objectives or the minimum acceptable level or levels of achievement with respect to such award. In addition, unless otherwise specified in the evidence of award, the Compensation Committee may, in its discretion, increase, reduce or eliminate the amount payable to any participant with respect to an award, based on such factors as the Compensation Committee may deem relevant. For purpose of clarity, (1) the amount payable pursuant to performance measures based on qualification of an award as “qualified performance-based compensation” under Section 162(m) of the Code for any award intended to so qualify may not be increased when such action would result in the loss of the otherwise available exemption of such award under Section 162(m) of the Code as described above, and (2) the Compensation Committee may exercise the discretion in the foregoing sentence in a non-uniform manner among participants.

Amendment and Termination

Our board, subject to Section 409A of the Code, may amend or terminate the Amended 2015 Plan. However, if any amendment (1) would materially increase the benefits accruing to participants under the Amended 2015 Plan, (2) would materially increase the number of shares which may be issued under the Amended 2015 Plan, (3) would materially modify the requirements for participation in the Amended 2015 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the NYSE, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained. Termination of the Amended 2015 Plan will not affect the rights of participants or their successors under any awards outstanding under the Amended 2015 Plan and not exercised in full on the date of termination.

If permitted by Section 409A of the Code, in case of termination of service by reason of death, disability or normal retirement, or in the case of unforeseeable emergency or other special circumstances, of a participant who holds a stock option or SAR not immediately exercisable in full , or any shares of restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any RSUs as to which the restriction period has not been completed, or any performance shares or performance units which have not been fully earned, or any other awards made pursuant to the Amended 2015 Plan subject to any vesting schedule or transfer restriction, or who holds shares of our common stock subject to any transfer restriction imposed pursuant to the Amended 2015 Plan, the Compensation Committee may, in its sole discretion, accelerate the time at which such stock option, SAR or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end or the time at which such performance shares or performance units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

Annex A: Additional Information Regarding Proposal 4

Subject to the prohibition on option and SAR repricing without stockholder approval described above, the Compensation Committee may amend the terms of any award granted under the Amended 2015 Plan prospectively or retroactively, except in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code where such action would result in the loss of the otherwise available exemption of such award under Section 162(m) of the Code. In such case, the Compensation Committee will not make any modification of the management objectives or the level or levels of achievement with respect to such award. Subject to adjustments as described in the Amended 2015 Plan, no amendment will materially impair the rights of any participant without his or her consent.

Deferral of Shares

Except with respect to stock options and SARs, the Compensation Committee may permit participants to elect to defer the issuance of shares of our common stock or the settlement of awards in cash under the Amended 2015 Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Amended 2015 Plan. The Compensation Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the additional shares of our common stock to be reserved for the issuance of awards under the Amended 2015 Plan with the Securities and Exchange Commission (SEC) pursuant to the Securities Act of 1933, as amended (Securities Act), as soon as practicable after approval of the Amended 2015 Plan by our stockholders.

Existing Equity Compensation Plan Information

These plans consist of the 2007 Omnibus Incentive Plan, or the 2007 Plan, and the Employee Stock Purchase Plan, or ESPP. The 2007 Plan and the ESPP were approved by our stockholders.

Annex A: Additional Information Regarding Proposal 4

The following table provides information about the shares of our common stock that may be issued upon exercise of awards as of March 31, 2016:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted Average of Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (c)
Equity compensation plans approved by holders of common stock(1)(2)	77,942,352	$4.69(3)	132,820,958
Equity compensation plans not approved by holders of common stock	0	N/A	0
Total	77,942,352	$4.69	132,820,958

(1)	Includes 1,095,800 shares covered by options and 22,392,399 restricted stock units under the 2015 Plan, 39,553,456 shares covered by options and 14,120,829 restricted stock units under the 2007 Plan, and 93,290 shares covered by options and 25,835 restricted stock units outstanding under the 1997 Program. Also includes purchase rights to acquire 660,743 shares of common stock accrued at March 31, 2016 under the ESPP. Under the ESPP, each eligible employee may purchase common stock at quarterly intervals at a purchase price per share equal to 95% of the market value on the last business day of the offering period.
(2)	Included in the total of 77,942,352 shares are 14,120,829 restricted stock units under the 2007 Plan, which will be counted against the 2007 Plan maximum in a 2.5 to 1 ratio.
(3)	The weighted average exercise price does not take into account the shares of common stock issuable upon vesting of restricted stock units issued under the Company’s 1997 Long-Term Stock Incentive Program, the 2007 Plan or the 2015 Plan. These restricted stock units have no exercise price. The weighted average purchase price also does not take into account the 660,743 shares of common stock issuable as a result of the purchase rights accrued under the ESPP; the purchase price of these shares was $3.25 for each share.

Adoption of this proposal requires the affirmative vote of the majority of the votes cast in person or by proxy by holders of our common stock entitled to vote at the annual meeting.

ANNEX B

SPRINT CORPORATION

AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN

(AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 2016)

SPRINT CORPORATION

AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN

1. Purpose. The purpose of this Plan is to attract and retain directors, officers, other employees and consultants of the Corporation and its Subsidiaries and to motivate and provide to such persons incentives and rewards for superior performance.

2. Definitions. As used in this Plan:

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(b) “Authorized Officer” has the meaning specified in Section 11(d) of the Plan.

(c) “Award” means a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units, or a grant or sale of Restricted Stock, Restricted Stock Units or other awards contemplated by Section 10 of the Plan.

(d) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(e) “Board” means the Board of Directors of the Corporation and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 11 of this Plan, such committee (or subcommittee).

(f) “Business Transaction” has the meaning set forth in Section 2(h)(ii).

(g) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in (x) the employment agreement, if any, between the Participant and an Employer, or (y) during the CIC Severance Protection Period (as defined in the CIC Severance Plan), the CIC Severance Plan, if the Participant is a participant in such plan. If the Participant is not a party to an employment agreement with an Employer in which such term is defined, or if during the CIC Severance Protection Period, the Participant is not a participant in the CIC Severance Plan, then unless otherwise defined in the applicable Evidence of Award, “Cause” shall mean:

(i) the intentional engagement in any acts or omissions constituting dishonesty, breach of a fiduciary obligation, wrongdoing or misfeasance, in each case, in connection with a Participant’s duties or otherwise during the course of a Participant’s employment with an Employer;

(ii) the commission of a felony or the indictment for any felony, including, but not limited to, any felony involving fraud, embezzlement, moral turpitude or theft;

(iii) the intentional and wrongful damaging of property, contractual interests or business relationships of an Employer;

(iv) the intentional and wrongful disclosure of secret processes or confidential information of an Employer in violation of an agreement with or a policy of an Employer;

(v) the continued failure to substantially perform the Participant’s duties for an Employer;

(vi) current alcohol or prescription drug abuse affecting work performance;

(vii) current illegal use of drugs; or

(viii) any intentional conduct contrary to an Employer’s announced policies or practices (including, but not limited to, those contained in the Corporation’s Code of Conduct).

(h) For purposes of this Plan, except as may be otherwise prescribed by the Compensation Committee in an Evidence of Award, a “Change in Control” of the Corporation shall be deemed to have occurred upon the happening of any of the following events:(1)

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), except Softbank Group Corp. or any other entity that “controls,” is “controlled by” or is “under common control” with the Corporation or Softbank Group Corp. within the meaning of Rule 405 of Regulation C under the Securities Act, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the then-outstanding Voting Stock of the Corporation; except, that:

(A)	for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition of Voting Stock of the Corporation directly from the Corporation that is approved by a majority of the Incumbent Directors, (2) any acquisition of Voting Stock of the Corporation by the Corporation or any Subsidiary, (3) any acquisition of Voting Stock of the Corporation by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary, and (4) any acquisition of Voting Stock of the Corporation by any Person pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of clause (ii) below;

(B)	if any Person becomes the beneficial owner of thirty percent (30%) or more of combined voting power of the then-outstanding Voting Stock of the Corporation as a result of a transaction or series of transactions described in sub-clause (1) of clause (i)(A) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Corporation representing one percent (1%) or more of the then-outstanding Voting Stock of the Corporation, other than as a result of (x) a transaction described in sub-clause (1) of clause (i)(A) above, or (y) a stock dividend, stock split or similar transaction effected by the Corporation in which all holders of Voting Stock are treated equally, then such subsequent acquisition shall be treated as a Change in Control;

(C)	a Change in Control will not be deemed to have occurred if a Person becomes the beneficial owner of thirty percent (30%) or more of the Voting Stock of the Corporation as a result of a reduction in the number of shares of Voting Stock of the Corporation outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the beneficial owner of additional shares of Voting Stock of the Corporation representing one percent (1%) or more of the then-outstanding Voting Stock of the Corporation, other than as a result of a stock dividend, stock split or similar transaction effected by the Corporation in which all holders of Voting Stock are treated equally; and

(D)	if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of thirty percent (30%) or more of the Voting Stock of the Corporation inadvertently, and such Person divests as promptly as practicable, but no later than the date, if any, set by the Incumbent Directors, a sufficient number of shares so that such Person beneficially owns less than thirty percent (30%) of the Voting Stock of the Corporation, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

(1)	Note: As of November 1, 2016, (i.e., the Restatement Effecftive Date), the Change in Control definition is being amended and will be applied on a prospective basis.

(ii) the consummation of a reorganization, merger or consolidation of the Corporation with, or the acquisition of the stock or assets of the Corporation by, another Person, or similar transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (A) the Voting Stock of the Corporation outstanding immediately prior to such Business Transaction continues to represent, directly or indirectly, (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than fifty percent (50%) of the combined voting power of the then outstanding shares of Voting Stock or comparable equity interests of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Corporation or Softbank Group Corp. or any other entity that “controls,” is “controlled by” or is “under common control” with the Corporation or Softbank Group Corp. within the meaning of Rule 405 of Regulation C under the Securities Act, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, thirty percent (30%) or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction;

(iii) during any consecutive 18-month period, more than fifty percent (50%) of the Board ceases to be comprised of Incumbent Directors; or

(iv) consummation of a transaction that implements in whole or in part a resolution of the stockholders of the Corporation authorizing a sale of all or substantially all of Corporation’s assets or a complete liquidation or dissolution of the Corporation, except pursuant to a Business Transaction that complies with sub-clauses (A), (B) and (C) of clause (ii) above.

(i) “CIC Severance Plan” means the Sprint Corporation Change in Control Severance Plan, as it may be amended from time to time or any successor plan, program, agreement or arrangement.

(j) “CIC Severance Protection Period” means, except as otherwise provided in a Participant’s Evidence of Award, the time period commencing on the date of the first occurrence of a Change in Control and continuing until the earlier of: (i) the 18-month anniversary of such date, and (ii) the Participant’s death. To the extent provided in a Participant’s Evidence of Award, a CIC Severance Protection Period also shall include the time period before the occurrence of a Change in Control for a Participant who is subject to a Pre-CIC Termination.

(k) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including any rules and regulations promulgated thereunder, along with Treasury and IRS interpretations thereof. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

(l) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation or any security into which such shares of Common Stock may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(m) “Compensation Committee” means the Compensation Committee of the Board, or any other committee of the Board or subcommittee thereof authorized to administer this Plan in accordance with Section 11 of the Plan.

(n) “Corporation” means Sprint Corporation, a Delaware corporation, and its successors.

(o) “Covered Employee” means a Participant who is determined by the Compensation Committee to be likely to become a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(p) “Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Compensation Committee or an Authorized Officer and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Compensation Committee or an Authorized Officer. In no event shall the Date of Grant be earlier than the Effective Date.

(q) “Detrimental Activity,” except as may be otherwise specified in a Participant’s Evidence of Award, means:

(i) engaging in any activity of competition, as specified in any covenant not to compete set forth in any agreement between a Participant and the Corporation or a Subsidiary, including, but not limited to, the Participant’s Evidence of Award, during the period of restriction specified in the agreement prohibiting the Participant from engaging in such activity;

(ii) engaging in any activity of solicitation, as specified in any covenant not to solicit set forth in any agreement between a Participant and the Corporation or a Subsidiary, including, but not limited to, the Participant’s Evidence of Award, during the period of restriction specified in the agreement prohibiting the Participant from engaging in such activity;

(iii) the disclosure to anyone outside the Corporation or a Subsidiary, or the use in other than the Corporation’s or a Subsidiary’s business, (A) without prior written authorization from the Corporation, of any confidential, proprietary or trade secret information or material relating to the business of the Corporation and its Subsidiaries, acquired by the Participant during his or her service with the Corporation or any of its Subsidiaries, or (B) in violation of any covenant not to disclose set forth in any agreement between a Participant and the Corporation or a Subsidiary, including, but not limited to, the Participant’s Evidence of Award, during the period of restriction specified in the agreement prohibiting the Participant from engaging in such activity;

(iv) the (A) failure or refusal to disclose promptly and to assign to the Corporation or a Subsidiary upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during his or her service with the Corporation or any of its Subsidiaries, relating in any manner to the actual or anticipated business, research or development work of the Corporation or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Corporation or any Subsidiary to secure a patent where appropriate in the United States and in other countries, or (B) violation of any development and inventions provision set forth in any agreement between a Participant and the Corporation or a Subsidiary, including, but not limited to, the Participant’s Evidence of Award;

(v) if the Participant is or was an officer, activity that the Board determines entitles the Corporation to seek recovery from an officer under any policy promulgated by the Board as in effect when an Award was made or vested under this Plan; or

(vi) activity that results in termination of the Participant’s employment for Cause.

(r) “Director” means a member of the Board.

(s) “Disability” except as may be otherwise specified in a Participant’s Evidence of Award, shall mean, in the case of an Employee, termination of employment under circumstances that would make the Employee eligible to receive benefits under the Sprint Basic Long-Term Disability Plan, as it may be amended from time to time, or any successor plan, program, agreement or arrangement, and in the case of a Participant who is a Non-Employee Director, termination of service as a Non-Employee Director under circumstances that would make the Non-Employee Director eligible to receive Social Security disability benefits. For purposes of paying an amount that is subject to Section 409A of the Code at a time that references Disability, Disability shall mean Separation from Service under these circumstances.

(t) “Effective Date” means August 7, 2015.

(u) “Employee” means any employee of the Corporation or of any Subsidiary.

(v) “Employer” means the Corporation or any successor thereto or a Subsidiary.

(w) “Evidence of Award” means an agreement, certificate, resolution or other written evidence, whether or not in electronic form, that sets forth the terms and conditions of an Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, consistent with this Plan, as the Compensation Committee or an Authorized Officer may approve. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Corporation and, unless determined otherwise by the Compensation Committee, need not be signed by a representative of the Corporation or a Participant. If an Evidence of Award is limited to notation on the books and records of the Corporation, in the event of any inconsistency between a Participant’s records and the records of the Corporation, the records of the Corporation will control.

(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. Reference to any section or subsection of the Exchange Act includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

(y) “Executive Officer” means an officer of the Corporation that is subject to the liability provisions of Section 16 of the Exchange Act.

(z) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

(aa) “Good Reason,” except as may be otherwise specified in a Participant’s Evidence of Award, shall have the meaning assigned such term in (i) the employment agreement, if any, between a Participant and an Employer, or (ii) during the CIC Severance Protection Period (as defined in the CIC Severance Plan), the CIC Severance Plan, if a Participant is a participant in such plan.

(bb) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code.

(cc) “Incumbent Directors” means the individuals who, as of the Restatement Effective Date, are Directors of the Corporation, and any individual becoming a Director after the Restatement Effective Date whose election, nomination for election by the Corporation’s stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if the individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(dd) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Compensation Committee or an Authorized Officer, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, other awards contemplated by Section 10 of this Plan or dividend credits pursuant to this Plan. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of one or more joint ventures, Subsidiaries, business units, divisions, departments, business segments, regions or functions and/or that are related to the performance of the individual Participant. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions, or other organizational units within such other companies, or an index covering multiple companies. The Compensation Committee may grant Awards to Covered Employees subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Management Objectives applicable to any Qualified Performance-Based Award will be based on one or more, or a combination of the following criteria:

(i) net sales;

(ii) revenue;

(iii) revenue growth or product revenue growth;

(iv) operating income (before or after taxes, including operating income before depreciation and amortization);

(v) income (before or after taxes and before or after allocation of corporate overhead and bonus);

(vi) net earnings;

(vii) earnings per share;

(viii) net income (before or after taxes);

(ix) return on equity;

(x) total stockholder return;

(xi) return on assets or net assets;

(xii) appreciation in and/or maintenance of share price;

(xiii) market share;

(xiv) gross profits;

(xv) earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

(xvi) economic value-added models or equivalent metrics;

(xvii) reductions in costs;

(xviii) cash flow or cash flow per share (before or after dividends);

(xix) return on capital (including return on total capital or return on invested capital);

(xx) cash flow return on investment;

(xxi) improvement in or attainment of expense levels or working capital levels;

(xxii) operating, gross, or cash margins;

(xxiii) year-end cash;

(xxiv) debt reductions;

(xxv) stockholder equity;

(xxvi) regulatory achievements;

(xxvii) operating performance;

(xxviii) market expansion;

(xxix) customer acquisition;

(xxx) customer satisfaction;

(xxxi) employee satisfaction;

(xxxii) implementation, completion, or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel; or

(xxxiii) a published or a special index deemed applicable by the Compensation Committee or any of the above criteria as compared to the performance of any such index, including, but not limited to, the Dow Jones U.S. Telecom Index.

Any Management Objectives that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. In the case of Qualified Performance-Based Awards, each Management Objective will be objectively determined to the extent required under Section 162(m) of the Code.

In connection with the establishment of Management Objectives, or with respect to the measurement of achievement with respect to a Management Objective, the Compensation Committee may exclude the impact on performance of extraordinary, unusual, or infrequently occurring items, including charges for restructurings; other non-operating items; acquisitions, divestitures, discontinued operations; and other unusual or non-recurring items and the cumulative effects of changes in tax law or accounting principles, as such are defined by generally accepted accounting principles or the Securities and Exchange Commission and as identified in the Corporation’s audited financial statements, notes to such financial statements or management’s discussion and analysis in the Corporation’s annual report or other filings with the Securities and Exchange Commission. With respect to any grant under the Plan, if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Compensation Committee may in its discretion modify such Management Objectives or the related minimum acceptable level or levels of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award when such action would result in the loss of the otherwise available exemption of such Award under Section 162(m) of the Code. In such case, the Compensation Committee will not make any modification of the Management Objectives or the minimum acceptable level or levels of achievement with respect to such Qualified Performance-Based Award. In addition, unless otherwise specified in the Evidence of Award, the Compensation Committee may, in its discretion, increase, reduce or eliminate the amount payable to any Participant with respect to an Award, based on such factors as the Compensation Committee may deem relevant. For purpose of clarity, (i) the amount payable pursuant to performance measures based on qualification of an Award as “qualified performance-based compensation” under Section 162(m) of the Code for any Qualified Performance-Based Award may not be increased when such action would result in the loss of the otherwise available exemption of such Award under Section 162(m) of the Code as described above, and (ii) the Compensation Committee may exercise the discretion in the foregoing sentence in a non-uniform manner among Participants.

(ee) “Market Value Per Share” means, as of any particular date the closing sale price of the Common Stock as reported on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed. If the Common Stock is not traded as of any given date, the Market Value Per Share means the closing price for the Common Stock on the principal exchange on which the Common Stock is traded for the immediately preceding date on which the Common Stock was traded. If there is no regular public trading market for such Common Stock, the Market Value Per Share of the Common Stock shall be the fair market value of the Common Stock as determined in good faith by the Board. The Board is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(ff) “Non-Employee Director” means a member of the Board who is not an Employee.

(gg) “Non-Qualified Options” means Option Rights that are not intended to qualify as “incentive stock options” under Section 422 of the Code.

(hh) “Normal Retirement” except as may be otherwise specified in a Participant’s Evidence of Award, means, with respect to any Employee, termination of employment (other than termination for Cause or due to death or Disability) at or after age 65. For purposes of paying an amount that is subject to Section 409A of the Code at a time that references Normal Retirement, Normal Retirement shall mean Separation from Service at or after age 65.

(ii) “Optionee” means the Participant named in an Evidence of Award evidencing an outstanding Option Right.

(jj) “Option Price” means the purchase price payable on exercise of an Option Right.

(kk) “Option Right” means the right to purchase shares of Common Stock upon exercise of a Non-Qualified Option or an Incentive Stock Option granted pursuant to Section 4 of this Plan.

(ll) “Participant” means a person who is selected by the Board, the Compensation Committee or an Authorized Officer to receive benefits under this Plan and who is at the time (i) an Employee or a Non-Employee Director, or (ii) providing services to the Corporation or a Subsidiary, including but not limited to, a consultant, an advisor, independent contractor, or other non-Employee of the Corporation or any one or more of its Subsidiaries (provided that such person satisfies the Form S-8 definition of an “employee”).

(mm) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(nn) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(oo) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Compensation Committee.

(pp) “Person” has the meaning set forth in Section 2(h)(i).

(qq) “Plan” means this Sprint Corporation 2015 Omnibus Incentive Plan, as it may be amended from time to time.

(rr) “Plan Year” has the meaning set forth in Section 9(g) and (h).

(ss) “Pre-CIC Termination” means the termination of a Participant’s employment without Cause, provided that both (i) the termination was made in the six (6) month period prior to a Change in Control at the request of a third party in contemplation of a Change in Control, and (ii) the Change in Control occurs. For purposes of paying an amount that is subject to Section 409A of the Code at a time that references a Pre-CIC Termination, Pre-CIC Termination shall mean Separation from Service under these circumstances

(tt) “Predecessor Plans” means (i) the Sprint 2007 Plan, and (ii) the Sprint 1997 Plan.

(uu) “Qualified Performance-Based Award” means any award of Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or other awards contemplated under Section 10 of this Plan, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(vv) “Restatement Effective Date” means the date on which the amended and restated Plan is approved by stockholders.

(ww) “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.

(xx) “Restricted Stock Unit” means an award granted or sold pursuant to Section 7 of this Plan of the right to receive shares of Common Stock or cash at the end of the Restriction Period.

(yy) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(zz) “Separation From Service” means a “separation from service” as such term is defined under Code Section 409A and the Treasury regulations issued thereunder. Except as otherwise required to comply with Code Section 409A, an Employee shall be considered not to have had a Separation From Service where the level of bona fide services performed continues at a level that is at least 21 percent or more of the average level of service performed by the Employee during the immediately preceding 36-month period (or if providing services for less than 36 months, such lesser period) after taking into account any services that the Employee provided prior to such date or that the Corporation and the Employee reasonably anticipate the Employee may provide (whether as an Employee or independent contractor) after such date.

For purposes of the determination of whether a Participant has had a “separation from service” as described under Code Section 409A and the guidance and Treasury regulations issued thereunder, the terms “Sprint,” “employer” and “service recipient” mean Sprint Corporation and any affiliate with which Sprint Corporation would be considered a single employer under Code Section 414(b) or 414(c), provided that in applying Code Sections 1563(a)(1), (2), and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 50 percent” is used instead of “at least 80 percent”, each place it appears in Code Sections 1563(a)(1), (2) and (3), and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

(aaa) “Six-Month Payment Delay” means the required delay in payment to a Participant who is a “specified employee” of amounts subject to Section 409A that are paid upon Separation from

Service, pursuant to Section 409A(a)(2)(B)(i) of the Code. When a Six-Month Payment Delay is required, the payment date shall be not before the date which is six months after the date of Separation from Service or, if earlier, the date of the Participant’s death. The term specified employee shall have the meaning ascribed to this term under Section 409A of the Code.

(bbb) “Spread” means the excess of the Market Value Per Share on the date when an (i) Option Right is exercised over the Option Price, or (ii) Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(ccc) “Sprint 1997 Plan” means the 1997 Long-Term Stock Incentive Program, effective April 15, 1997.

(ddd) “Sprint 2007 Plan” means the 2007 Omnibus Incentive Plan, effective May 8, 2007.

(eee) “Subsidiary” means (i) any individual, corporation, partnership, association, joint-stock company, trust, incorporated organization or government or political subdivision thereof, that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation, or (ii) any entity in which the Corporation has a significant equity interest, as determined by the Compensation Committee except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Corporation owns or controls, directly or indirectly, more than 50% of the total combined voting power represented by all classes of stock issued by such corporation at the time of grant.

(fff) “Substitute Awards” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Corporation or with which the Corporation directly or indirectly combines.

(ggg) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

(hhh) “Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Corporation, within the meaning of Section 422 of the Code.

(iii) “Termination Date,” for purposes of this Plan, except as may be otherwise prescribed by the Compensation Committee or an Authorized Officer in an Evidence of Award, shall mean (i) with respect to any Employee, the date on which the Employee ceases to be employed by an Employer, or (ii) with respect to any Participant who is not an Employee, the date on which such Participant’s provision of services to the Corporation or any one or more of its Subsidiaries ends.

(jjj) “Voting Stock” means securities entitled to vote generally in the election of Directors.

3. Shares Subject to this Plan.

(a) Maximum Shares Available Under Plan.

(i) As of the Effective Date of the original Plan, the maximum aggregate number of shares of Common Stock that could be granted under the original Plan were the shares of Common Stock available for grant under the Predecessor Plans as of May 31, 2015. Subject to stockholder approval of this amended and restated Plan, the maximum aggregate number of shares of Common Stock that may be granted under the Plan after the Restatement

Effective Date is the sum of (i) 137,247,553 shares (representing the incremental new shares of Common Stock being authorized under the Plan); and (ii) the number of shares available for grant under the Plan as of the Restatement Effective Date. The foregoing Plan limit shall be subject to adjustment as provided in Section 12 of this Plan. Common Stock to be issued or delivered pursuant to the Plan may be authorized and unissued shares of Common Stock, treasury shares or a combination of the foregoing.

(ii) In addition to the shares of Common Stock authorized in Section 3(a)(i), if:

(A)	any Award (other than an Award that can only be paid in cash) granted pursuant to this Plan (1) that terminates, is forfeited, or expires without having been exercised in full, or (2) is settled in cash, then the underlying shares of Common Stock, to the extent of any such forfeiture, termination, expiration, or cash settlement, again shall be available for grant under this Plan and credited toward the Plan limit as set forth in Section 3(a)(i).

(B)	any option, stock appreciation right, restricted stock, restricted stock unit, or other award (other than an award that can only be paid in cash) granted pursuant to the Predecessor Plans that terminates, is forfeited, or expires without having been exercised in full or is settled in cash, then the underlying shares of Common Stock, to the extent of any such forfeiture, termination or cash settlement, shall be available for grant under this Plan and credited toward the Plan limit as one share of Common Stock for every one share of Common Stock allocable to any such award.

(iii) Shares of Common Stock that are tendered, whether by physical delivery or by attestation, to the Corporation by a Participant or withheld from the Award by the Corporation as full or partial payment of the exercise or purchase price of any Award or in payment of any applicable withholding for Federal, state, city, local or foreign taxes incurred in connection with the exercise, vesting or earning of any Award under the Plan or under the Predecessor Plans will not become available for future grants under the Plan. With respect to an Appreciation Right, when such Appreciation Right is exercised and settled in shares of Common Stock, the shares of Common Stock subject to such Appreciation Right shall be counted against the shares of Common Stock available for issuance under the Plan as one share of Common Stock for every one share of Common Stock subject thereto, regardless of the number of shares of Common Stock used to settle the Appreciation Right upon exercise.

(b) Life-of-Plan Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 12 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 150,000,000.

(c) Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 12 of this Plan:

(i) No Participant shall be granted Option Rights or Appreciation Rights or other awards granted pursuant to Section 10 of this Plan with rights which are substantially similar to Option Rights or Appreciation Rights, in the aggregate, for more than 5,000,000 shares of Common Stock during any fiscal year.

(ii) For grants of Qualified Performance-Based Awards, no Participant shall be granted Restricted Stock, Restricted Stock Units, Performance Shares or other awards granted pursuant to Section 10 of this Plan with rights which are substantially similar to Performance Shares, in the aggregate, for more than 10,000,000 shares of Common Stock during any fiscal year.

(iii) For grants of Qualified Performance-Based Awards, no Participant shall be granted Performance Units, cash-denominated awards, or other awards granted pursuant to Section 10 of this Plan with rights which are substantially similar to Performance Units, in the aggregate, for more than $20,000,000 during any fiscal year.

(d) Limits on Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single fiscal year, taken together with any cash fees paid to such Non-Employee Director during such fiscal year, shall not exceed $750,000 ($1,500,000 for the Chairman or Vice-Chairman).

(e) Substitute Awards. Any Substitute Awards granted by the Corporation shall not reduce the shares of Common Stock available for Awards under the Plan and will not count against the limits specified in Sections 3(c) or (d) above.

4. Option Rights. The Compensation Committee or, in accordance with Section 11(d), an Authorized Officer may, from time to time and upon such terms and conditions as it or the Authorized Officer may determine, grant Option Rights to Participants. Each such grant will utilize any or all of the authorizations as specified in the following provisions:

(a) Each grant will specify the number of shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

(b) Each Option Right will specify an Option Price per share of Common Stock, which (except with respect to Substitute Awards) may not be less than the Market Value Per Share on the Date of Grant. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Option Price per share of Common Stock shall not be less than one hundred ten percent (110%) of the Market Value Per Share on the Date of Grant.

(c) Each Option Right will specify whether the Option Price will be payable (i) in cash or by check or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Corporation of shares of Common Stock owned by the Optionee (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment and may either grant to the Participant or retain in the Compensation Committee the right to elect among the foregoing alternatives, or (iv) by such other methods as may be approved by the Compensation Committee. No fractional shares of Common Stock will be issued or accepted.

(d) To the extent permitted by law, any grant may permit deferred payment of the Option Price from the proceeds of sale through a bank or broker designated by, and on a date satisfactory to, the Corporation of some or all of the shares of Common Stock to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Corporation or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights. Each grant may specify in respect of such Management

Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Option Rights that will become exercisable if performance is at or above the minimum level(s), but falls short of full achievement of the specified Management Objectives. The grant will specify that, before the exercise of such Option Rights become exercisable, the Compensation Committee must certify that the Management Objectives have been satisfied.

(h) Any grant of Option Rights may provide for the earlier exercise of such Option Rights or other modifications, including in the event of termination without Cause, resignation for Good Reason, Normal Retirement, termination due to death or Disability of the Participant, a Change in Control, or the grant of a Substitute Award.

(i) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, (ii) Non-Qualified Options, or (iii) combinations of the foregoing. Incentive Stock Options may be granted only to Participants who meet the definition of “employee” under Section 3401(c) of the Code.

(j) The exercise of an Option Right will result in the cancellation on a share-for-share basis of any related Tandem Appreciation Right authorized under Section 5 of this Plan.

(k) No Option Right will be exercisable more than ten (10) years from the Date of Grant. In the case of an Incentive Stock Option granted to an Employee who is a Ten Percent Stockholder, the Incentive Stock Option will not be exercisable more than five (5) years from the Date of Grant.

(l) An Option Right granted hereunder may be exercisable, in whole or in part, by written notice delivered in person, by mail or by approved electronic medium to the Treasurer of the Corporation at its principal office, or by such other means as the Treasurer or other authorized representative of the Corporation shall designate, specifying the number of shares of Common Stock to be purchased and accompanied by payment thereof and otherwise in accordance with the Evidence of Award pursuant to which the Option Right was granted.

(m) No grant of Option Rights will authorize the payment of dividend equivalents on the Option Right.

(n) Each grant of Option Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Option Rights, and contain such other terms as the Compensation Committee or Authorized Officer may approve.

(o) Except as provided in an Evidence of Award, in the event of an Optionee’s termination of employment or service, any Option Rights that have not vested as of the Optionee’s Termination Date will be cancelled and immediately forfeited, without further action on the part of the Corporation or the Compensation Committee, and the Optionee will have no further rights in respect of such Option Rights.

5. Appreciation Rights.

(a) The Compensation Committee or, in accordance with Section 11(d), an Authorized Officer may grant (i) to any Optionee, Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, Free-Standing Appreciation Rights. All grants of Appreciation Rights will specify the number of shares of Common Stock to which the grant pertains, subject to the limitations set forth in Section 3 of this Plan.

(b) A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Corporation an amount determined by the Compensation

Committee or an Authorized Officer, which will be expressed as a percentage of the Spread on the related Option Right (not exceeding 100%) at the time of exercise. Tandem Appreciation Rights must be granted concurrently with the related Option Right.

(c) A Free-Standing Appreciation Right will be a right of the Participant to receive from the Corporation an amount determined by the Compensation Committee or an Authorized Officer, which will be expressed as a percentage of the Spread (not exceeding one hundred percent (100%)) at the time of exercise.

(d) No grant of Appreciation Rights will authorize the payment of dividend equivalents on the Appreciation Right.

(e) Each grant of Appreciation Rights will utilize any or all of the authorizations as specified in the following provisions:

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Corporation in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Compensation Committee the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Compensation Committee or an Authorized Officer at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights. Each grant may specify in respect of such Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Appreciation Rights that will become exercisable if performance is at or above the minimum level(s), but falls short of full achievement of the specified Management Objectives. The grant of such Appreciation Rights will specify that, before the exercise of such Appreciation Rights, the Compensation Committee must certify that the Management Objectives have been satisfied.

(v) Any grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights or other modifications, including in the event of termination without Cause, resignation for Good Reason, Normal Retirement, termination due to death or Disability of the Participant, a Change in Control, or the grant of a Substitute Award.

(vi) Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Compensation Committee or an Authorized Officer may approve.

(vii) Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any of the Participant’s Appreciation Rights that have not vested as of the Participant’s Termination Date will be cancelled and immediately forfeited, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Appreciation Rights.

(f) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable (and will expire when the related Option Right would have expired) and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised. In the case of a Tandem Appreciation Right granted in relation to an Incentive Stock Option to an Employee who is a Ten Percent Stockholder on the Date of Grant, the amount payable with respect to each Tandem Appreciation Right shall be equal in value to the applicable percentage of the excess, if any, of the Market Value Per Share on the exercise date over the Base Price of the Tandem Appreciation Right, which Base Price shall not be less than 110 percent of the Market Value Per Share on the date the Tandem Appreciation Right is granted, and the Incentive Stock Option and related Tandem Appreciation Right shall not be exercisable more than five (5) years from the Date of Grant.

(g) Regarding Free-Standing Appreciation Rights only:

(i) Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which (except with respect to Substitute Awards) may not be less than the Market Value Per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than ten (10) years from the Date of Grant.

6. Restricted Stock. The Compensation Committee or, in accordance with Section 11(d), an Authorized Officer may grant or sell Restricted Stock to Participants. Each such grant or sale will utilize any or all of the authorizations as specified in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant, as determined by the Compensation Committee or an Authorized Officer at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, as determined by the Compensation Committee or an Authorized Officer at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture as provided in Section 6(e) below. In the case of grants that are a form of payment for earned Performance Shares or Performance Units or other awards, such grant may provide for no minimum vesting period.

(d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner set forth in this Plan, and to the extent prescribed by the Compensation Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each grant may specify in respect of such Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level(s), but falls short of full achievement of the specified Management Objectives. The grant or sale of Restricted Stock will specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock, the Compensation Committee must certify that the Management Objectives have been satisfied.

(f) Any grant of Restricted Stock may provide for the earlier lapse or other modification, including in the event of termination without Cause, resignation for Good Reason, Normal Retirement, termination due to death or Disability of the Participant, Change in Control, or the grant of a Substitute Award.

(g) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional shares of Restricted Stock (which may be subject to the same restrictions as the underlying Award) or be paid in cash on a deferred or contingent basis.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Compensation Committee or an Authorized Officer may approve. Unless otherwise directed by the Compensation Committee, (i) all certificates representing shares of Restricted Stock will be held in custody by the Corporation until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares of Common Stock, or (ii) all uncertificated shares of Restricted Stock will be held at the Corporation’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7. Restricted Stock Units. The Compensation Committee or, in accordance with Section 11(d), an Authorized Officer may grant or sell Restricted Stock Units to Participants. Each such grant or sale will utilize any or all of the authorizations as specified in the following provisions:

(a) Each such grant or sale of Restricted Stock Units will constitute the agreement by the Corporation to deliver shares of Common Stock or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Compensation Committee or an Authorized Officer may specify. Each grant may specify in respect of such Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of shares of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level(s), but falls short of full achievement of the specified Management Objectives. The grant or sale of such Restricted Stock Units will specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock Units, the Compensation Committee must certify that the Management Objectives have been satisfied.

(b) Each such grant or sale of Restricted Stock Units may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c) If the Restriction Period lapses only by the passage of time, each such grant or sale will be subject to a Restriction Period (which may include pro-rata, graded or cliff vesting over such period), as determined by the Compensation Committee or an Authorized Officer at the Date of Grant. In the case of grants that are a form of payment for earned Performance Shares or Performance Units or other awards, such grant may provide for no Restriction Period.

(d) Each such grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of such Restriction Period, including in the event of termination without Cause, resignation for Good Reason, Normal Retirement, termination due to death or Disability of the Participant, a Change in Control, or the grant of a Substitute Award and, to the extent that any grant, sale, or Substitute Award is subject to, or determined to be subject to Section 409A of the Code, the time and form of payment shall be indicated in the Evidence of Award as upon one or more of the permissible payment events under Section 409A of the Code and as subject to the Six-Month Payment Delay, if required.

(e) During the Restriction Period, the Participant will have none of the rights of a stockholder of any shares of Common Stock with respect to such Restricted Stock Units, but the Compensation Committee may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock and, the Evidence of Award shall specify the time of payment of such dividend equivalents and indicate that such payment is subject to the Six-Month Payment Delay, if required.

(f) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of Restricted Stock Units that have been earned and, that such payment is subject to the Six-Month Payment Delay, if required. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Corporation in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Compensation Committee the right to elect among those alternatives.

(g) Each such grant or sale of Restricted Stock Units will provide that during the period for which such Restriction Period is to continue, the transferability of the Restricted Stock Units will be prohibited or restricted in the manner and to the extent prescribed by the Compensation Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Stock Units to a continuing substantial risk of forfeiture in the hands of any transferee).

(h) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Compensation Committee or an Authorized Officer may approve.

(i) Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any of the Participant’s Restricted Stock Units that remain subject to the Restriction Period on the Participant’s Termination Date will be cancelled and immediately forfeited without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Restricted Stock Units.

8. Performance Shares and Performance Units. The Compensation Committee or, in accordance with Section 11(d), an Authorized Officer may grant Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant will utilize any or all of the authorizations as specified in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time, as determined by the Compensation Committee or an Authorized Officer at the Date of Grant.

(c) Any grant of Performance Shares or Performance Units will specify Management Objectives, which, if achieved, will result in payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the level(s), but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Compensation Committee must certify that the Management Objectives have been satisfied.

(d) Any grant of Performance Shares or Performance Units may provide for the earlier lapse or other modification, including in the event of termination without Cause, resignation for Good Reason, Normal Retirement, termination due to death or Disability of the Participant, a Change in Control, or the grant of a Substitute Award and to the extent that any grant or Substitute Award is subject to, or determined to be subject to, Section 409A of the Code, the time and form of payment shall be indicated in the Evidence of Award as upon one or more of the permissible payment events under Section 409A of the Code and, as subject to the Six-Month Payment Delay, if required.

(e) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned and, that such payment is subject to the Six-Month Payment Delay, if required. Any grant may specify that the amount payable with respect thereto may be paid by the Corporation in cash, in shares of Common Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof and may either grant to the Participant or retain in the Compensation Committee the right to elect among those alternatives; provided, however, that as applicable, the amount payable may not exceed the maximum amount payable, as may be specified by the Compensation Committee or an Authorized Officer on the Date of Grant.

(f) The Compensation Committee may provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock. In this case, the Evidence of Award will specify, the time of payment of such dividend equivalents and, that such payment is subject to the Six-Month Payment Delay, if required.

(g) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Compensation Committee or an Authorized Officer may approve.

(h) Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any of the Participant’s Performance Shares and Performance Units that remain subject to a Performance Period on the Participant’s Termination Date will be cancelled and immediately forfeited, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Performance Shares or Performance Units.

9. Awards to Non-Employee Directors. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors, Option Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of shares of Common Stock, Restricted Stock or Restricted Stock Units to Non- Employee Directors.

(a) Each grant of Option Rights awarded pursuant to this Section 9 will be upon terms and conditions consistent with Section 4 of this Plan.

(b) Each grant of Appreciation Rights pursuant to this Section 9 will be upon terms and conditions consistent with Section 5 of this Plan.

(c) Each grant or sale of Restricted Stock pursuant to this Section 9 will be upon terms and conditions consistent with Section 6 of this Plan.

(d) Each grant or sale of Restricted Stock Units pursuant to this Section 9 will be upon terms and conditions consistent with Section 7 of this Plan.

(e) Non-Employee Directors may be granted, sold, or awarded other awards contemplated by Section 10 of this Plan.

(f) If a Non-Employee Director subsequently becomes an employee of the Corporation or a Subsidiary while remaining a member of the Board, any Award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby.

(g) Non-Employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board or a committee of the Board, all or any portion of their annual retainer, meeting fees or other fees in shares of Common Stock, Restricted Stock, Restricted Stock Units or other Awards contemplated by Section 10 of this Plan in lieu of cash. Any such election shall comply with Section 409A of the Code, if applicable. The election, if subject to Section 409A of the Code, (i) shall apply to the annual retainer, meeting fees, or other fees earned during the period to which it pertains (the “Plan Year”), (ii) must be received in writing by the administrator of the Plan by the established enrollment deadline of any Plan Year, which must be no later than the last business day of the calendar year immediately preceding the calendar year in which that Plan Year commences, in order to cause that Plan Year’s annual retainer, meeting fees, or other fees to be subject to the provision of this Plan, and (iii) must specify the form of distribution (in shares of Common Stock, Restricted Stock, Restricted Stock Units, or other Awards contemplated by Section 10 of the Plan in lieu of cash) to the Non-Employee Director. Any such election is irrevocable on the last day set by the administrator for making elections.

(h) Notwithstanding anything in Section 5, 6 or 7 to the contrary, each grant pursuant to this Section 9 may specify the period or periods of continuous service, if any, by the Non-Employee Director with the Corporation that are necessary before such awards or installments thereof shall become fully exercisable or restrictions thereon will lapse, which shall be determined on the Date of Grant.

10. Other Awards.

(a) The Compensation Committee or an Authorized Officer may, subject to limitations under applicable law, authorize grants or sales to any Participant of other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, (i) shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Corporation or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Corporation, (ii) cash, or (iii) any combination of the foregoing. The Compensation Committee or an Authorized Officer shall determine the terms and conditions of such awards, which may include the achievement of Management Objectives, which may specify in respect of such Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the portion or all of the award on which restrictions will terminate if performance is at or above the minimum level(s), but falls short of full achievement of the specified Management Objectives. The grant or sale of such award will specify that, before the termination or early termination of the restrictions applicable to such award, the Compensation Committee must certify that the Management Objectives have been satisfied. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other awards, notes or other property, as the Compensation Committee shall determine.

(b) Each grant may specify the period or periods of continuous service, if any, by the Participant with the Corporation or any Subsidiary that are necessary before such awards or installments thereof shall become fully transferable, which shall be determined by the Compensation Committee or an Authorized Officer on the Date of Grant.

(c) Each grant may provide for the earlier termination of the period or periods of continuous service or other modifications, including in the event of termination without Cause, resignation for Good Reason, Normal Retirement, termination due to death or Disability of the Participant, a Change in Control, or the grant of a Substitute Award and, to the extent that any grant or Substitute Award is subject to, or determined to be subject to, Section 409A of the Code, the time and form of payment shall be indicated in the Evidence of Award as upon one or more of the permissible payment events under Section 409A of the Code and, as subject to the Six-Month Payment Delay, if required.

(d) The Compensation Committee may authorize grants or sales of shares of Common Stock as a bonus, or may grant other awards in lieu of obligations of the Corporation or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Compensation Committee.

(e) Each grant or sale pursuant to this Section 10 may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value Per Share on the Date of Grant; provided, however, that with respect to a payment of an award that is substantially similar to an Option Right, no such payment shall be less than Market Value Per Share on the Date of Grant.

11. Administration of this Plan.

(a) This Plan will be administered by the Compensation Committee. The Board or the Compensation Committee, as applicable, may from time to time delegate all or any part of its authority under this Plan to any other committee of the Board or subcommittee thereof consisting exclusively of not less than two or more members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Code and an “independent director” within the meaning of the rules of the New York Stock Exchange, as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board or the Compensation Committee, as applicable, will be deemed to be references to such committee or subcommittee.

(b) The interpretation and construction by the Compensation Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of an Award, and any determination by the Compensation Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.

(c) To the extent permitted by applicable law, the Board or the Compensation Committee, as applicable, may, from time to time, delegate to one or more of its members or to one or more officers of the Corporation, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the Compensation Committee, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board or the Compensation Committee, the committee or such person may have under this Plan.

(d) To the extent permitted by applicable law, the Compensation Committee may, by resolution, authorize one or more Executive Officers of the Corporation (each, an “Authorized Officer”), including the Chief Executive Officer of the Corporation, to do one or both of the following on the same basis as the Compensation Committee: (i) designate Participants to be recipients of Awards under this Plan, (ii) determine the size of any such Awards; provided, however, that (A) the Compensation Committee shall not delegate such responsibilities to any Executive Officer for Awards granted to a Participant who is an Executive Officer, a Director, or a more than 10% beneficial owner of any class of the Corporation’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act, and (B) the resolution providing for such authorization sets forth the total number of shares of Common Stock the Authorized Officer(s) may grant, and (iii) the Authorized Officer(s) shall report periodically to the Compensation Committee, as the case may be, regarding the nature and scope of the Awards granted pursuant to the authority delegated. In no event shall any such delegation of authority be permitted with respect to Awards to any Executive Officer or any person subject to Section 162(m) of the Code.

12. Adjustments. The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and, if applicable, in the number of shares of Common Stock covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, and in the kind of shares covered thereby, and in other Award terms, as is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing; however, in the event of any such transaction or event, any adjustments shall be in compliance with or maintain exemption from Section 409A of the Code. Such adjustments shall be made automatically, without the necessity of Board action, on the customary arithmetical basis in the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in shares of Common Stock; however, any adjustment shall be in compliance with or maintain exemption from Section 409A of the Code. Moreover, in the event of any such transaction or event specified in this Section 12, the Board, in its discretion, and subject to ensuring compliance with or exemption from Section 409A of the Code, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it may determine, in good faith, to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event, the Compensation Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or

Appreciation Right. The Board also shall make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(b) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.

13. Change in Control.

(a) Except as otherwise provided in an Evidence of Award or by the Compensation Committee at the Date of Grant, to the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting entity in the event of a Change in Control, all outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable, and any specified Management Objectives with respect to outstanding Awards shall be deemed to be satisfied at target. If the Award is considered a “deferral of compensation” (as such term is defined under Code Section 409A), and if the failure of the Award to be assumed, converted or replaced by the resulting entity following the Change in Control would result in a payment of deferred compensation upon the closing of such Change in Control, except as otherwise provided in an Evidence of Award, the payment will occur within 30 days after the Change in Control, provided that such Change in Control may be treated as a change in ownership of the Corporation, a change in the effective control of the Corporation or a change in the effective ownership of a substantial portion of the Corporation’s assets as described in Treasury regulations issued under Code Section 409A (each a “Code Section 409A Change in Control”).

(b) Except as otherwise provided in an Evidence of Award or by the Compensation Committee, to the extent outstanding Awards granted under this Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control, any outstanding Awards that are subject to Management Objectives shall be converted by the resulting entity, as if target performance had been achieved as of the date of the Change in Control, and each award of: (i) Performance Shares or Performance Units shall continue to vest during the remaining Performance Period, (ii) Restricted Stock shall continue to be subject to a “substantial risk of forfeiture” for the remaining applicable period, (iii) Restricted Stock Units shall continue to vest during the Restriction Period, and (iv) all other Awards shall continue to vest during the applicable vesting period, if any.

(c) Except as otherwise provided in an Evidence of Award or by the Compensation Committee, to the extent outstanding Awards granted under this Plan are either assumed, converted or replaced by the resulting entity in the event of a Change in Control, if a Participant’s service is terminated without Cause by the Corporation, any of its Subsidiaries or the resulting entity or a Participant resigns his or her employment with an Employer for Good Reason, in either case, during the CIC Severance Protection Period, all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable.

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Board in its discretion, may provide for the cancellation of each outstanding and unexercised Option Right or Appreciation Right in exchange for a cash payment to be made within 60 days of the Change in Control in an amount equal to the amount by which the highest price per share of Common Stock paid for a share of Common Stock in the Change in Control exceeds the Option Price or Base Price, as applicable, multiplied by the number of shares of Common Stock granted under the Option Right or Appreciation Right.

(e) Notwithstanding any provision of this Plan to the contrary, to the extent an Award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in

Control and such Change in Control is not a Code Section 409A Change in Control, then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the earliest of: (i) the Participant’s Separation from Service with the Corporation; provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the date that is six (6) months after the date of the Participant’s Separation from Service with the Employer, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death. Except as otherwise provided in an Evidence of Award or by the Compensation Committee, if any Person acquires beneficial ownership of the entirety (i.e., 100%) of the Voting Stock of the Corporation, such acquisition shall be treated as a transaction that is governed by this Section 13 with respect to Awards granted after the Restatement Effective Date.

(f) Unless otherwise provided in a Participant’s employment agreement, if any, between the Participant and an Employer or any other arrangement with the Corporation or any of its Subsidiaries to which the Participant is a party or participant, if the acceleration of exercisability under this Section 13, together with all other payments or benefits contingent on the Change in Control within the meaning of Section 280G of the Code, results in any portion of such payments or benefits not being deductible by the Corporation as a result of the application of Section 280G of the Code, the payments or benefits shall be reduced until the entire amount of the payments or benefits is deductible. The reduction shall be effected from Awards made under this Plan by the exclusion, first, of Awards, or portions thereof, that are not permitted to be valued under Treasury Regulation section 1.280G-1, Q&A 24(c), or any successor provision, and, second, of Awards, or portions thereof, that are permitted to be valued under Treasury Regulation section 1.280G-1, Q&A 24(c).

14. Detrimental Activity.

(a) Any Evidence of Award may provide that if the Board or the Compensation Committee determines a Participant has engaged in any Detrimental Activity, either during service with the Corporation or a Subsidiary or within a specified period after termination of such service, then, promptly upon receiving notice of the Board’s finding, the Participant shall:

(i) forfeit that Award to the extent then held by the Participant;

(ii) in exchange for payment by the Corporation or the Subsidiary of any amount actually paid therefor by the Participant, return to the Corporation or the Subsidiary, all shares of Common Stock that the Participant has not disposed of that had been acquired pursuant to that Award;

(iii) with respect to any shares of Common Stock acquired pursuant to that Award that were disposed of, pay to the Corporation or the Subsidiary, in cash, the difference between:

(A)	any amount actually paid by the Participant, and

(B)	the Market Value Per Share of the shares of Common Stock on the date acquired; and

(iv) pay to the Corporation or the Subsidiary in cash the Spread, with respect to any Option Rights or Appreciation Rights exercised where no shares of Common Stock were retained by the Participant upon such exercise.

(b) To the extent that such amounts are not paid to the Corporation or the Subsidiary, the Corporation may seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Corporation or a Subsidiary to the Participant for any reason, including, without limitation, wages, deferred compensation or vacation pay. To the extent that any set off under this section of the Plan causes the Participant to become subject to taxes under Section 409A of the Code, the responsibility for payment of such taxes lies solely with the Participant.

15. Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board or the Compensation Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Corporation or any Subsidiary outside of the United States of America or who provide services to the Corporation or any Subsidiary under an agreement with a foreign nation or agency, as the Board or the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Compensation Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary of the Board or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Corporation.

16. Transferability.

(a) Except as otherwise determined by the Board or the Compensation Committee pursuant to the provisions of Section 16(c), no Award or dividend equivalents paid with respect to Awards made under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and may be otherwise transferred in a manner that protects the interest of the Corporation as the Board or the Compensation Committee may determine; provided, that if so determined by the Compensation Committee, each Participant may, in a manner established by the Board or the Compensation Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive shares of Common Stock or other property issued upon such exercise.

(b) The Compensation Committee or an Authorized Officer may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

(c) Notwithstanding Section 16(a), the Board or the Compensation Committee may determine that Awards (other than Incentive Stock Options) may be transferable by a Participant, without payment of consideration therefor by the transferee, only to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Corporation and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Board or the Compensation Committee, and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

17. Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of shares of Common Stock, and such Participant fails to make arrangements for the payment of tax, the Corporation shall withhold such shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Corporation an amount required to be withheld under applicable income and employment tax laws, the Committee may in its discretion permit the Participant to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Corporation other shares of Common Stock held by such Participant. In no event shall the Market Value Per Share of the shares of Common Stock to be withheld pursuant to this section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact. Participants shall also make such arrangements as the Corporation may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

18. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder are exempt from Section 409A of the Code or are structured in a manner that would not cause a Participant to be subject to taxes and interest pursuant to Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to become subject to taxation under Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of Participants).

(b) In order to determine for purposes of Section 409A of the Code whether a Participant is employed by a member of the Corporation’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Corporation under Section 414(c) of the Code) and, therefore, whether the shares of Common Stock that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(i) In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Corporation’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3); and

(ii) In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Corporation for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

19. Effective Date and Term of Plan.

(a) This Plan originally became effective as of the Effective Date and, subject to approval by the Company’s stockholders, the amended and restated Plan will become effective as of the

Restatement Effective Date. No grant will be made under this Plan more than ten (10) years after the Restatement Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

(b) Upon the Effective Date, no further grants of awards are permitted under the Predecessor Plans. All awards under the Predecessor Plans that remain outstanding shall be administered and paid in accordance with the provisions of the applicable Predecessor Plan and award agreement.

20. Amendments and Termination.

(a) The Board may at any time and from time to time, to the extent permitted by Section 409A of the Code, amend, suspend or terminate this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the stockholders of the Corporation in order to comply with applicable law or the rules of the New York Stock Exchange or, if the shares of Common Stock are not traded on the New York Stock Exchange, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Termination of this Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

(c) Except in connection with a corporate transaction or event described in Section 12, the Board or the Compensation Committee will not, without the further approval of the stockholders of the Corporation, authorize the amendment of any outstanding Option Right or Appreciation Right to reduce the Option Price or Base Price, respectively. No Option Right or Appreciation Right will be cancelled and replaced with awards having a lower Option Price or Base Price, respectively, or for another award, or for cash without further approval of the stockholders of the Corporation, except in connection with a corporate transaction or event described in Section 12. Furthermore, no Option Right or Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, or grant or sale of Restricted Stock, Restricted Stock Units or other awards pursuant to Section 10 of this Plan, without further approval of the stockholders of the Corporation. This Section 20(c) is intended to prohibit the repricing of “underwater” Option Rights or Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

(d) If permitted by Section 409A of the Code, in case of termination of service by reason of death, Disability or Normal Retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 16 of this Plan, the Compensation Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.

(e) Subject to Section 20(c) hereof, the Compensation Committee may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of such Award under Section 162(m) of the Code. In such case, the Compensation Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Section 12 above, no amendment shall materially impair the rights of any Participant without his or her consent.

21. Substitute Awards for Awards Granted by Other Entities. Substitute Awards may be granted under this Plan for grants or awards held by Employees of a company or entity who become Employees of the Corporation or a Subsidiary as a result of the acquisition, merger or consolidation of the employer company by or with the Corporation or a Subsidiary. Except as otherwise provided by applicable law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by this Plan to such extent as the Compensation Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted.

22. Governing Law. This Plan and all grants and Awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

23. Miscellaneous Provisions.

(a) The Corporation will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board or the Compensation Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor will it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) The Compensation Committee or an Authorized Officer may provide for termination of an Award in the case of termination of employment or service of a Participant or any other reason; provided, however, that all Awards of a Participant will be immediately forfeited and cancelled to the extent the Participant’s employment or service has been terminated for Cause, and the Participant will have no further rights in respect of such Awards.

(e) No Award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Compensation Committee, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(f) Except as required by Section 409A of the Code in connection with a Separation from Service, absence on leave approved by a duly constituted officer of the Corporation or any of its Subsidiaries shall not be considered interruption or termination of service of any Employee for any purposes of this Plan or Awards granted hereunder, except that no Awards may be granted to an Employee while he or she is absent on leave.

(g) Except as specifically provided in Section 9(h), no Participant shall have any rights as a stockholder with respect to any shares of Common Stock subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Corporation.

(h) The Compensation Committee may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

(i) Except with respect to Option Rights and Appreciation Rights, the Compensation Committee may permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of Awards in cash under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Compensation Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

(j) Any Award granted under the terms of this Plan may specify in the Evidence of Award that the Participant is subject to restrictive covenants including, but not limited to, covenants not to compete and covenants not to solicit, unless otherwise determined by the Compensation Committee.

(k) Participants shall provide the Corporation with a completed, written election form setting forth the name and contact information of the person who will have beneficial ownership rights of Awards made to the Participant under this Plan upon the death of the Participant.

(l) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Board or the Compensation Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board or the Compensation Committee, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

(m) Clawback/Recoupment of Awards. All Awards granted under the Plan will be subject to deduction, forfeiture, recoupment or similar requirement in accordance with any clawback policy that may be implemented by the Company from time to time, including such policies that may be implemented after the date an Award is granted, pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, or other agreement or arrangement with a Participant.

SPRINT CORPORATION 6200 SPRINT PARKWAY OVERLAND PARK, KS 66251

SPRINT CORPORATION

YOUR VOTE IS IMPORTANT

Please take a moment now to vote the shares of Sprint Corporation common stock for the Tuesday, November 1, 2016, Annual Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF FOUR WAYS:

1. Vote by Telephone—Please call toll-free at 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on this proxy card.

OR

2. Vote by Internet—Please access www.proxyvote.com or scan the QR Barcode above and follow the on-screen instructions. Have this proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

You may vote by telephone or Internet 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time on October 31, 2016 (October 29, 2016 for shares held through our 401(k) plan). Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you had executed a proxy card.

OR

3. Vote by Mail—Please complete, sign, date and return the proxy card in the envelope provided to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to arrive no later than the closing of the polls on October 31, 2016.

OR

4. During The Meeting - Go to www.virtualshareholdermeeting.com/SprintCorp16

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E13220-P82448-Z68563                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPRINT CORPORATION				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote “FOR” the following proposals:
1.	Election of Directors			☐	☐	☐
Nominees:
	01)	Gordon Bethune	05) Adm. Michael Mullen
	02)	Marcelo Claure	06) Masayoshi Son
	03)	Ronald Fisher	07) Sara Martinez Tucker
	04)	Julius Genachowski
								For	Against	Abstain
2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Sprint Corporation for the year ending March 31, 2017.							☐	☐	☐
3.	Advisory approval of the Company’s named executive officer compensation.							☐	☐	☐
4.	To approve the Company’s Amended and Restated 2015 Omnibus Incentive Plan.							☐	☐	☐
NOTE: The proxy holder(s) will vote in their discretion on any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or other entity, please sign in full corporate or entity name as an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E13221-P82448-Z68563

SPRINT CORPORATION

6200 SPRINT PARKWAY

OVERLAND PARK, KANSAS 66251

ANNUAL MEETING OF STOCKHOLDERS - November 1, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jorge Gracia and Stefan K. Schnopp, and each of them, with full power of substitution, as proxies, to vote all the shares of stock of Sprint Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m. Central time, on November 1, 2016, and any adjournment or postponement thereof, upon the matters set forth, and in their discretion upon such other matters as may properly come before the meeting.

This Proxy, if signed and returned, will be voted as indicated. If this card is signed and returned without indication as to how to vote, the shares will be voted FOR items 1 through 4. Any one of said proxies, or any substitutes, who shall be present and act at the meeting shall have all the powers of said proxies hereunder.

Continued and to be signed on reverse side